                                                                    EXHIBIT 99.3


UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
- - - - - - - - - - - - - - - - - - - - - - x
                                               :
                                               :
                           In re               :
                                               :
PHYCOR, INC., et al.,                          :        Chapter 11
                                               :        Case Nos. 02-40278 (PCB)
                                               :        (Jointly Administered)
                                Debtors.
                                               :
                                               :
- - - - - - - - - - - - - - - - - - - - - - x



                      DISCLOSURE STATEMENT WITH RESPECT TO
                   SECOND AMENDED JOINT REORGANIZATION PLAN OF
                      PHYCOR, INC. AND DEBTOR SUBSIDIARIES



                                         SKADDEN, ARPS, SLATE, MEAGHER
                                           & FLOM LLP
                                         Kayalyn A. Marafioti
                                         Thomas J. Matz
                                         Mark M. Brown
                                         Four Times Square
                                         New York, New York  10036-6522
                                         (212) 735-3000

                                         Attorneys for PhyCor, Inc., et al.




Dated:   New York, New York
         June 6, 2002

                                   DISCLAIMER

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT, INCLUDING THE FOLLOWING SUMMARY, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN, OTHER EXHIBITS ANNEXED TO THE PLAN, AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND RULE 3016(c) OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER APPLICABLE LAW.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS, AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AND MAY NOT BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION, OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE PLAN AND MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. THE DESCRIPTIONS SET FORTH HEREIN OF THE ACTIONS, CONCLUSIONS, OR RECOMMENDATIONS OF THE DEBTOR, THE NOTEHOLDERS' COMMITTEE, OR ANY OTHER PARTY IN INTEREST HAVE BEEN SUBMITTED TO OR APPROVED BY SUCH PARTY, BUT NO SUCH PARTY MAKES ANY REPRESENTATION REGARDING SUCH DESCRIPTIONS.

THIS DISCLOSURE STATEMENT WILL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, NOR WILL IT BE CONSTRUED TO CONSTITUTE CONCLUSIVE ADVICE ON THE TAX, SECURITIES, OR OTHER LEGAL EFFECTS OF THE REORGANIZA TION AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTOR.

                                TABLE OF CONTENTS

                                                                                                               Page
TABLE OF CONTENTS.................................................................................................i

TABLE OF EXHIBITS.................................................................................................v

EXECUTIVE SUMMARY.................................................................................................I
         A.       SUMMARY OF THE PLAN.............................................................................I
         B.       SUMMARY OF POST-CONFIRMATION OPERATIONS........................................................VI

I.  INTRODUCTION..................................................................................................1

II.  THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES.......................................................1
         A.       DEFINITIONS.....................................................................................1
         B.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS.......................................................1
         C.       SOLICITATION PACKAGE............................................................................2
         D.       VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE.................................................2
         E.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION................................3

III.  GENERAL INFORMATION.........................................................................................4
         A.       INTRODUCTION....................................................................................4
         B.       THE DEBTORS' BUSINESSES.........................................................................4
         C.       OUTSTANDING SECURITIES..........................................................................6
                  1.       4.5% Convertible Subordinated Debentures...............................................6
                  2.       Zero Coupon Notes......................................................................6
                  3.       Common Stock...........................................................................6
                  4.       Preferred Stock........................................................................6
                  5.       Warrants, Options, And Rights..........................................................6
         D.       EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASES............................................6
                  1.       Prepetition Developments...............................................................6
                  2.       Covenant And Interest Payment Defaults.................................................7
                  3.       Negotiations With The Noteholders' Committee And Warburg, Pincus;
                           Due Diligence; Releases................................................................7
                  4.       The Pre-negotiated Reorganization Plan.................................................7
                  5.       Shareholder Litigation Claims..........................................................8
                  6.       Delisting Of Common Stock..............................................................8
         E.       PURPOSES AND EFFECTS OF THE PLAN................................................................8

IV.  BUSINESS PLAN FOR REORGANIZED PHYCOR.........................................................................9
         A.       BUSINESS AND OPERATING STRATEGIES OF PHYCOR.....................................................9
                  1.       Overview...............................................................................9
                  2.       Operations.............................................................................9
                           (a)      IPAs And PHOs.................................................................9
                           (b)      Service, Management, And Consulting Agreements...............................11
         B.       RISK FACTORS RELATED TO PHYCOR'S BUSINESS PLAN.................................................12
                  1.       Competition...........................................................................12
                  2.       Regulation............................................................................12
                           (a)      General......................................................................12
                           (b)      HIPAA Privacy And Security Requirements......................................13
                           (c)      Knox-Keene License...........................................................13
                           (d)      Insurance Regulation.........................................................13
                           (e)      Managed Care Plans - Risk Of Loss............................................14
                           (f)      Antitrust Risks..............................................................14
                           (g)      State Legislation............................................................14

                           (h)      Medicare Payment System......................................................14
                           (i)      Medicare Fraud And Abuse And Anti-Referral Provisions........................14
                           (j)      Impact Of Healthcare Regulatory Changes......................................15
                  3.       Payment Structure.....................................................................16
                  4.       Litigation............................................................................16

V.  CORPORATE STRUCTURE AND MANAGEMENT OF PHYCOR.................................................................18
         A.       BOARD OF DIRECTORS OF PHYCOR...................................................................18
         B.       MANAGEMENT OF PHYCOR...........................................................................18
         C.       EMPLOYMENT ARRANGEMENTS........................................................................19
         D.       MANAGEMENT INCENTIVE PLAN......................................................................21

VI.  CERTAIN EVENTS IN THE CHAPTER 11 CASES......................................................................22
         A.       "FIRST-DAY" ORDERS.............................................................................22
         B.       RETENTION OF PROFESSIONALS.....................................................................23

VII.  SUMMARY OF THE PLAN........................................................................................24
         A.       INTRODUCTION...................................................................................24
         B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS...........................................24
                  1.       Unclassified Claims...................................................................25
                           (a)      Administrative Claims (Unimpaired)...........................................25
                           (b)      Priority Tax Claims (Unimpaired).............................................25
                  2.       Unimpaired Classes Of Claims..........................................................25
                           (a)      Class 1:  Other Priority Claims..............................................25
                           (b)      Class 2a:  AmSouth Secured Claim.............................................26
                           (c)      Class 2b:  Other Secured Claims..............................................26
                  3.       Impaired Classes Of Claims And Interests..............................................26
                           (a)      Class 3:  Convenience Claims.................................................26
                           (b)      Class 4:  General Unsecured Claims...........................................27
                           (c)      Class 5:  Preferred Stock Interests..........................................27
                           (d)      Class 6:  Common Stock Interests.............................................27
                           (e)      Class 7:  Shareholder Litigation Claims......................................27
                           (f)      Class 8:  Warrants Interests.................................................27
         C.       OTHER PROVISIONS OF THE PLAN...................................................................28
                  1.       Substantive Consolidation ............................................................28
                           (a)      Consolidation Of The Chapter 11 Cases........................................28
                           (b)      Substantive Consolidation Order..............................................28
                  2.       Continued Corporate Existence.........................................................29
                  3.       Class 4:  Delivery Of 4.5% Convertible Subordinated Debentures By
                           Claimants Who Elect To Reduce Their Claims To $50,000.................................29
                  4.       Cancellation Of Existing Securities And Agreements....................................29
                  5.       Vesting Of Assets.....................................................................30
                  6.       Effectuating Documents; Further Transactions..........................................30
                  7.       Exemption From Certain Transfer Taxes.................................................30
                  8.       Payment Of Statutory Fees.............................................................30
                  9.       Severability Of Plan Provisions.......................................................30
                  10.      Revocation, Withdrawal, Or Non-Consummation...........................................31
                  11.      Plan Supplement.......................................................................31
                  12.      Indemnification Obligations...........................................................31
                  13.      Term Of Injunctions Or Stays..........................................................31
                  14.      Governing Law.........................................................................32
                  15.      Distributions Under The Plan..........................................................32
                           (a)      General......................................................................32
                           (b)      Delivery Of 4.5% Convertible Subordinated Debentures By
                                    Claimants Who Elect To Reduce Their Claims To $50,000........................32

                           (c)      Record Date For Distributions................................................32
                           (d)      Calculation Of Distribution Amounts Of New Common Stock......................33
                           (e)      Delivery Of Distributions And Undeliverable Or Unclaimed
                                    Distributions................................................................34
                           (f)      Fractional Dollars; De Minimis Distributions.................................34
                  16.      Resolution And Treatment Of Disputed, Contingent, And Unliquidated
                           Claims................................................................................34
                           (a)      Objection Deadline; Prosecution Of Objections................................34
                           (b)      No Distributions Pending Allowance...........................................35
                           (c)      Disputed Claims Reserve......................................................35
                           (d)      Distributions After Allowance................................................35
                  17.      Surrender Of Cancelled Debt Instruments Or Securities.................................35
                  18.      Treatment Of Executory Contracts And Unexpired Leases.................................36
                           (a)      Rejected Contracts And Leases; Related Payments..............................36
                           (b)      Rejected Contracts And Leases; Bar To Rejection Damages......................36
                           (c)      Compensation And Benefit Programs............................................37
                  19.      Retention Of Exclusive Jurisdiction By The Bankruptcy Court...........................37
                  20.      Bar Dates.............................................................................37
                           (a)      Administrative Claims........................................................37
                           (b)      Professional Fee Claims......................................................37
                           (c)      Other Claims.................................................................38
                  21.      Miscellaneous.........................................................................38
                           (a)      Interest On Claims...........................................................38
                           (b)      Preservation Of Rights Of Action; Settlement Of Claims.......................38
                           (c)      Withholding And Reporting Requirements.......................................39
         D.       CONFIRMATION OF THE PLAN.......................................................................39
                  1.       Confirmation Hearing..................................................................39
                  2.       Requirements For Confirmation Of The Plan.............................................39
                  3.       Confirmation Without Acceptance Of All Impaired Classes -
                           "Cramdown"............................................................................40
                  4.       Conditions To Confirmation And Consummation...........................................41
                           (a)      Conditions To Confirmation...................................................41
                           (b)      Conditions To Consummation...................................................43
         E.       EFFECTS OF CONSUMMATION........................................................................43
                  1.       Binding Effect........................................................................43
                  2.       Discharge Of The Debtors..............................................................43
                  3.       Injunction............................................................................44
                  4.       Debtor Releases.......................................................................44
                  5.       Other Releases........................................................................44
                  6.       Creditors' Committee..................................................................45

VIII.  TREATMENT OF EMPLOYEES DURING THE CHAPTER 11 CASES........................................................45

IX.  FINANCING DURING AND AFTER THE CHAPTER 11 CASES.............................................................45
         A.       DIVIDENDS AND INTERCOMPANY ADVANCES............................................................45

X.  CERTAIN FACTORS TO BE CONSIDERED.............................................................................45
         A.       MAINTENANCE OF OPERATIONS AND POSTPETITION FINANCING...........................................45
         B.       CERTAIN BANKRUPTCY CONSIDERATIONS..............................................................45
                  1.       Effect On Non-Filing Subsidiaries Or Affiliates.......................................45
                  2.       Failure To Confirm The Plan...........................................................46
                  3.       Failure To Consummate The Plan........................................................46
         C.       CERTAIN TAX CONSIDERATIONS.....................................................................46
         D.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS..................................................46
         E.       DIVIDENDS......................................................................................46
         F.       COMPETITION....................................................................................46

XI.  SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN.........................................................47
         A.       DESCRIPTION OF SECURITIES TO BE ISSUED.........................................................47
                  1.       New Common Stock .....................................................................47
                  2.       Management Incentive Options..........................................................47
         B.       RESALE OF SECURITIES OF REORGANIZED PHYCOR ....................................................48
                  1.       Registration Of New Common Stock......................................................48
                  2.       Lack Of Established Market For New Securities.........................................49

XII.  CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN..........................................49
         A.       FEDERAL INCOME TAX CONSEQUENCES TO PHYCOR......................................................50
                  1.       Cancellation Of Indebtedness Income...................................................50
                  2.       Deductions Of Accrued Interest And Original Issue Discount By
                           Reorganized PhyCor....................................................................50
                  3.       Limitations On NOLs And Other Tax Attributes..........................................50
                  4.       Alternative Minimum Tax...............................................................53
         B.       FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS.............................53
                  1.       Class 1 Other Priority Claims, Class 2a AmSouth Secured Claim, Class 2b
                           Other Secured Claims, And Class 3 Convenience Claims..................................53
                  2.       Class 4 General Unsecured Claims......................................................53
                           (a)      Treatment Of Class 4 General Unsecured Claims That Constitute
                                    Tax Securities...............................................................53
                           (b)      Treatment Of Other Class 4 General Unsecured Claims..........................54
                  3.       Class 5 Preferred Stock Interests, Class 6 Common Stock Interests, Class
                           7 Shareholder Litigation Claims, And Class 8 Warrants Interests.......................54
                  4.       Treatment Of Accrued Interest.........................................................54

XIII.  FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST..........................................55
         A.       FEASIBILITY OF THE PLAN........................................................................55
         B.       BEST INTERESTS TEST............................................................................56
         C.       LIQUIDATION ANALYSIS...........................................................................57
         D.       VALUATION OF REORGANIZED PHYCOR................................................................57

XIV.  ALTERNATIVES TO CONFIRMATION AND
         CONSUMMATION OF THE PLAN................................................................................59
         A.       ALTERNATIVE PLAN...............................................................................59
         B.       LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11......................................................59

XV.  SOLICITATION; VOTING PROCEDURES.............................................................................60
         A.       FIDUCIARIES AND OTHER REPRESENTATIVES..........................................................61
         B.       PARTIES IN INTEREST ENTITLED TO VOTE...........................................................61
         C.       CLASSES IMPAIRED UNDER THE PLAN................................................................61

XVI.  FINANCIAL ADVISORS; INFORMATION AND CLAIMS AGENTS; FEES AND EXPENSES.......................................62
         A.       JEFFERIES & COMPANY, INC.......................................................................62
         B.       KPMG LLP.......................................................................................62
         C.       NOTEHOLDERS' COMMITTEE AND WARBURG, PINCUS.....................................................62
         D.       MACKENZIE PARTNERS, INC........................................................................62
         E.       POORMAN-DOUGLAS CORPORATION....................................................................63

RECOMMENDATION AND CONCLUSION....................................................................................64

                                TABLE OF EXHIBITS


Exhibit A         Amended Joint Reorganization Plan Of PhyCor, Inc.
                  And Debtor Subsidiaries

Exhibit B         Financial Projections

Exhibit C         Form 10-K For The Fiscal Year Ended December 31, 2001

Exhibit D         Form 10-Q For The Quarterly Period Ended March 31, 2002

Exhibit E         Liquidation Analysis

Exhibit F         Reorganization Valuation Analysis

                                EXECUTIVE SUMMARY

         PhyCor, Inc. ("PhyCor" or the "Company") and certain of its Subsidiaries, debtors and debtors-in-possession (collectively, the "Debtors") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code on January 31, 2002. On that date, the Debtors also filed their joint plan of reorganization (as and to the extent subsequently amended, the "Plan"), which sets forth the manner in which Claims against and Interests in the Debtors will be treated following the Debtors' emergence from Chapter 11. This Disclosure Statement describes certain aspects of the Plan, the Debtors' business operations, significant events occurring in their Chapter 11 Cases, and related matters. This Executive Summary is intended solely as a summary of the distribution provisions of the Plan and certain matters related to the Debtors' businesses. FOR A COMPLETE UNDERSTANDING OF THE PLAN, YOU SHOULD READ THE DISCLOSURE STATEMENT, THE PLAN, AND THE EXHIBITS THERETO IN THEIR ENTIRETY. Capitalized terms used in this Executive Summary and not otherwise defined herein have the meanings ascribed to them in the Disclosure Statement and the Plan or the Bankruptcy Code.

A.       SUMMARY OF THE PLAN

         Under the Plan, Claims against and Interests in the Debtors are divided into Classes. Certain unclassified Claims, including Administrative Claims and Priority Tax Claims, will receive payment in Cash either on the Distribution Date, as such Claims are liquidated, or in installments over time, as permitted by the Bankruptcy Code, or as agreed with the holders of such Claims. All other Claims and all Interests are classified into eight Classes and will receive the distributions and recoveries (if any) described in the table below.

         The table below summarizes the classification and treatment of the principal prepetition Claims and Interests under the Plan. The classification and treatment for all Classes are described in more detail under the section of the Disclosure Statement entitled "Summary of the Plan - Certain Matters Regarding Classification and Treatment of Claims and Interests." Estimated Claim amounts are based upon the Debtors' books and records as of January 31, 2002. There can be no assurance that the estimated amounts below are correct, and actual Claim amounts may be significantly different from the estimates. This summary is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A.

         THE DEBTORS STRONGLY URGE ACCEPTANCE OF THE PLAN. THE DEBTORS NEGOTI ATED THE PRINCIPAL TERMS OF THE PLAN WITH AN INFORMAL COMMITTEE OF UNAFFILIATED NOTEHOLDERS (THE "NOTEHOLDERS' COMMITTEE") OF PHYCOR'S 4.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE FEBRUARY 15, 2003 AND WITH WARBURG, PINCUS EQUITY PARTNERS L.P. AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, "WARBURG, PINCUS"), HOLDERS OF THE COMPANY'S SERIES A ZERO COUPON CONVERTIBLE SUBORDINATED NOTES, DUE SEPTEMBER 3, 2014.


         THE PLAN HAS THE SUPPORT OF THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND THE DEBTORS STRONGLY RECOMMEND THAT ALL CREDITORS VOTE TO ACCEPT THE PLAN.



                                        I

                 SUMMARY TREATMENT OF CLAIMS AND INTERESTS UNDER
                 SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                      PHYCOR, INC. AND DEBTOR SUBSIDIARIES


Class Description                                                     Treatment Under The Plan
Administrative Claims                           Unclassified - Subject to the requirements of Article XV.A of the
Estimated Amount:   $5,030,000                  Plan, each holder of an Allowed Administrative Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, receive (i) Cash equal to the unpaid portion of such Allowed Administrative Claim or (ii) such other treatment as to which the Debtors or
                                                Reorganized PhyCor and such holder have agreed upon in writing, except that Allowed Administrative Claims with respect to
                                                liabilities incurred by the Debtors in the ordinary course of business during the Chap ter 11 Cases will be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                                                Estimated Recovery - 100%


                                       II

Priority Tax Claims                             Unclassified - In the sole discretion of the Debtors or Reorganized
Estimated Amount:   $40,000                     PhyCor, either (i) each Allowed Priority Tax Claim will remain unaltered with respect to all the legal, equitable, and
                                                contractual rights to which such Allowed Priority Tax Claim entitles the holder thereof, (ii) each holder of an Allowed
                                                Priority Tax Claim will, in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim, receive (A) Cash equal to the amount of such Allowed Priority Tax
                                                Claim, (B) Cash pay ments over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim as provided in section 1129(a)(9)(C) of the Bankruptcy Code, plus interest on the unpaid portion thereof at the Case Interest Rate, or (iii) such other treatment as to which the Debtors or
                                                Reorganized PhyCor and such holder will have agreed upon in writing, except that any Claim or demand for payment of a penalty
                                                (other than a penalty of the type specified in section
                                                507(a)(8)(G) of the Bankruptcy Code) will be disallowed pursuant to the Plan, and the holder of an Allowed Priority Tax Claim will not assess or attempt to collect such penalty from the Debtors, their Estates, Reorganized PhyCor, or their property.

                                                Estimated Recovery - 100%
Class 1- Other Priority Claims                  Unimpaired - Each holder of an Allowed Other Priority Claim
Estimated Amount:   Zero                        will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, in the sole discretion of the Debtors or Reorganized PhyCor, receive (i) Cash in an amount equal to such Allowed Other Priority Claim or (ii)
                                                such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing.

                                                Estimated Recovery - 100%
Class 2a - AmSouth Secured Claim                Unimpaired - Class 2a consists of the AmSouth Secured Claim.
Estimated Amount:  $1,750,000                   The holder of the AmSouth Secured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such
                                                Allowed AmSouth Secured Claim, in the sole discretion of the
                                                Debtors or Reorganized PhyCor, (i) receive Cash in an amount equal to such Allowed AmSouth Secured Claim, (ii) upon aban donment by
                                                Reorganized PhyCor, receive the collateral securing such holder's
                                                Allowed AmSouth Secured Claim, plus any interest, in Cash, required to be paid under section 506(b) of the Bank ruptcy Code,
                                                (iii) have its Allowed AmSouth Secured Claim Reinstated, or (iv)
                                                receive such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing.

                                                Estimated Recovery -  100%


                                       III

Class 2b - Other Secured Claims                 Unimpaired - Class 2b consists of all Secured Claims, other than
Estimated Amount:  Zero                         the AmSouth Secured Claim.  Each holder of  an Allowed Other
                                                Secured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Secured Claim, in the sole discretion of the Debtors or Reorganized PhyCor, (i)
                                                receive Cash in an amount equal to such Allowed Other Secured
                                                Claim, (ii) upon abandonment by Reorganized PhyCor, receive the collateral securing such holder's Allowed Other Secured Claim, plus any interest, in Cash, required to be paid under section
                                                506(b) of the Bankruptcy Code, (iii) have its Allowed Other
                                                Secured Claim Reinstated, or (iv) receive such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing.

                                                Estimated Recovery - 100%

Class 3 - Convenience Claims                    Impaired - Class 3 consists of all Claims that would otherwise be
Estimated Amount: $11,277,000                   classified as a Class 4 General Unsecured Claim that are (a)
                                                $50,000 or less or (b) more than $50,000 if the holder has prop erly elected, on a timely cast Ballot, to accept the distribution set out below for a Class 3 Convenience Claim in full
                                                satisfaction, discharge, and release of such Claim. Each holder of an Allowed Convenience Claim will, in full satisfaction,
                                                settlement, and re lease of and in exchange for such Allowed
                                                Convenience Claim, receive Cash equal to 12.2% of the amount of such Allowed Convenience Claim.

                                                Estimated Recovery - 12.2%




                                       IV

Class 4 - General Unsecured Claims              Impaired - Class 4 consists of all Claims that are not an Adminis
Estimated Amount:   $369,623,000                trative Claim, Priority Tax Claim, Other Priority Claim, AmSouth
                                                Secured Claim, Other Secured Claim, Convenience Claim, or
                                                Shareholder Litigation Claim. Class 4 Claims include claims in an amount exceeding $50,000 based on PhyCor's 4.5% Convertible
                                                Subordinated Debentures. (The aggregate amount outstanding under the 4.5% Convertible Subordinated Debentures as of Janu ary 31,
                                                2002 was $209.7 million, including accrued interest. The accreted amount of the Zero Coupon Notes was $117.2 million as of January
                                                31, 2002.) Each holder of an Allowed General Unse cured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed General Unsecured Claim receive its pro rata share of 5.8 million shares of the New Common Stock of Reorganized PhyCor, such number being equivalent to 96.5% of the outstanding shares of New Common Stock of Reorganized PhyCor.
                                                The holder of an Allowed Class 4 General Unsecured Claim that properly elects to reduce the amount of its Allowed Claim will be deemed to be the holder of an Allowed Class 3 Convenience Claim for classification, voting, and all other purposes under the Plan.


                                                Estimated Recovery:   12.2%
Class 5 - Preferred Stock Interests             Impaired - Class 5 consists of all Interests arising from or under the Preferred Stock of PhyCor.  On the Consummation Date, the
                                                Preferred Stock Interests will be cancelled.  Each holder of a Class
                                                5 Preferred Stock Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interest.  PhyCor believes that there are no holders of Class 5
                                                Preferred Stock Interests.

Class 6 - Common Stock Interests                Impaired - Class 6 consists of all Interests arising from or under the outstanding common stock of PhyCor, authorized as of the
                                                Petition Date.  On the Consummation Date, the Common Stock
                                                Interests will be cancelled.  Each holder of a Class 6 Common
                                                Stock Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interest.

Class 7 - Shareholder Litigation Claims         Impaired - Class 7 consists of all claims based on the purported securities class actions originally filed in state and federal courts in Tennessee and New York in 1998 and 1999 against PhyCor and certain of its current and former officers and directors.  Each holder of a Class 7 Shareholder Litigation Claim will not be entitled to, and will not receive or retain, any property of PhyCor or interest in property of PhyCor on account of such Claim, which will be discharged on the Consummation Date.

Class 8 - Warrants Interests                    Impaired -  Class 8 consists of all Interests arising from or under the Warrants.  On the Consummation Date, the Warrants Interests
                                                will be cancelled.  Each holder of a Class 8 Warrants Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests.

         After careful review of the Debtors' current business operations, estimated recoveries in a liquidation scenario, and prospects as an ongoing business, the Debtors have concluded that the recovery to creditors will be maximized by Reorganized PhyCor's continued operation as a going concern. The Debtors believe that the businesses and assets of PhyCor and its subsidiaries have significant value that would not be realized in the liquidation of the Debtors, either in whole or in substantial part. According to the liquidation analysis prepared by the Debtors with their financial advisors, Reorganized PhyCor is worth considerably more to the Debtors' Creditors in general as a going concern.


                                        V

B.       SUMMARY OF POST-CONFIRMATION OPERATIONS

         Attached hereto as Exhibit B are Financial Projections which project the financial performance of Reorganized PhyCor, on a consolidated basis with its Subsidiaries, through December 31, 2004. These projections are based upon the current business plan for Reorganized PhyCor and upon assumptions made and information available as of May 31, 2002.


                                       VI

                                 I. INTRODUCTION

         PhyCor, and certain of its Subsidiaries, debtors and debtors-in-possession, hereby transmit this disclosure statement (the "Disclosure Statement") pursuant to section 1125 of the Bankruptcy Code, for use in the solicitation of votes on their joint plan of reorganization, filed with the United States Bankruptcy Court for the Southern District of New York, on January 31, 2002, as it was and may be further amended from time to time in accordance with its terms and in accordance with 11 U.S.C. ss. 1127 (the "Plan"). A copy of the Plan is attached to this Disclosure Statement as Exhibit A.

         This Disclosure Statement sets forth certain information regarding the Debtors' prepetition history, the nature of their Chapter 11 Cases, and the anticipated organization and operations of Reorganized PhyCor. This Disclosure Statement also describes the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims in Impaired Classes must follow for their votes to be counted.

         FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISK AND OTHER FACTORS PERTAINING TO THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTOR, PLEASE SEE "SUMMARY OF THE PLAN" AND "CERTAIN FACTORS TO BE CONSIDERED."

         THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, CERTAIN STATUTORY PROVISIONS, CERTAIN DOCUMENTS RELATED TO THE PLAN, CERTAIN EVENTS IN THE CHAPTER 11 CASES, AND CERTAIN FINANCIAL INFORMATION. ALTHOUGH THE DEBTORS BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS' MANAGE MENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE DEBTORS ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

         NOTHING CONTAINED HEREIN WILL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

           II. THE BANKRUPTCY PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.       DEFINITIONS

         Unless otherwise defined elsewhere in this Disclosure Statement, capitalized terms used herein have the meanings ascribed to them in the Plan or the Bankruptcy Code.

B.       NOTICE TO HOLDERS OF CLAIMS AND INTERESTS

         This Disclosure Statement is being transmitted to certain holders of Claims against and Interests in PhyCor and the other Debtors. The purpose of this Disclosure Statement is to provide adequate information to enable you, as the holder of a Claim against the Debtors, to make a reasonably informed decision with respect to the Plan prior to exercising your right to vote to accept or reject the Plan.

         On June 6, 2002, the Bankruptcy Court approved this Disclosure Statement as containing information of a kind and in sufficient detail adequate to enable the holders of Claims against the Debtors to make an informed judgment with respect to acceptance or rejection of the Plan. THE BANKRUPTCY COURT'S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTY OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

         ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS EXHIBITS CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN. This Disclosure Statement contains important information about the Plan and considerations pertinent to acceptance or rejection of the Plan, and developments concerning the Chapter 11 Cases.

         THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES ON THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein.

         CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS, AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL, FUTURE RESULTS.

         Except with respect to the projections set forth in Exhibit B attached hereto (the "Financial Projections") and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. Neither the Debtors nor Reorganized PhyCor intend to update the Projections. Accordingly, the Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. The delivery of this Disclosure Statement will not under any circumstances imply that the information herein is correct or complete as of any time subsequent to the date hereof.

C.       SOLICITATION PACKAGE

         Accompanying this Disclosure Statement are copies of (i) the Plan, (ii) the notice of, among other things, the time for submitting Ballots to accept or reject the Plan, the date, time, and place of the hearing to consider the confirmation of the Plan and related matters, and the time for filing objections to the confirmation of the Plan (the "Confirmation Hearing Notice"), (iii) if applicable, one or more Ballots (and return envelopes) that you may use in voting to accept or to reject the Plan, and (iv) a letter from the Creditors' Committee recommending that creditors vote to accept the Plan. If you did not receive a Ballot in your package and believe that you should have, please contact the Solicitation Agent at the address or telephone number set forth in the next subsection.

D.       VOTING PROCEDURES, BALLOTS, AND VOTING DEADLINE

         After carefully reviewing the Plan, this Disclosure Statement, the detailed instructions accompanying your Ballot, and the letter from the Creditors' Committee, please indicate your acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot. Please complete and sign your original Ballot (copies will not be accepted) and return it in the envelope provided.

         Each Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, you must use only the coded Ballot or Ballots sent to you with this Disclosure Statement.

         FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE BALLOT AND RECEIVED NO LATER THAN JULY 15, 2002, AT 5:00 P.M. EASTERN TIME (THE "VOTING DEADLINE") BY MACKENZIE PARTNERS, INC. (THE "INFORMATION AGENT").

         To accurately record the Class 4 claimants holding in excess of $50,000 (including unpaid interest accrued through January 31, 2002) of PhyCor's 4.5% Convertible Subordinated Debentures who properly elect to reduce their claims to $50,000 and therefore receive distributions of Cash as Class 3 claimants, such claimants are required to (i) vote on the Plan using the Class 4 Ballot and (ii) deliver the 4.5% Convertible Subordinated Debenture certificate(s) to

SunTrust Bank, the Indenture Trustee at the following address by 5:00 p.m. on the Voting Deadline. AS OF JANUARY 31, 2002, THE ACCRUED INTEREST FOR EACH $1,000 PRINCIPAL AMOUNT OF 4.5% CONVERTIBLE SUBORDINATED DEBENTURES IS $67.19. IF THE PRINCIPAL PORTION OF YOUR 4.5% CONVERTIBLE SUBORDINATED DEBENTURE CLAIM IS $47,000 OR MORE, THEN PRINCIPAL PLUS ACCRUED INTEREST WILL EXCEED $50,000 AND YOU WILL NEED TO ELECT TO REDUCE YOUR TOTAL CLAIM TO $50,000 IF YOU WANT TO RECEIVE A DISTRIBUTION IN CASH.

                  SunTrust Bank
                  Attn:  Faye McQuiston
                  424 Church Street, 6th Floor
                  Nashville, Tennessee 37219
                  Telephone: (615) 748-4559

         Only Class 4 claimants holding in excess of $50,000 (including accrued and unpaid interest as set forth above) of PhyCor's 4.5% Convertible Subordinated Debentures who properly elect to reduce their claims to $50,000 and therefore receive distributions as Class 3 claimants are to deliver their 4.5% Convertible Subordinated Debenture certificate(s) to the Indenture Trustee by 5:00 p.m. on the Voting Deadline. All other holders of PhyCor's 4.5% Convertible Subordinated Debentures are requested not to deliver their certificates at this time. Instructions for delivering such certificates will be provided shortly after Confirmation.

         If you have any questions about the procedure for voting your Claim or with respect to the packet of materials that you have received, please contact the Information Agent:

                  MacKenzie Partners, Inc.
                  105 Madison Avenue, 14th Floor
                  New York, New York 10016-7418
                  Telephone:  (212) 929-5500
                              (800) 322-2885

         If you wish to obtain, at your own expense unless otherwise specifically required by Fed. R. Bank. P. 3017(d), an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Solicitation Agent or log on to the Bankruptcy Court's website at http://www.nysb.uscourts.gov. A password is needed to gain access to case files. Details on how to obtain a password are available on the Bankruptcy Court's website.

         If you have any questions about the amount of your Claim, please contact the Claims Agent:

                  Poorman-Douglas Corporation
                  10300 SW Allen Boulevard
                  Beaverton, Oregon 97005
                  Telephone:  (877) 869-6372

E.       CONFIRMATION HEARING AND DEADLINE FOR OBJECTIONS TO CONFIRMATION

         Pursuant to section 1128 of the Bankruptcy Code and Fed. R. Bank. P. 3017(c), the Bankruptcy Court has scheduled a hearing on confirmation of the Plan (the "Confirmation Hearing") to commence on July 18, 2002 at 3:00 p.m. Eastern Time, or as soon thereafter as counsel may be heard, before the Honorable Prudence Carter Beatty, United States Bankruptcy Judge, in the United States Bankruptcy Court, Southern District of New York, One Bowling Green, New York, New York 10004. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan must be filed with the clerk of the Bankruptcy Court and served so that they are RECEIVED on or before July 12, 2002 at 5:00 p.m. Eastern Time by:

         Counsel for the Debtors:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036-6522
                  Att'n:  Kayalyn A. Marafioti, Esq.

         United States Trustee:

                  The Office of the United States Trustee
                  Southern District of New York
                  33 Whitehall Street
                  21st Floor
                  New York, New York 10004
                  Att'n:  Paul K. Schwartzberg, Esq.

         Counsel for the Creditors' Committee:

                  Milbank, Tweed, Hadley & McCloy LLP
                  601 S. Figueroa Street, 30th Floor
                  Los Angeles, California 90017
                  Att'n:  Robert J. Moore, Esq.
                          Fred Neufeld, Esq.

         Counsel for Warburg, Pincus:

                  Willkie Farr & Gallagher
                  The Equitable Center
                  787 Seventh Avenue
                  New York, New York 10019
                  Att'n:  Michael J. Kelly, Esq.

         The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

         IN THE DEBTORS' VIEW, THE TREATMENT OF HOLDERS OF CLAIMS IN THE IMPAIRED CLASSES ELIGIBLE TO VOTE CONTEMPLATES A GREATER POTENTIAL RECOVERY FOR SUCH HOLDERS THAN WOULD BE AVAILABLE IN A LIQUIDATION. ACCORDINGLY, THE DEBTORS BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF HOLDERS OF CLAIMS IN SUCH CLASSES AND RECOMMENDS THAT ALL HOLDERS OF CLAIMS IN THE IMPAIRED CLASSES ENTITLED TO DO SO VOTE TO ACCEPT THE PLAN.

                            III. GENERAL INFORMATION

A.       INTRODUCTION

         The primary purpose of the Plan is to realign the Debtors' capital structure to enable PhyCor's current operations to continue and allow its future operating prospects to materialize. At this time, funds available to the Debtors are insufficient to meet their debt service requirements. Confirmation of the Plan would significantly reduce the principal amount of the Debtors' outstanding indebtedness by converting substantially all of that indebtedness into New Common Stock. By offering the holders of the Debtors' unsecured claims 96.5% of the equity of Reorganized PhyCor on a post- restructuring basis, these Creditors will participate in the long term growth and appreciation of the Debtors' business, which is expected to be enhanced by the significant reduction of the Debtors' debt service obligations and the business plan described in more detail below.

B.       THE DEBTORS' BUSINESSES

         PhyCor and its subsidiaries comprise a medical network management company that develops and manages independent practice associations of physicians ("IPAs"), manages physician hospital organizations ("PHOs"), provides contract management services to physician networks owned by health systems, and provides consulting services to independent medical organizations. Historically, the Company through certain of its subsidiaries also acquired assets of and managed multi-specialty medical clinics (each, a "Clinic," and collectively, the "Clinics") and provided healthcare decision-support services through a subsidiary that was sold in May 2001. At its peak, the Company managed 61 Clinics, managed IPAs with more than 26,000 physician members in 36 markets, and provided healthcare decision-support services to approximately four million members.

         As of June 30, 2001, PhyCor had completed the process of selling the assets of its Clinics back to the related physician groups (in certain instances, the related physician groups dissolved themselves and did not buy back Clinic assets from PhyCor) and had sold CareWise, Inc., its healthcare decision-support subsidiary. For the year ended December 31, 2001, the Company's revenue was approximately $298.3 million, and it recorded a net loss of approximately $35.8 million. For the three months ended March 31, 2002, the Company's revenue was approximately $73.0 million and net loss was approximately $1.9 million. Current liabilities exceeded current assets by $341.8 million at December 31, 2001. At March 31, 2002, current liabilities, including liabilities subject to compromise under the Plan, exceeded current assets by $354.1 million.

         Principal Debt Obligations. In February 1996, PhyCor issued $200 million aggregate principal amount of its 4.5% Convertible Subordinated Debentures due February 15, 2003. These debentures were subordinate to the Citicorp Facility (as hereinafter defined). On December 31, 2001, the Citicorp Facility terminated. See "Prior Bank Debt" below. The proceeds from the issuance of the 4.5% Convertible Subordinated Debentures were used to repay bank debt and to finance growth and working capital needs of the Company. The aggregate amount outstanding under the 4.5% Convertible Subordinated Debentures as of January 31, 2002 was $209.7 million, including accrued interest.

         On September 3, 1999, PhyCor issued to Warburg, Pincus, $100 million aggregate principal amount of its Series A Zero Coupon Convertible Subordinated Notes due September 3, 2014. These debentures were subordinate to the Citicorp Facility (as hereinafter defined). The Zero Coupon Notes accrete to a maturity value of approximately $266.4 million. The net proceeds of the Zero Coupon Notes, approximately $92.5 million, were used to repay indebtedness outstanding under the Citicorp Facility (as defined below). The accreted amount of the Zero Coupon Notes as of January 31, 2002 was $117.2 million.

         Prior Bank Debt. Commencing in February 1990, the Company entered into a series of credit facilities (collectively, the "Citicorp Facility") guaranteed by most of PhyCor's subsidiaries. PhyCor used funds available under the Citicorp Facility primarily for acquisitions, working capital, capital expenditures, and general corporate purposes.

         The Citicorp Facility was amended several times. In April 1998, the credit limit under the Citicorp Facility reached $500 million, with an additional $25 million available to fund letters of credit. In January 2000, the Citicorp Facility was collateralized by a lien upon the stock of most of the Company's subsidiaries and certain real and personal property, and was amended to provide for a $355 million revolving line of credit. Also at that time, the banks required that proceeds from sales of PhyCor's assets be used to repay indebtedness under the Citicorp Facility. Finally, as of August 25, 2000, the Citicorp Facility was amended to provide for the conversion of outstanding balances to a term loan and a $25 million revolving loan. This amendment also required cash collateralization of outstanding letters of credit.

         During the first quarter of 2001, all borrowings under the Citicorp Facility were repaid. By the close of the second quarter of 2001, all outstanding letters of credit had been fully collateralized with cash. As of December 31, 2001, the date on which the Citicorp Facility terminated, all letters of credit issued under the Citicorp Facility had been terminated and replaced with letters of credit issued under the AmSouth Facility (as hereinafter defined).

         As of October 9, 2001, the Company entered into a one-year credit agreement with AmSouth Bank (the "AmSouth Facility") which provides for the issuance of letters of credit up to an aggregate of $2.65 million to replace those outstanding under the Citicorp Facility. Letters of credit aggregating $1.75 million are currently outstanding under the AmSouth Facility and are collateralized with cash. Any replacement letters of credit issued by AmSouth Bank will also be cash collateralized.

C.       OUTSTANDING SECURITIES

         1.       4.5% Convertible Subordinated Debentures

         As previously noted, in February 15, 1996, PhyCor issued and sold $200 million aggregate principal amount of its 4.5% Convertible Subordinated Debentures due February 15, 2003. PhyCor did not make semi-annual interest payments due on February 15 and August 15, 2001 on the 4.5% Convertible Subordinated Debentures. As of January 31, 2002, $196.5 million in principal amount of the 4.5% Convertible Subordinated Debentures and $13.2 million in accrued and default interest was outstanding.

         2.       Zero Coupon Notes

         On September 3, 1999, PhyCor issued to Warburg, Pincus $100 million aggregate principal amount of its Zero Coupon Notes due September 13, 2013. The Zero Coupon Notes accrete to a maturity value of approximately $266.4 million. As of January 31, 2002, the accreted amount of Zero Coupon Notes was $117.2 million.

         3.       Common Stock

         Commencing January 22, 1992, PhyCor's common stock was listed on the Nasdaq Stock Market, Inc. ("Nasdaq"). Currently, there are 73,234,105 shares of PhyCor common stock issued and outstanding. Effective August 25, 2000, Nasdaq delisted the common stock in light of PhyCor's failure to satisfy certain minimum listing requirements. See "Events Leading To The Filing Of The Chapter 11 Cases - Delisting Of Common Stock."

         4.       Preferred Stock

         PhyCor's Preferred Stock consists of 10,000,000 no par value shares, authorized but not issued as of the Petition Date.

         5.       Warrants, Options, And Rights

         Historically, the Company issued warrants in connection with certain transactions and as partial compensation for services. As of April 1, 2002, warrants to purchase 348,000 shares of common stock remained outstanding at an exercise price of $15.40 per share. In addition, the Company granted options to purchase common stock to its employees and directors as part of their compensation packages. As of April 1, 2002, 2,506,000 options remained outstanding to directors and employees. All existing warrants, options, rights to purchase preferred stock, and all authorized common stock will be cancelled in connection with the Plan.

D.       EVENTS LEADING TO THE FILING OF THE CHAPTER 11 CASES

         1.       Prepetition Developments

         During 1998, the Company began experiencing challenges that were plaguing much of the physician practice management industry sector. Among other things, the financial markets appeared not to understand the risks and challenges associated with medical group operations and abandoned the relatively young industry sector. In addition, physician groups were unable or unwilling to make changes necessitated by reduced healthcare spending, which resulted in lower reimbursement for physician services. In the face of downward pressure on physician incomes, it became difficult to define and communicate to the Company's affiliated physician groups the value that PhyCor was contributing to their practices. Moreover, physicians began to question the benefits of practicing in a multi-specialty group as opposed to other physician practice models. Some physicians left their groups or threatened to leave. As physicians lost confidence in PhyCor and the entire practice management industry, their desire and efforts to extricate themselves from their relationship with PhyCor increased. Over time, as these pressures intensified, PhyCor realized that to avoid further deterioration of the physician groups and PhyCor's investment in the Clinics and to avoid prolonged and costly litigation of issues relating to PhyCor's contractual relations with the groups, it would be wise, when possible, to offer the groups a chance to buy back from PhyCor the Clinic assets.

         PhyCor terminated its relationship with eight physician groups in 1998, 18 groups in 1999, 34 groups in 2000, and six groups in 2001. Because the value of the Clinic assets and stability of the physician groups varied significantly, the price and terms of PhyCor's resale of assets to and termination of its relationship with the groups also varied. The Company realized aggregate cash proceeds of $400.3 million from these sales, which were primarily used to repay indebtedness under the Citicorp Facility and to cash collateralize outstanding letters of credit. The Company also collected $28.9 million in respect of promissory notes received from these sales. Remaining contractual rights and notes receivable from these sales have an aggregate book value of $14.7 million as of March 31, 2002 and mature on various dates through 2009.

         The general industry trends affecting the Company's Clinic business were also detrimental to the IPAs it managed. The IPAs were at financial risk when the costs of providing medical services exceeded the capitated payments received from payors. Some IPAs were also vulnerable to liability for hospital care charges. PhyCor subsidiaries were compensated for managing the IPAs through base management fees plus participations in any IPA surplus that might result from an excess of payor payments over actual care costs. The Company's surplus participation, if any, was often predicated on its agreement to fund IPA deficits and/or to issue letters of credit to secure IPA obligations to payors. Healthcare reimbursement for commercial and senior risk programs became insufficient to cover rising costs of care, thus causing financial difficulties for the IPA industry. These difficulties often triggered the Company's deficit funding obligation and prevented payment of base management fees, reduced surplus, if any, and created financial and operational problems. As a result, the Company withdrew from many IPA markets.

         2.       Covenant And Interest Payment Defaults

         For the reasons set forth above, physician groups became unwilling or unable to honor their financial commitments to PhyCor, the IPA business became financially distressed, and the Company experienced significant operating losses for the years 1998, 1999, and 2000. These losses led to the Company's inability to comply with certain of the covenants contained in the Citicorp Facility, which in turn prompted the various amendments discussed above.

         On February 15 and August 15, 2001, the Company failed to make interest payments, totaling approximately $8.8 million, due on the 4.5% Convertible Subordinated Debentures, resulting in a default under the indenture therefor. These defaults constituted a default under the Citicorp Facility, which defaults were waived by the banks participating in the Citicorp Facility. Although acceleration of the 4.5% Convertible Subordinated Debentures would cause a default under the Zero Coupon Notes, acceleration of the 4.5% Convertible Subordinated Debentures has not occurred.

         3. Negotiations With The Noteholders' Committee And Warburg, Pincus; Due Diligence; Releases

         As of March 16, 2001, the Company and certain members of the Noteholders' Committee entered into an agreement pursuant to which the noteholders agreed to forbear from taking actions otherwise available to them under the indenture (such as acceleration of principal, which would constitute a default under the Zero Coupon Notes), pending negotiations with the Company. The Company also entered into a similar limited waiver and forbearance agreement with Warburg, Pincus on March 19, 2001 (together with the Noteholders' Committee's forbearance agreement, the "Forbearance Agreements"). The Forbearance Agreements, which were subsequently amended, expired February 28, 2002.

         Following execution of the Forbearance Agreements and completion by counsel to the Noteholders' Committee of a due diligence review of the Company's financial and corporate documents, the Noteholders' Committee, Warburg, Pincus, the Company, and their respective professional advisors engaged in discussions regarding the restructuring of the Company's finances and corporate structure. These discussions resulted in the agreement in principle reflected in the Plan. As part of the financial and corporate restructuring to be effected under the Plan, the parties agreed to a transition in senior management (see "Corporate Structure and Management of PhyCor - Employment Arrangements") and certain releases (see "Effects of Consummation - Debtor Releases - Other Releases") as those releases are provided for in Article XIII.D and E of the Plan.

         4.       The Pre-negotiated Reorganization Plan

         The Plan, a consensual arrangement among the Debtors, the Noteholders' Committee, and Warburg, Pincus, and which is supported by the Creditors' Committee, contemplates, among other things, (i) the creation of a streamlined corporate structure for the Company through consolidation of most of its Debtor Subsidiaries, (ii) a pro rata distribution of cash to unsecured creditors holding smaller claims in an administrative convenience class, (iii) a pro rata distribution to holders of the 4.5% Convertible Subordinated Debentures, the Zero Coupon Notes, and other general unsecured creditors, in each case whose claims exceed $50,000, of shares of common stock of Reorganized PhyCor, and (iv) cancellation of all of PhyCor's equity securities. The Company's restructuring is more fully described in the Plan.

         5.       Shareholder Litigation Claims

         PhyCor and certain of its current and former officers and directors have been named as defendants in the following securities fraud class actions filed in state and federal courts in Tennessee and New York in 1998 and 1999:
James Meyer, et al. v. Joseph C. Hutts, et al., Civil Action No. 3-98-0834, United States District Court for the Middle District of Tennessee; John Butler, et al. v. Joseph C. Hutts, et al., Civil Action No. 3-98-0911, United States District Court for the Middle District of Tennessee; Louis J. D'Ambrosio, et al.
v. Joseph C. Hutts, et al., Civil Action No. 3-98- 0948, United States District Court for the Middle District of Tennessee; Christopher Cimino, et al. v. Joseph
C. Hutts, et al., Civil Action No. 3-98-1008, United States District Court for the Middle District of Tennessee; Dr. Stuart Siegal, et al. v. Joseph C. Hutts, et al., Civil Action No. 3-98-09734, United States District Court for the Middle District of Tennessee; Albert Zucker, et al. v. Joseph C. Hutts, et al., Civil Action No. 98-CV-6191, United States District Court for the Eastern District of New York; Malcolm Rosenwald, et al. v. Joseph C. Hutts, et al., Civil Action No. 98-CV-5642, United States District Court for the Eastern District of New York; Robert H. Leonard, et al. v. Joseph C. Hutts, et al., Civil Action No. 98-2813-I, Chancery Court for Davidson County, Tennessee; James W. Bryant, et al. v. Joseph C. Hutts, et al., Civil Action No. 98-2719-III, Chancery Court for Davidson County, Tennessee; Stanley Gale, et al. v. Joseph C. Hutts, et al., Civil Action No. 3:99-0561, United States District Court for the Middle District of Tennessee; Robert H. Leonard, et al. v. PhyCor, Inc. and KPMG, LLP, Civil Action No. 3:99-0807, United States District Court for the Middle District of Tennessee; and Parul Patel, et al. v. Hutts, Civil Action No. 99-2353-I, Chancery Court for Davidson County, Tennessee.

         PhyCor, Joseph C. Hutts, Derril W. Reeves, Richard D. Wright, John K. Crawford, and Thompson S. Dent (the "Settling Defendants") and the plaintiffs in the various actions comprising the Shareholder Litigation Claims (the "Litigation") other than Parul Patel (the "Class Plaintiffs") have agreed in principle to settle their respective claims as they pertain to the Settling Defendants as follows: (i) the Settling Defendants (through their insurer) will deposit the sum of $3.4 million into an interest bearing escrow account for distribution in accordance with the order of the District Court and (ii) the Class Plaintiffs will dismiss with prejudice all claims pending in the Litigation against the Settling Defendants. The settlement is subject to the occurrence of certain conditions, the approval of all of its material terms by the District Court, and the expiration of the time for appeal from such approval. A notice of settlement, including a copy of a memorandum of understanding outlining the terms of the settlement, was filed with the District Court on March 12, 2002. Fully executed settlement documents were filed with the District Court on April 12, 2002 and any opt-outs or objections to the settlement must be filed with the District Court on or before July 8, 2002. The final hearing on the settlement is scheduled for July 20, 2002 at 1:00 p.m. Reorganized PhyCor will take whatever steps are necessary on its part to complete the settlement of the Litigation. Subject to approval by the District Court, KPMG has also settled the claims against it in the Litigation.

         With respect to the state court derivative action filed by Parul Patel, Mr. Patel has not agreed to settle his claim. Under the terms of the Plan, Mr. Patel's interest as a holder of a Class 6 Common Stock Claim will be cancelled and his interest as a holder of a Class 7 Shareholder Litigation Claim will be discharged. Finally, under the terms of the Plan, PhyCor is releasing any claims against its current and former officers and directors that it may have in respect of the Patel action. Accordingly, upon Confirmation, Mr. Patel will lack standing to assert any similar claims against either PhyCor or its officers and directors.

         6.       Delisting Of Common Stock

         As a result of the charges recorded by the Company in the second quarter of 2000, PhyCor no longer satisfied Nasdaq's minimum listing requirements. Accordingly, on August 25, 2000, its common stock was delisted from that exchange and immediately began trading on the OTC Bulletin Board. PhyCor's common stock is currently trading below one cent per share.

E.       PURPOSES AND EFFECTS OF THE PLAN

         The primary purposes of the Plan are to reduce PhyCor's debt service requirements and overall level of indebtedness, to realign its capital and corporate structures, and to provide it with greater liquidity. If consummated, the Plan would reduce the principal amount of PhyCor's indebtedness, significantly lessen its debt service requirements, and transfer majority ownership of PhyCor from its present equity security holders to the current holders of 4.5% Convertible Subordinated Debentures, Zero Coupon Notes, and other unsecured debt, with equity participation by management.

         A number of subsidiaries of PhyCor did not file for reorganization relief under Chapter 11 of the Bankruptcy Code. The largest group of these entities is the Company's IPA operations that have survived the Company's downsizing, most of which are in California. These entities are not included in the Chapter 11 Cases because they are neither insolvent nor dependent upon PhyCor for operating funds, claims processing, or other support or services. One of these non-filing entities is PrimeCare Medical Network, Inc. ("PMNI"), a subsidiary of PrimeCare International, Inc., which holds a limited Knox-Keene license. This entity adds significant value to the IPA operations. PMNI is closely regulated by the California Department of Managed Health Care ("DMHC"), however. If PMNI became financially unstable or sought bankruptcy protection, the State of California would be empowered to take over PMNI. In that event, PhyCor would be deprived of the benefits it derives from operating an entity holding this special license and from the cash reserves held by PMNI.


                    IV. BUSINESS PLAN FOR REORGANIZED PHYCOR

A.       BUSINESS AND OPERATING STRATEGIES OF PHYCOR

         1.       Overview

         The Company is a medical network management company that develops and manages IPAs, manages PHOs, provides contract management services to physician networks owned by health systems, and provides management and consulting services to independent medical organizations.

           North American Medical Management, Inc. ("NAMM"), a wholly-owned subsidiary, through its subsidiaries, manages IPAs in northern and southern California, Kansas, and Tennessee, and manages eight PHOs and IPAs in Illinois. NAMM's California subsidiary, North American Medical Management California, Inc. ("NAMM California") manages most of the IPAs in California, and its affiliate, PrimeCare Medical Network, Inc. ("PMNI") owns certain of these IPAs. PMNI holds a limited Knox-Keene license in the State of California. This license allows PMNI to contract with payors to assume risk under certain managed care contracts and then delegate that risk to IPAs. Finally, through its PhySys division ("PhySys"), the Company provides management and support services to two of its formerly affiliated multi- specialty clinics and to the physician networks of two health systems. In addition, PhySys offers consulting services to independent medical organizations through limited engagements.

         2.       Operations

                  (a)      IPAs And PHOs

                  Through its IPAs and PHOs, the Company provides healthcare-related services to approximately 786,000 commercial equivalent members ("CEMs") in four states. Approximately 224,000 of these CEMs are enrolled in Medicare+ Choice Plans offered by payors to individuals who qualify for Medicare benefits. In the State of California, the Company operates 23 IPAs through its subsidiaries. The Company's California operations include 632,000 CEMs and constitute over 90% of the Company's revenues. The next largest market is Chicago, Illinois, where the Company provides services to 125,000 CEMs.

         NAMM. Through its subsidiaries, NAMM manages 23 IPAs in California, one IPA in Kansas, two IPAs in Tennessee, and two IPAs and six PHOs in Illinois. The two IPAs in Tennessee are managed in partnership with a local hospital. Effective March 1, 2002, NAMM California completed the acquisition of management contracts and other assets from Medical Pathways Corp., bringing the number of managed IPAs in California from 16 to 23 and expanding its service area into Los Angeles, Orange, and San Luis Obispo counties. Eight of the California IPAs are owned by PMNI and a few are owned by a physician who also serves as medical director of the Company's California operations. These IPAs contract with PMNI to have access to payor contracts.

         The management agreements for the IPAs which contract with PMNI provide for NAMM California to receive a percentage of revenue that is no less than its cost to manage plus the surplus remaining after distributions to physicians. The management agreements for the IPAs and PHOs which do not contract with PMNI and for the PHOs provide for the NAMM subsidiary to receive fees based upon either a percentage of revenue collected by the IPAs or a per member/per month payment, plus a share of surplus, if any, of capitated revenue of the IPAs or PHOs in excess of any healthcare claims expense. These IPAs contract directly with payors and not through PMNI, and these contracts typically provide that the payor may terminate the agreement without cause on 120 days' notice. Any loss by an IPA or PHO of a large payor contract would materially adversely affect the revenues and financial condition of the NAMM managing entity, and potentially, the Company and its subsidiaries as a whole.

         The IPA management agreements are typically short-term agreements with automatic renewal provisions for additional periods. The California IPAs that contract with PMNI have management agreements with NAMM California for ten-year terms which terms commenced January 2002, and are renewable for additional five-year terms. The remaining California IPAs generally have management agreements with a NAMM subsidiary with terms ranging from one year to three years. The initial terms of all of the Illinois management agreements have been completed and all but one of these agreements automatically renew indefinitely for one-year terms; the eighth agreement renews for a single two-year term, with subsequent one-year renewals, indefinitely. Six of the eight Illinois management agreements can be terminated without cause upon 90 days' notice and with cause on 30 days' notice. The other two agreements can be terminated without cause by the applicable IPA upon three months' notice and by the NAMM subsidiary on six months' notice, and they can be terminated with cause by either party upon 60 days' notice. The management agreement in Kansas City terminates in 2009 and renews indefinitely for five-year terms unless either party gives a six-month notice of its intention not to renew the agreement. The Kansas City agreement can only be terminated for cause upon 60 days' notice after the passage of a 90-day cure period. The initial term of each Tennessee management agreement has been completed. The agreements have automatically renewed for additional five-year terms and will do so indefinitely unless terminated by either party. Both Tennessee agreements can be terminated without cause upon 180 days' notice and with cause upon 30 days' notice.

         The following table sets forth the membership enrolled in the IPAs managed or operated by the Company in its four markets as of April 1, 2002:


MARKET                          NUMBER OF PHOS/IPAS                 CEMS
------                          -------------------               --------
California*                              23                        632,000
Illinois                                 8                         125,000
Tennessee                                2                          20,000
Kansas                                   1                           9,000

* These numbers reflect the Medical Pathways Corp. transaction that was completed in March 2002 which included the acquisition of contracts with seven IPAs and approximately 230,000 CEMs.

         A substantial portion of PhyCor's revenues and profits are derived from the 224,000 CEMs the Company serves which qualify for Medicare benefits. In the past two years, many payors have discontinued enrollment in Medicare+Choice plans or abandoned markets altogether because rate increases provided to the payors by the federal government have not kept pace with inflation and the rising utilization of healthcare services. Although this trend has not yet affected the Company's operations in California, PhyCor's Chicago market has lost approximately 29,000 senior CEMs to date in 2002. The Company's dependence on the viability of Medicare+Choice products offered by payors is a key factor in the assessment of its business strength and is central to its development of a long-term business strategy.

         PMNI. In connection with the Company's California operations, PMNI contracts with payors primarily on a capitated basis (i.e., fixed payment per payor plan member per month). Payors delegate to PMNI the administrative and financial responsibility for credentialing, medical management, capitation management, and claims adjudication and payment. PMNI contracts with the IPAs it owns to perform physician services. Contractually, PMNI is at risk if the cost of physician professional services exceeds the capitated payments received from payors. Through its contracts with various hospitals, PMNI also assumes limited risk for the institutional (hospital) costs.

         Although PMNI contracts with several payors, its contract with PacifiCare of California represented approximately 24% of the Company's revenue in 2001. PMNI's payor contracts are renewed annually on a calendar basis, and PMNI has already renewed its payor contracts that are effective in 2002. Loss of any significant payor contract, however, would have a material adverse effect upon the Company.

         As a result of PMNI's holding a limited Knox-Keene license in the State of California, PMNI is subject to a significant level of state oversight, including a requirement to maintain a defined level of tangible net equity by the California Department of Managed Health Care (the "DMHC"). A Knox-Keene license is a license issued by the State of

California that allows an entity to assume limited risk under certain managed care contracts. The license renews annually provided PMNI complies with the renewal requirements. If PMNI lost its limited Knox-Keene license, it would no longer be able to enter these risk contracts and, accordingly our revenues would decline materially. In addition, pursuant to the Knox-Keene requirements, PMNI, as a condition to receipt of its license, agreed not to make any distributions of cash to its parent corporation, PrimeCare International, Inc ("PrimeCare") or to PhyCor if any such distribution would cause PMNI to fail to be in compliance with the Knox-Keene requirements. In addition, during the third quarter of 2000, PMNI reached an agreement with the DMHC regarding the funding of certain cash reserve requirements for claims payment. PMNI was in compliance with such requirements as of March 31, 2002. As of that date, PMNI had restricted cash reserves of $26.7 million and outstanding healthcare claims and liabilities of $21.5 million.

         Future Prospects For NAMM And PMNI. The Company intends to pursue the growth of NAMM and PMNI. The Company is seeking to contract with additional payors and to add additional physicians to its managed IPAs. The Company believes it will be able to add physicians and members due to its marketing efforts and the marketing efforts of payors with which it contracts. The Company is also seeking to develop additional management relationships with IPAs to enhance both capitated and non-capitated managed care contracting systems.

                  (b)      Service, Management, And Consulting Agreements

         Through its PhySys division, the Company provides support services to health systems and independent medical organizations. The Company's strategy is to assist these organizations to improve the operations of their physician networks by offering them a range of services to address their needs. Pursuant to these affiliations, the Company provides management services to physician networks for a fee, but does not acquire the assets or employ the personnel of the physician groups, except certain key employees, and does not have any ongoing obligation to provide capital to the affiliated groups. The Company may choose to negotiate an investment in these groups in the future, and may do so through a joint venture. To date, however, it has not invested any capital in these groups and has no commitment to do so. This modified structure enables the physician group or health system to benefit from the Company's management expertise, while retaining control of its employees and decisions regarding future capital investment. The Company intends to change the name of PhySys after the Consummation Date to improve its marketing efforts.

         The Rome And Suffolk Agreements. Through its PhySys division, the Company has support services contracts with two formerly affiliated multi-specialty clinics: the Harbin Clinic in Rome, Georgia and the Lakeview Medical Center in Suffolk, Virginia. The fee under each of the Rome and Suffolk agreements is a fixed monthly fee plus reimbursement of certain expenses. The Company does not employ the personnel at these clinics and does not own any of the clinics' assets. Under the Rome agreement, the Company is obligated to provide lease financing for the acquisition of equipment to be used in the group's operation of up to $750,000 annually through September 30, 2005. The lease rate is the prime rate, and the group has the sole discretion whether to use the Company as the source of capital for leased equipment. To date, no such financing has been requested. The Rome agreement terminates on September 30, 2007, subject to earlier termination for various reasons. The Suffolk agreement terminates on November 30, 2005, subject to earlier termination without cause upon 90 days' notice upon payment of a termination fee. Under the Suffolk agreement, the physician group may offset, against any obligation it has to the Company, amounts that are owed to the physician group under a promissory note, dated January 1, 1998, in the principal amount of $173,783. The obligations under this note were assigned from PhyCor to its wholly-owned subsidiary, SynerPhy of Suffolk, Inc.

         The Rockford Health Agreement. Through PhySys, the Company also provides management services to the physician networks of certain health systems. Currently, this division provides management and support services to a 110-physician group affiliated with the Rockford Health System, a healthcare delivery system serving northern Illinois and southern Wisconsin. Under the agreement, the Company receives a fixed annual fee, payable monthly, and reimbursement of various expenses. The Company is obligated to provide to Rockford an executive director, a controller, and an analyst to perform the required management and support services. The Rockford agreement terminates on December 31, 2002, and the Company will receive a termination fee at such time.

         The Mercy Health Agreement. PhySys also provides services to MedClinic of Sacramento, a 120-member physician group affiliated with the Mercy Health System in Sacramento, California. The Company is obligated to provide an executive director and a controller to perform services for Mercy Health. The term of the Mercy Health agreement is three years, subject to earlier termination by either party in certain circumstances, including termination prior to June 30, 2002 for any reason.

         Future Plans For Service Arrangements. The Company is pursuing additional management services relationships with other health systems and physician groups, but there can be no assurance that the Company will in the future enter into arrangements similar to those with Rockford and Mercy Health or that such arrangements will be successful.

B.       RISK FACTORS RELATED TO PHYCOR'S BUSINESS PLAN

         1.       Competition

         A large number of companies engage in IPA management activities in California. IPAs are common in California because payors there have traditionally been willing to delegate risk (capitate) and the payment of claims to third parties like IPAs . The Company is highly dependent on the continuation of the "delegated risk model" and capitation within its various markets. Many payors organize their own physician networks and do not rely on third parties to take risk or to organize physician networks on their behalf. In the event that the Company's customers choose to implement their own physician networks or to abandon the capitated delivery model and pay medical providers primarily on a fee for service basis, the Company's operations and financial condition would be adversely affected. The Company also competes with "staff-model" provider networks like the one owned by Kaiser Permanente ("Kaiser"). Kaiser is the largest health plan in California with over 6 million members.

         In Illinois, Kansas, and Tennessee, PhyCor does have competitors but the delegated risk model is not as prevalent in these markets as it is in California. As a result, IPA management companies are less common in those markets.

         The Company's revenues are dependent upon the revenues of, and in most cases, the creation of surplus in, the IPAs that it manages. These organizations face competition from several sources, including other IPAs, sole practitioners, single and multi-specialty groups, and staff model HMOs.

         The Company believes that its IPA management companies differentiate themselves from competitors through their commitment to superior quality service and medical management initiatives, their ability to pay claims efficiently and effectively, their ability to contract with providers and payors, their stable physician networks including both primary care doctors and specialists, and their ability to provide capital reserves to backstop medical claims incurred. The Company also believes that its claims payment operations are highly efficient and provide a level of confidence to payors and physicians that medical claims are paid accurately and promptly.

         There are many competitors in the Company's PhySys division. Physician consulting, and, to a lesser extent, management services, are provided by many companies, including large accounting and consulting firms that provide a broad array of healthcare services. Numerous small and "boutique" physician consulting businesses exist. PhySys differentiates itself from its competitors by its employees and their experience and expertise in the management of multi-specialty medical clinics.

         The Company's current financial position may adversely affect its ability to compete effectively in all of its business areas. Competitors such as large hospitals, public healthcare companies, HMOs, and insurance companies may have closer relationships with potential customers and/or may have greater access to capital than does PhyCor.

         2.       Regulation

                  (a)      General

         The healthcare industry is highly regulated and consistently subject to significant change. In connection with the entry into new business lines, new markets, and managed care arrangements, the Company, its managed IPAs, the physician networks, the health systems, and the payors with whom the Company and its affiliated entities contract to provide services may become subject to additional regulation. In general, regulation of healthcare companies is increasing.

         PMNI holds a limited Knox-Keene license under California law that permits it to assume limited risk under certain managed care contracts. NAMM's Illinois operation holds an Illinois Third Party Administrator license to adjudicate payment of claims and to review the medical necessity of certain claims. In addition, NAMM's Kansas operations hold a Kansas Utilization Management/Utilization Review license which enables it to review the medical necessity of certain claims. These licenses are renewed on an annual basis unless revoked by the state agency.

         PhySys and the physician organizations and health systems to which it provides services are also subject to federal, state, and local laws dealing with issues such as fraud and abuse in Medicare and Medicaid claims, occupational safety, employment, patient confidentiality and privacy, insurance regulations, civil rights and discrimination, and medical waste and other environmental issues. At an increasing rate, federal, state, and local governments are expanding their regulatory requirements of businesses, including healthcare organizations. The imposition of these regulatory requirements may have the effect of increasing the Company's exposure to liability and/or increasing its operating costs.

                  (b)      HIPAA Privacy And Security Requirements

         There are currently numerous legislative and regulatory initiatives at the federal and state levels addressing patient privacy concerns. In particular, the Health Insurance Portability and Accountability Act of 1998 ("HIPAA") contains provisions that may require the Company to acquire and implement expensive new computer systems and to adopt business procedures designed to protect the privacy of patients' individual health information. On December 27, 2001, President Bush signed H.R. 33231 into law which delays the required compliance date with HIPAA's Transactions and Code Sets requirements until October 16, 2003, provided that entities submit a compliance plan to the Secretary of the Department of Health and Human Services ("HHS") by October 16, 2002. On December 28, 2000, HHS published health privacy regulations. Compliance with these regulations by no later than April 14, 2003 is required for most healthcare organizations. On March 27, 2002, HHS published proposed revisions to the privacy regulations. As of May 31, 2002, HHS has not published a final rule regarding privacy standards. Under the proposed revisions, compliance with the privacy regulations by no later than April 14, 2003 is still required for most healthcare organizations.

         In their current form, the HIPAA regulations contain very broad and complex provisions which increase patient control over medical records, severely limit the ways in which patient health information can be used, and impose substantial financial penalties for violating a patient's privacy. The HIPAA regulations will significantly affect providers, payors, and all consultants or business partners of providers, including PhyCor, who have access to or transmit information about patients. The current form of the regulations requires providers, among other things, to adopt privacy policies and designate privacy officers charged with implementing the HIPAA privacy and security standards. The HIPAA privacy and security regulatory scheme is new, complex, and somewhat controversial. There is little or no available authority interpreting the statute or the regulations. The Company intends to comply fully with the HIPAA regulations, once implemented, although such compliance may increase operating costs and adversely affect performance standards. The Company's actions may be reviewed or challenged by the authorities having responsibility for HIPAA enforcement. If the Company violates HIPAA, it could be subject to monetary fines and penalties, criminal sanctions, and civil causes of action. The Company cannot predict how further modifications to the final regulations will impact its ability to comply or the costs of compliance.

                  (c)      Knox-Keene License

         PMNI holds a limited Knox-Keene license in the State of California and, as a result, is subject to significant state oversight, including tangible net equity requirements by the DMHC. During the third quarter of 2000, the Company reached an agreement with the DMHC regarding the funding of certain cash reserve requirements for claims payment. The Company's operations would be adversely affected if it failed to maintain compliance with this agreement or any other regulations applicable to Knox-Keene licenses, and the California regulators took corrective action.

         Under California Law, PMNI is also responsible for monitoring the financial viability of the IPAs with which it contracts. If the information indicates financial deficiencies that need to be corrected, PMNI and the affected IPA are required to develop a corrective action plan and contingency plans in order to ensure the delivery of healthcare services if the corrective action fails. The Company's operations would be adversely affected if it failed to comply with these provisions and the DMHC took corrective action.

                  (d)      Insurance Regulation

         The Company's managed IPAs that do not contract through PMNI and managed physician groups typically enter into contracts and joint ventures with licensed insurance companies, such as HMOs, pursuant to which these IPAs and physician groups may be paid on a capitated fee basis. Under capitation arrangements, healthcare providers bear the risk, subject to certain loss limits, that the total costs of providing medical services to members will exceed the premiums received. To the extent that the IPAs and affiliated physician groups subcontract with physicians or other providers for their services on a fee-for-service basis, the managed IPAs and affiliated physician groups may be deemed, under state law, to be in the business of insurance. If the IPAs and physician groups are deemed to be insurers, they will be subject to a variety of regulatory and licensing requirements applicable to insurance companies or HMOs, resulting in increased costs and corresponding lower revenue for the Company.

                  (e)      Managed Care Plans - Risk Of Loss

         As indicated above, under capitation arrangements, healthcare providers receive a fixed fee per plan member per month, and providers bear the risk, generally subject to certain loss limits, that the total costs of providing medical services to the members will exceed the fixed fee. The IPA management fees are based, in part, upon a share of the portion, if any, of the fixed fee that exceeds actual costs incurred. Some agreements with payors also contain "shared risk" provisions under which, through the IPA, the IPA and its manager can share additional fees or additional costs, depending on the utilization rates of the members and the success of the IPAs. Any significant costs that exceed the fixed fee could have a material adverse effect on PhyCor's operations.

         The healthcare provider's ability to manage effectively the costs and utilization of medical services determines the profitability of a capitated fee arrangement. The management fees are also based upon a percentage of revenue collected by the IPAs. Any loss of revenue by the IPAs because of the loss of affiliated physicians, the termination of third party payor contracts, or other changes in plan membership or capitated fees may reduce the Company's revenues. The Company, like other managed care management entities, is often subject to liability claims arising from the incentives inherent in capitated fee arrangements and activities such as quality assurance and utilization management, which are designed to control costs through more efficient utilization of healthcare services. A successful claim on this basis against the Company, a physician group, health system, physician network, or IPA with whom we contract to provide services could have a material adverse effect on the Company.

                  (f)      Antitrust Risks

         Federal and state antitrust laws prohibit agreements in restraint of trade, the exercise of monopoly power and other practices that are considered to be anti-competitive. The Company believes that it is in material compliance with federal and state antitrust laws in connection with the operation of its physician relationships and IPAs.

                  (g)      State Legislation

         In addition to state insurance laws (as discussed above), all states have laws restricting the unlicensed practice of medicine, and many states also prohibit the splitting or sharing of fees between physicians and non-physician entities. Some states have interpreted management agreements with physicians as unlawful fee-splitting. The Company does not believe that its contractual arrangements with physician networks, hospitals, or physician groups will subject it to these types of claims. Changes in the laws may necessitate modifications in the Company's relationships with its clients.

                  (h)      Medicare Payment System

         The Company's affiliated IPAs derived approximately 41% of their net revenue in the year 2001 from payments for services provided to patients enrolled in the federal Medicare program, including patients covered by risk contracts. In 2001, IPAs managed by the Company provided medical services under risk contracts to approximately 63,000 Medicare members. Rate increases provided to the payors by the federal government have not kept pace with inflation and the rising utilization of healthcare services and, as a result, many payors have discontinued enrollment in Medicare+ Choice Plans and have abandoned markets.

                  (i)      Medicare Fraud And Abuse And Anti-Referral Provisions

         Many provisions in the Social Security Act are intended to address fraud and abuse among healthcare providers and other healthcare companies. One of the fraud and abuse provisions (the "Anti-Kickback Statute") prohibits providers and others from soliciting, receiving, offering, or paying, directly or indirectly, any form of remuneration in return for the referral of, or the arranging for the referral of, Medicare and other federal or state healthcare program patients or patient care opportunities. It also prohibits payments in return for the purchase, lease, arrangement, or order of any item or service that is covered by Medicare, certain other federal healthcare programs, or a state health program.

         In July 1991, the federal government published regulations that provide exceptions, or "safe harbors," for business transactions that will be deemed not to violate the Anti-Kickback Statute. In November 1999, additional safe harbors were published for eight activities, including referrals within group practices consisting of active investors. In April 1998, the HHS Office of the Inspector General released Advisory Opinion 98-4, which states that a percentage- based management fee paid to a medical network management company does not fit within any safe harbor. The opinion concludes that, because a percentage-based fee does not fit within a safe harbor, such a fee could implicate the Anti- Kickback Statute if any part of the management fee is intended to compensate the manager for its efforts in arranging for referrals to the managed group. The opinion acknowledges, however, that a management fee that does not fit within a safe harbor is not necessarily illegal. Both the opinion and the preamble to the government's published safe harbors state that arrangements that do not fall within safe harbors are nevertheless legal so long as there is no intent on the part of either party to pay for or accept payment for referrals.

         PhyCor believes that its operations are in material compliance with applicable Medicare fraud and abuse laws. Although the Company received remuneration under its management agreements for the services provided to formerly affiliated clinics and IPAs, it was not in a position to make or influence referrals of federal or state healthcare program patients or services to the physician groups or networks. Under PhyCor's current agreements, the Company will not be in a position to make or influence referrals. Moreover, PhyCor believes that the fees it receives represent fair value for its services. No part of the fees is intended to constitute remuneration for improper activities. Consequently, PhyCor does not believe that the service and management fees it receives from its clients could be viewed as remuneration for referring or influencing referrals of patients or services covered by federal or state healthcare programs as prohibited by the Anti- Kickback Statute.

         If any of PhyCor's arrangements were found to be in violation of the Anti-Kickback Statute, the Company, the health systems, the physician groups, and/or the individual physicians would be subject to civil and criminal penalties, including possible exclusion from participation in government healthcare. These penalties could have a materially adverse affect on PhyCor's results of operations.

         Under legislation known as the Stark Law, physicians who have an ownership interest or a compensation arrangement with certain providers of "designated health services" are prohibited from referring Medicare and Medicaid patients to those providers, unless an exception exists. The "designated health services" covered by the Stark Law include physical therapy services; occupational therapy services; radiology services, including magnetic resonance imaging, computed tomography, and ultrasound; radiation therapy services; durable medical equipment; parenteral and enteral nutrients, equipment, and supplies; prosthetics, orthotics, and prosthetic devices; home health services; outpatient prescription drugs; and inpatient and outpatient hospital services. If any of the providers with whom PhyCor contracts is found to be in violation of the Stark Law, such provider could be subject to significant penalties. In that event, the likelihood of PhyCor's continuing its relationship with the affected provider would be remote, and termination of such a relationship could negatively affect PhyCor's revenue.

                  (j)      Impact Of Healthcare Regulatory Changes

         Congress and many state legislatures routinely consider proposals to control healthcare spending. Government efforts to reduce healthcare expenses through the use of managed care or the reduction of Medicare and Medicaid reimbursement may adversely affect PhyCor's cost of doing business and contractual relationships. For example, recent developments that affect the Company's activities include (i) federal legislation requiring a health plan to continue coverage for individuals who are no longer eligible for group health benefits and prohibiting the use of "pre-existing condition" exclusions that limit the scope of coverage, (ii) a Centers for Medicare and Medicaid Services policy prohibiting restrictions in Medicare risk HMO plans on a physician's recommendation of other health plans and treatment options to patients, and
(iii) regulations imposing restrictions on physician incentive provisions in physician provider agreements. PhyCor's operating results may be adversely affected by these types of legislation, programs, and other regulatory changes.

         PhyCor believes that its operations are in material compliance with applicable law and expects to modify its agreements and operations to conform in all material respects to future regulatory changes. PhyCor's ability to be profitable will depend in part upon the entities it owns and the IPAs and physician groups it manages (i) obtaining and maintaining all necessary licenses, certificates of need, and other approvals and (ii) operating in compliance with applicable healthcare regulations. PhyCor cannot determine what additional government regulations affecting its business, if any, may be enacted in the future or how existing or future laws and regulations might be interpreted by the relevant regulatory authorities. The failure of the Company, any managed IPAs, or any physician network or group with which PhyCor contracts to comply with applicable law could have a material adverse effect on the Company's results of operations.

         3.       Payment Structure

         The Company's IPA business constitutes over 90% of its revenue. This revenue comes from payors, primarily HMOs, that pay a percentage of the premiums they receive from members enrolled in health plans, or that pay a "per member per month" fee. In the case of IPAs owned by PMNI, the payments are made from payors to PMNI, and then PMNI makes payments to the IPAs it owns. All of the other IPAs managed by the Company contract directly with the payors. The IPAs owned by PMNI, as well as the IPAs managed by the Company that contract directly with the payors, agree to (i) make available physicians that render services to health plan members and (ii) pay the medical claims submitted by providers in the network. PMNI or NAMM then provide some of these services on behalf of the IPAs as part of its management arrangement. This method of contracting between payors and IPAs (or in the case of some of our California operations, between payors and PMNI) is commonly referred to as the delegated risk model because the payor has delegated the responsibility of paying claims and, in most cases, has delegated the risk associated with fixed fee, prepaid healthcare services, commonly referred to as capitation, to the IPA. The Company is highly dependent on capitation and the delegated risk model for its revenue. In some markets, there has been a general movement away from capitation to more traditional discounted-fee-for-service payment methods. Many HMOs in California continue to negotiate capitated contracts with providers, but in other parts of the country capitation is less common. The Company is highly dependent on the continued acceptance of capitation by healthcare providers and the willingness of payors to shift risk away from themselves to providers. Contracts with Pacificare of California, a managed care payor in California, represented more than 24% of the Company's total revenue in 2001. These contracts are renewed on an annual basis and were renewed for 2002. If the Pacificare relationship were terminated or failed to be renewed, the Company's operating revenue would be materially adversely affected.

         Profitability in the management of IPAs depends in part on the ability to create a surplus in the IPA by managing healthcare utilization. A portion of the management fee is usually a portion of any surplus. In addition, most IPAs managed by the Company are subject to losses to the extent to which they share risk. In the event the IPAs' capitated fees do not exceed the cost of services, the IPAs will suffer losses. In the event the IPAs are not profitable, the Company may not receive fees owed to it and its results of operations will be materially adversely affected.

         Approximately 41% of the 2001 revenue of the Company's affiliated IPAs and PHOs was derived from CEMs who qualified for Medicare benefits. These members have joined "Medicare+Choice" plans offered by HMOs. The HMOs receive capitated premium payments directly from the federal government and then contract with providers and IPAs to render care. Medicare is heavily regulated by the government, which solely determines the amount of premiums paid to HMOs and the nature and quality of care to be provided. The government has not increased premiums for Medicare enrollees in HMOs in an amount equal to the increase in the overall cost of healthcare, so many HMOs have abandoned their Medicare+Choice plans. The Company's largest HMO customer in California, Pacificare, has dropped a number of counties from its Medicare+Choice plans, called "Secure Horizons," for the year 2002. Although the Company's California operations have not been affected to date by declines in Medicare+Choice enrollment, if the federal government does not increase future premiums more than it has in the past, it is likely that plans like Secure Horizons and others will limit membership. Although this trend has not yet affected the Company's operations in California, PhyCor's Chicago market has lost approximately 29,000 senior CEMs to date in 2002. If this occurs in other markets that the Company serves it will likely have a material adverse effect on the Company's revenue and profitability in those markets.

         4.       Litigation

         While there is ongoing litigation against PhyCor and various Debtor Subsidiaries which will be stayed as a result of their filing for relief under the Bankruptcy Code , in one such case judgment has been entered against PhyCor and PhyCor of Jacksonville, Inc. In that case which was filed in the Circuit Court of the 11th Judicial Circuit in and for

Miami-Dade County, Florida, Busch Drive Ltd. and Lime Street Ltd., the landlords of the Company's formerly affiliated physician group, First Coast Medical Group, P.A., claimed the Company guaranteed the lease obligations of the physician group. The judge in that case has entered judgments in favor of the landlords in the aggregate amount of $2,474,510. This judgment will be dealt with as a Claim under the Plan.

         In addition, there is litigation against PrimeCare and/or its affiliates which could have a material adverse effect on the Company.

         On April 18, 2000, a jury in the case of United States of America ex rel. William R. Benz v. PrimeCare and Prem Reddy, in the United States District Court, Central District of California, returned a verdict in favor of the plaintiff as follows: $0.5 million against PrimeCare on plaintiff's breach of contract claims; $0.9 million in compensatory damages and $3 million in punitive damages jointly and severally against PrimeCare and Prem Reddy on plaintiff's claims for wrongful termination and intentional infliction of emotional distress; and $0.2 million against PrimeCare on plaintiff's claim for violations of state labor codes. The court entered a final judgment on July 13, 2000. Effective May 3, 2001, the Company entered into a settlement agreement with Mr. Benz which subsequently received court approval. In exchange for PrimeCare's paying Mr. Benz $2.7 million, which amount has been paid, all claims were dropped by Mr. Benz against the Company and its affiliates. Mr. Benz has not settled with Dr. Reddy and Dr. Reddy maintains that PrimeCare and several IPAs that it manages each has an indemnification obligation to him. In March 2002, various affiliates sued by Dr. Reddy were granted a demurrer with respect to Dr. Reddy's claim for indemnity, and accordingly, his claim will be dismissed with prejudice. Dr. Reddy has not appealed this decision as of the date hereof.

          The IPAs managed by the Company, the physicians employed by those IPAs, and in some cases PMNI, are parties to several medical malpractice and/or managed care liability cases which PhyCor believes will be adjudicated within applicable insurance coverage limits. In addition, many of the California subsidiaries and affiliated IPAs have been sued on business claims such as breach of contract, misrepresentation, fraud, and deceit. The plaintiffs in these suits are seeking millions of dollars in damages, and the Company is vigorously defending these suits. One such case was recently tried in the Superior Court of the State of California for the County of Riverside. The jury has awarded the plaintiff damages jointly against PrimeCare and PMNI in the amount of $3 million based upon its breach of contract claim; $208,189 against PrimeCare on its constructive fraud claim; and $5,000 in punitive damages against PrimeCare. PrimeCare was awarded $296,190 on its cross-complaint. The Company does not agree with this decision and has appealed. The plaintiff has cross-appealed. PMNI obtained a $5 million appellate bond secured by a letter of credit to enable PrimeCare to pursue this appeal. There can be no assurance that the Company will be successful with this appeal or in other pending litigation. Additional damage awards at the levels the various Plaintiffs have demanded could have a material adverse effect on the Company.

         In addition, PrimeCare and the Company have been named in litigation involving PrimeCare operations that were not transferred to the Company when the Company acquired PrimeCare. In one such case in Oklahoma, the plaintiff is alleging that a former PrimeCare subsidiary (which the Company did not buy) is guilty of breach of contract, conversion, and fraud, and is seeking damages in excess of $2 million plus punitive damages. Since filing the litigation, the plaintiff has filed for bankruptcy relief. In the other such case in Florida, the plaintiff is seeking approximately $250,000 in damages. Although the Company did not own PrimeCare at the time of the alleged incidents, PrimeCare and the Company may have liability for the actions of these entities and may not have indemnity rights against Dr. Reddy, the former owner (who is also a co-defendant). It is not possible to determine the amount of exposure of the Company and its subsidiaries in these cases. Although a judgment against the Company would be dealt with as a Claim under the Plan, a judgment against PrimeCare would not be dealt with as a Claim under the Plan and such a judgment could have a material adverse effect on the Company.

         Certain litigation is pending against the Company's formerly affiliated physician groups and certain of its managed IPAs. The Company has not assumed any liability in connection with such litigation. Claims against the physician groups and IPAs could result in substantial damage awards to the claimants which may exceed applicable insurance coverage limits. Although the Company may not be a party to such litigation, a substantial financial obligation of the physician group or IPA could threaten its viability or its ability to pay fees to the Company. Although there can be no assurance that the physician groups and IPAs will be successful in any such litigation, at this time the Company does not believe any such litigation will have a material adverse effect on its operations.

                 V. CORPORATE STRUCTURE AND MANAGEMENT OF PHYCOR

A.       BOARD OF DIRECTORS OF PHYCOR

         On the Consummation Date, the term of the current board of directors of PhyCor will expire. The initial board of directors of the Reorganized PhyCor after the Consummation Date will consist of five members, which will include the President and Chief Executive Officer of Reorganized PhyCor, Tarpley B. Jones, who will be the Chairman of the Board, one person who will be designated by Warburg, Pincus, and three people who will be designated by the Noteholders' Committee. In the event that Warburg, Pincus fails to designate a board member, the Noteholders' Committee will succeed to Warburg, Pincus' right to so designate a board member. The Debtors and the Noteholders' Committee intend to announce prior to the Confirmation Date the identities of all individuals proposed to serve as directors or officers of Reorganized PhyCor. The identities of such individuals will be announced by inclusion of a list of proposed directors and/or officers in the Plan Supplement.

         Tarpley B. Jones has served as President and Chief Executive Officer since February 1, 2002. Prior to that, he served as Executive Vice President and Chief Financial Officer of the Company since February 1, 2000. From February 1997 until January 2000, Mr. Jones served as President, Chief Executive Officer and a Director of Cardiology Partners of America, Inc., a physician practice management company that operated and managed cardiology physician practices and clinics. Mr. Jones was President of the Surgery Center Division of HEALTHSOUTH from January 1996 until January 1997. He was Senior Vice President and Chief Financial Officer of Surgical Care Affiliates, Inc. from January 1, 1992 until its merger with HEALTHSOUTH in January 1996. Prior to joining Surgical Care Affiliates, Inc., he was Executive Vice President and Chief Financial Officer of Comdata Holdings Corporation and Comdata Network.

B.       MANAGEMENT OF PHYCOR

         PhyCor contemplates the retention of certain members of its current senior management pursuant to existing or superseding employment contracts and arrangements. The following is a list of PhyCor's senior management who are expected to continue in their positions with Reorganized PhyCor:


                                  Tenure With
Name And Title                    The Debtor           Summary Of Responsibilities
Tarpley B. Jones                  2/1/00               Has served as President and Chief Executive Officer since
President and Chief                                    the Petition Date. Mr. Jones previously served as Executive
Executive Officer                                      Vice President and Chief Financial Officer of the Company
                                                       since joining the Company in February, 2000. In this
                                                       position he had full responsibility for management of the
                                                       Company's finances.

Monte S. Frankenfield             2/24/92              Has served as Vice President, Finance and Controller since
Vice President, Finance and                            1996. In this position, she has responsibility for the manage-
Controller                                             ment of the Company's corporate accounting function. Ms.
                                                       Frankenfield previously served as Director, Controller.

Jess N. Judy                      8/28/95              Has served as Vice President, Group Operations-PhySys
Vice President, Group                                  since October, 2000. In this position he has responsibility
Operations - PhySys                                    for operations of PhySys, one of PhyCor's subsidiaries. Mr.
                                                       Judy previously served as Group Vice President, Development.

John W. Phillips                  9/1/89               Has served as Senior Vice President, Contract Management
Senior Vice President,                                 Division-PhySys since July 1998. In this position he has
Contract Management                                    responsibility for the profitability, marketing and operations
Division                                               of PhySys. Mr. Phillips previously served as Group Vice
                                                       President, Operations.

Michael R. McClintock             11/1/88              Has served as Vice President, Development-PhySys since
Vice President,                                        January 2001. In this position he has responsibility for the
Development - PhySys                                   business development of PhySys. Mr. McClintock previously
                                                       served as Vice President, Operations-PhySys.

Oliver V. Rogers                  6/15/92              Has served as Senior Vice President, Services and Solutions-
Senior Vice President,                                 PhySys since January 2001.  In this position he has
Services and Solutions - PhySys                        responsibility for the profitability, marketing and operations of this division. Mr. Rogers previously served as Senior
                                                       Vice President, Clinic Operations.

Rene P. Moret                     6/1/99               Has served as President and Chief Executive Officer of
President and Chief                                    North American Medical Management California since
Executive Officer, North                               October 2001. In this position he has responsibility for the
American Medical Management                            profitability, marketing, and operations of PhyCor's California
California                                             operations. Mr. Moret previously served as Vice President,
                                                       Operations, North American Medical Management.

Peter M. Kindrachuk               12/19/94             Has served as Vice President, Group Operations -North
Vice President, Group                                  American Medical Management since May, 2000. In this
Operations, North American                             position he has responsibility for the profitability, marketing
Medical Management                                     and operations for four North American Medical Management
                                                       markets. Mr. Kindrachuk previously served as Group
                                                       Vice President, Clinic Operations.

Jon M. Sundock                    4/24/95 - 1/5/01     Has served as Vice President, Legal since May 2002.  He
Vice President, Legal                                  also served as Vice President, Associate General Counsel
                                  5/13/02              from 1997 to January 2001. Mr. Sundock previously served
                                                       as Director, Associate General Counsel.  Mr. Sundock is
                                                       expected to serve as Secretary and General Counsel of
                                                       Reorganized PhyCor.


C.       EMPLOYMENT ARRANGEMENTS

         On February 15, 2002, the Bankruptcy Court entered an order under which PhyCor assumed the separation agreement and general release of Thompson S. Dent (the "Dent Separation Agreement") and the employment agreement of Tarpley B. Jones (the "Jones Employment Agreement"). The principal provisions of these agreements are as follows:

         The Dent Separation Agreement. The Dent Separation Agreement became effective on the Petition Date, at which time Mr. Dent relinquished the positions of President and Chief Executive Officer of the Company and each of its subsidiaries and remained as the Chairman of PhyCor and each subsidiary. Mr. Dent's employment with PhyCor will cease on the Consummation Date, except that upon 30 days' written notice, Mr. Dent may accelerate his termination date (the "Separation Date") and relinquish the position of Chairman.

         Compensation And Benefits. From the Petition Date until the Separation Date, Mr. Dent's annual base salary is $500,000 plus benefits and reimbursement of his business expenses. Mr. Dent will not be entitled to any additional severance or bonus payments as a result of the Dent Separation Agreement. Accordingly, although Mr. Dent's employment agreement provides that upon termination he will receive a "Severance Amount" of $1,750,000, less any bonus payment based upon the reduction of the Citicorp Facility, the $1,750,000 bonus payment that Mr. Dent previously received in 2001 was fully credited against the Severance Amount.

         Release. Mr. Dent and the Company each released the other, except with respect to (i) obligations under the Dent Separation Agreement, (ii) claims that Mr. Dent may have under the Age Discrimination in Employment Act, and (iii) claims arising after January 22, 2002, the date Mr. Dent signed the Dent Separation Agreement.

         Non-Competition And Confidentiality. The non-competition and confidentiality provisions contained in Mr. Dent's original employment agreement with PhyCor will remain in full force and effect after the Separation Date. The non-competition provision will continue until January 21, 2004.

         Certain Litigation Matters. PhyCor will continue to provide a defense for Mr. Dent and to indemnify him with respect to any costs, expenses, or losses relating to any current or future actions relating to his role as an executive, officer, or director of PhyCor, its subsidiaries or affiliates to the extent allowed under PhyCor's charter, bylaws, and policy with respect to claims against its executives, officers, and directors.

         The Jones Employment Agreement. Prior to the commencement of the Chapter 11 Cases, Tarpley B. Jones was the Company's Chief Financial Officer and Executive Vice President. On the Petition Date, Mr. Jones became the President and Chief Executive Officer of each of the Debtors and most of the non-Debtor subsidiaries. The principal terms of the Jones Employment Agreement are as follows:

         Salary And Bonus: Mr. Jones will receive an annual base salary of $487,000, and also received $8,333 per month in retroactive pay beginning October 1, 2001 through January 31, 2002. Mr. Jones was paid an incentive award of $237,500 for his performance in 2001. Mr. Jones will be eligible to receive an annual incentive award with a target amount of 100% of his base salary. The annual bonus is tied to objective criteria which will be established annually by the board of directors of Reorganized PhyCor or its compensation committee. Upon the Consummation Date, and provided that Mr. Jones is the President and Chief Executive Officer of PhyCor on that date, Mr. Jones will receive a success bonus of $110,000. Furthermore, within 120 days of the Consummation Date, PhyCor has agreed to (i) issue to Mr. Jones common stock equal to 3.5% of Reorganized PhyCor's common stock and (ii) grant to Mr. Jones options to purchase common stock equal to 1.5% of Reorganized PhyCor's common stock. The 3.5% stock grant is estimated by Jefferies & Company, Inc. ("Jefferies") to have an approximate value of $1,640,000. See "Management Incentive Plan - Exercise Price" for the option exercise price.

         Term And Termination: The Jones Employment Agreement commenced on January 31, 2002 and continues for a period of three years. Mr. Jones's term as President and Chief Executive Officer will automatically be extended for one additional year unless the parties mutually agree otherwise. The Company may terminate the Jones Employment Agreement without cause, but if it does so, Mr. Jones may be entitled to receive a lump sum payment on or before his date of termination (the "Severance Date") equal to (i) all earned but unpaid base salary and annual incentive award that is owed to him through the Severance Date and (ii) 1/12 of the sum of the then-current annual base salary plus the amount of his previous year's annual incentive award, multiplied by the greater of the number of months remaining in the term of the Jones Employment Agreement or 18 months. PhyCor will also be obligated to make a contribution to its retirement plan for the account of Mr. Jones for the first calendar year ending on or after the Severance Date as though Mr. Jones had not been terminated.

         Change Of Control: If there is a change in control and, within 24 months, Mr. Jones is terminated without cause or, within six months, Mr. Jones elects to resign, the stated time period, (i) PhyCor will pay to Mr. Jones the amounts described in the immediately preceding paragraph above, (ii) the stock options granted or stock issued to Mr. Jones will become fully vested and remain exercisable for one year following the change in control, and (iii) upon resignation or termination, PhyCor will pay a retention bonus for services actually rendered on and after the date of the change in control. The bonus will be a lump sum payment equal to 50% of the sum of Mr. Jones' base salary on the date of resignation or termination (or, if greater, on the date of the change in control) and the greater of the most recent annual incentive award paid or earned by Mr. Jones or the current annual incentive award target in effect at the time of such termination or resignation. Confirmation of the Plan will not constitute a change of control under the Jones Employment Agreement.

          On February 25, 2002, Healthcare Realty Trust and its affiliates (together, "HRT") filed a motion to reconsider the February 15, 2002 order authorizing PhyCor to assume the Dent Separation Agreement and the Jones Employment Agreement. The Debtors have opposed this motion because they believe that the assumption of these agreements was a proper exercise of their business judgment. The motion to reconsider will be withdrawn by HRT in connection with the Lewis-Gale Settlement (see "Other Provisions Of The Plan - Treatment of Executory Contracts And Unexpired Leases - Rejected Contracts And Leases; Related Payments").

         PhyCor will also assume all other employment contracts with its employees existing on the Petition Date (to the extent such contracts have not terminated by their own terms or by agreement with, or action of, the Debtors prior to the Consummation Date) as well as certain separation agreements.

         By order entered on February 1, 2002, the Bankruptcy Court authorized the Debtors to reject the separation and release agreements of Derril W. Reeves and Joseph C. Hutts, who were founders of PhyCor and served as executor officers of the Debtors until June 2000. At that time, Mr. Reeves also resigned from the Debtors' boards of directors. Mr. Hutts remains on the board of directors of PhyCor. As a result of the rejections of these separation and release agreements, PhyCor admits that Mr. Reeves has a claim against the Company for $666,802 and Mr. Hutts has a claim against the Company for $938,902. Together these claims comprise less than one half of one percent of the Debtors' outstanding indebtedness.

D.       MANAGEMENT INCENTIVE PLAN

         In connection with the Plan, Reorganized PhyCor will adopt the Management Incentive Plan, which is intended to provide incentives to senior management to continue their efforts to foster and promote the long term growth and performance of Reorganized PhyCor and to increase the market price for the New Common Stock. The Management Incentive Plan initially will only provide authority for the grant of shares of New Common Stock and options to buy additional shares of New Common Stock in accordance with Reorganized PhyCor's employment agreement with its President and Chief Executive Officer. A copy of the Management Incentive Plan is attached as Exhibit B to the Plan.

         The principal terms of the Management Incentive Plan to be adopted by Reorganized PhyCor and the terms of the initial awards evidencing the grant of both stock and options thereunder are as follows:

Eligible Employees                  (i) Senior management, (ii) managers,
                                    including senior vice presidents, group
                                    vice presidents, and vice presidents,
                                    (iii) all key employees who have continued
                                    with PhyCor through its reorganization, and
                                    (iv) future new hires at management levels.

Administration                      The Management Incentive Plan will be
                                    administered by a committee established by
                                    Reorganized PhyCor's Board of Directors and
                                    consisting of two or more directors who are
                                    not employees of the Company (the
                                    "Compensation Committee").

Stock Grant                         Shares equivalent to 3.5% of the New Common
                                    Stock, as of the Consummation Date, will be
                                    granted to the chief executive officer,
                                    pursuant to his employment agreement with
                                    Reorganized PhyCor. If additional shares are
                                    approved for issuance, future allocation of
                                    the stock grants among Eligible Employees
                                    will be recommended by senior management and
                                    subject to the approval of the Compensation
                                    Committee. Some or all of these stock grants
                                    will be subject to a risk of forfeiture
                                    until a stated vesting date. In the event of
                                    a change of control of Reorganized PhyCor,
                                    unvested grants will become fully vested.

Stock Price                         The initial price of the New Common Stock
                                    (the "Initial Stock Price") will be
                                    determined by the Board of Directors and
                                    will be based on the valuation analysis
                                    prepared by Jefferies in connection with the
                                    Plan. The price of the New Common Stock
                                    thereafter will be (i) determined by the
                                    public markets if the New Common Stock is
                                    publicly traded, (ii) based on the most
                                    recent price at which New Common Stock is
                                    sold by Reorganized PhyCor in private
                                    transactions, if any, or (iii) otherwise
                                    determined in good faith by the Board of
                                    Directors based on the future financial
                                    performance of Reorganized PhyCor.
                                    ("Publicly traded" means traded on the New
                                    York Stock Exchange or another national
                                    stock exchange such as the Nasdaq National
                                    Market, Nasdaq Small Cap Market, or the OTC
                                    Bulletin Board System.)

Option Grant                        Options to purchase shares equivalent to an
                                    additional 1.5% of the New Common Stock on a
                                    fully diluted basis as of the Consummation
                                    Date will be granted to the President and
                                    Chief Executive Officer, pursuant to his
                                    employment agreement with Reorganized
                                    PhyCor. If additional shares are approved
                                    for issuance, future option grants to
                                    Eligible Employees will be granted by the
                                    Compensation Committee based on the
                                    performance and hiring needs of Reorganized
                                    PhyCor.

Exercise Price                      One-half of the total options will have an
                                    exercise price equal to the Base Exercise
                                    Price (as herein defined) and one-half of
                                    the total options will have an exercise
                                    price equal to 200% of the Base Exercise
                                    Price. If the New Common Stock is publicly
                                    traded, the Base Exercise Price will be
                                    equal to the fair market value (as defined
                                    in the Management Incentive Plan) of the New
                                    Common Stock on the grant of the options. In
                                    no case will the Base

                                    Exercise Price be equal to or less than 33% of the Initial Stock Price. If the New
                                    Common Stock is not publicly traded at the time of grant, the Base Exercise Price will be determined by the Compensation Committee at the time of grant.

Option Vesting                      One-third of the options will vest on the
                                    first anniversary of the date of the
                                    option grant, one-third on the second
                                    anniversary, and the remaining one-third on
                                    the third anniversary of the option grant.
                                    All options will become immediately
                                    exercisable in the event of a change of
                                    control of Reorganized PhyCor, unless
                                    otherwise determined by the Compensation
                                    Committee.

Expiration Of Options               Options will expire on the earlier of (i)
                                    ten years after grant, (ii) three months
                                    after termination of employment for any
                                    reason other than death, disability,
                                    retirement, or cause, (iii) one year after
                                    termination of employment by reason of
                                    death, disability, or retirement, or (iv)
                                    immediately upon termination of employment
                                    for cause. Options that are not yet vested
                                    on the date of termination of employment
                                    will be forfeited.

Type Of Options                     Options will be non-qualified stock options.

Registration                        If Reorganized PhyCor is a Securities and
                                    Exchange Commission reporting company, it
                                    will file a Registration Statement on Form
                                    S-8 covering the stock grants, the shares
                                    issuable upon exercise of the options, and
                                    the resale of such shares. If Reorganized
                                    PhyCor is not a Securities and Exchange
                                    Commission reporting company, it will only
                                    issue securities under the Management
                                    Incentive Plan pursuant to federal and state
                                    registration exemptions that are available,
                                    and will comply with applicable federal and
                                    state securities requirements. In such
                                    event, the stock issued under the Management
                                    Incentive Plan and the shares issuable upon
                                    the exercise of Management Incentive Options
                                    will be unregistered under the Securities
                                    Act of 1933 and the securities laws of any
                                    state. Such securities must be held
                                    indefinitely unless the disposition thereof
                                    is registered under the Securities Act of
                                    1933 and under applicable state securities
                                    laws or exemptions from such registration
                                    requirements, whether pursuant to Rule 144
                                    of the securities Act of 1933 or otherwise,
                                    are available.

Board Approval                      Any modification to the Management
                                    Incentive Plan will be presented to
                                    Reorganized PhyCor's Board of Directors for
                                    its approval and, if required, to
                                    Reorganized PhyCor's shareholders for
                                    approval.

THIS SOLICITATION OF VOTES ON THE PLAN WILL BE DEEMED A SOLICITATION FOR APPROVAL OF THE MANAGEMENT INCENTIVE PLAN. PHYCOR BELIEVES THAT THE CONFIRMATION ORDER SHOULD CONSTITUTE APPROVAL OF THE MANAGEMENT INCENTIVE PLAN FOR THE PURPOSES OF SECTIONS 422 AND 162(m) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THERE CAN BE NO ASSURANCE THAT THE INTERNAL REVENUE SERVICE WILL AGREE WITH THIS POSITION.

                   VI. CERTAIN EVENTS IN THE CHAPTER 11 CASES

A.       "FIRST-DAY" ORDERS

         On the Petition Date, the Debtors filed their petitions for reorganization relief under Chapter 11 of the Bankruptcy Code, thereby commencing these Chapter 11 Cases. On the first day of these cases, the Debtors also filed several motions seeking the relief provided by certain so called "first-day" orders. First-day orders are intended to ensure a seamless transition between a debtor's prepetition and postpetition business operations by approving certain regular business conduct that may not be authorized specifically under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court.

         On February 1, 2002, the Bankruptcy Court entered first-day orders in these cases which authorized, among other relief:

                  1. Joint administration of the Debtors' bankruptcy cases;

                  2.       Payment of certain prepetition tax claims;

                  3. Continuation of utility services during the pendency of the Chapter 11 Cases;

                  4. Payment of employees' accrued prepetition wages and employee benefit claims;

                  5. Maintenance of the Debtors' bank accounts and operation of their cash management system substantially as it existed prior to the Petition Date; and

                  6. Continued retention of professionals regularly employed by the Debtors in the ordinary course of their businesses.

         On February 7, 2002, the Bankruptcy Court entered an order setting March 5, 2002 as the Bar Date for the filing of proofs of Claim against the Debtors and an order scheduling a hearing on February 15, 2002 to consider approval of the Disclosure Statement and substantive consolidation of the Debtors' Estates (the "Disclosure Statement and Substantive Consolidation Order"). At that hearing, the Bankruptcy Court determined that a hearing to consider substantive consolidation would occur immediately before the Confirmation Hearing.

         On March 11, 2002, the Debtors filed amendments to certain of their Schedules, thereby establishing a supplemental Bar Date of April 17, 2002 for only the creditors affected by such amendments. Notice of the supplemental Bar Date of April 17, 2002 was given to the creditors affected by the amendments.

         On or about June 6, 2002, the Bankruptcy Court entered an order approving the Disclosure Statement.

B.       RETENTION OF PROFESSIONALS

         On the Petition Date, the Debtors also requested that the Bankruptcy Court enter, among others, the following:

                  1. An order authorizing the retention of Skadden, Arps, Slate, Meagher & Flom LLP as attorneys for debtors-in-possession;

                  2. An order authorizing the retention of Waller Lansden Dortch & Davis, a Professional Limited Liability Company, as special counsel for debtors-in-possession;

                  3. An order authorizing the retention of Jefferies & Company, Inc. as financial advisors to debtors-in-possession;

                  4. An order authorizing the retention of Poorman-Douglas Corporation as Claims Agent for debtors-in-possession;

                  5. An order authorizing the retention of MacKenzie Partners, Inc. as Information Agent for debtors-in-possession; and

                  6. An order authorizing the retention of KPMG LLP as accountants, tax and financial advisors, and auditors for debtors-in-possession.

         On February 1, 2002, the Bankruptcy Court entered an order authorizing the retention of MacKenzie Partners, Inc. as Information Agent and on February 7, 2002, entered an order authorizing the retention of Poorman-Douglas Corporation as Claims Agent. The other orders described above were all entered by the Bankruptcy Court on February 15, 2002.

         On April 4, 2002, the Bankruptcy Court entered an order authorizing the retention of Milbank, Tweed, Hadley & McCloy LLP as counsel for the Creditors' Committee.

                            VII. SUMMARY OF THE PLAN

A.       INTRODUCTION

         Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and shareholders. In addition to permitting rehabilitation of the debtor, Chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under Chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the Chapter 11 case.

         The consummation of a plan of reorganization is the principal objective of a Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and any creditor of or equity security holder in the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and substitutes therefor the obligations specified under the confirmed plan, and terminates all rights and interests of equity security holders.

         THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE DEBTORS' PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ANNEXED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

         THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

         THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE CONSUMMATION DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE DEBTORS, THEIR ESTATES, REORGANIZED PHYCOR, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

         Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor's creditors and equity interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than Administrative Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not be and have not been classified). The Debtors are also required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Debtors into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class.

         The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Debtors believe that the consideration, if any, provided under the Plan to holders of Claims and

Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. See "Summary Of The Plan - Confirmation Of The Plan." Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court.

         1.       Unclassified Claims

                  (a)      Administrative Claims (Unimpaired)

         The Plan provides that Administrative Claims are Unimpaired. Administrative Claims consist of the actual and necessary costs and expenses of the Chapter 11 Cases that are allowed under sections 503(b) and 507(a)(1) of the Bankruptcy Code. They include, among other things, the cost of operating PhyCor's business following the Petition Date (e.g., the postpetition salaries and other benefits for PhyCor's employees, postpetition rent, amounts owed to vendors providing goods and services to PhyCor during the Chapter 11 Cases, tax obligations incurred after the Petition Date, and certain statutory fees and charges assessed under 28 U.S.C. ss. 1930), and the actual, reasonable fees and expenses of the professionals retained by PhyCor and the Creditors' Committee in the Chapter 11 Cases. All payments to professionals in connection with the Chapter 11 Cases for compensation and reimbursement of expenses and all payments to reimburse expenses of members of the Creditors' Committee would be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and would be subject to approval of the Bankruptcy Court as being reasonable.

         Administrative expenses representing liabilities incurred in the ordinary course of business by the Debtors, consistent with past practice, will be paid by the Debtors in accordance with the terms and conditions of the particular transaction and any related agreements and instruments. All other holders of Allowed Administrative Claims will receive Cash equal to the unpaid portion of such Allowed Administrative Claim or such other treatment as to which PhyCor and such holder have agreed upon in writing.

                  (b)      Priority Tax Claims (Unimpaired)

         Priority Tax Claims are unsecured Claims asserted by federal and state governmental authorities for taxes specified in section 507(a)(8) of the Bankruptcy Code, such as certain income taxes, property taxes, excise taxes, and employment and withholding taxes. These unsecured Claims are given a statutory priority in right of payment. The Plan provides that Priority Tax Claims, if any, are Unimpaired.

         Under the Plan, except to the extent that a holder of an Allowed Priority Tax Claim has agreed in writing to a different treatment, in the sole discretion of the Debtors or Reorganized PhyCor, either (i) each Allowed Priority Tax Claim will remain unaltered with respect to all the legal, equitable, and contractual rights to which such Allowed Priority Tax Claim entitles the holder thereof, (ii) each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim (A) Cash equal to the amount of such Allowed Priority Tax Claim, (B) Cash payments over a period not exceeding six years from the date of assessment of such Allowed Priority Tax Claim as provided in section 1129(a)(9)(C) of the Bankruptcy Code, plus interest on the unpaid portion thereof at the Case Interest Rate. The Debtors further reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full, without premium or penalty. Subject to Bankruptcy Court approval, the Company has settled one Priority Tax Claim for approximately $40,000. The Company has requested mediation with the Internal Revenue Service involving another Priority Tax Claim which could total as much as $700,000.

         2.       Unimpaired Classes Of Claims

                  (a)      Class 1:  Other Priority Claims

         Class 1 Other Priority Claims include Claims, other than Administrative Claims and Priority Tax Claims, that are entitled to priority under section 507(a) of the Bankruptcy Code, such as unsecured Claims for accrued employee compensation, including vacation, severance, and sick-leave pay, earned within 90 days before the Petition Date, to the extent of $4,650 per employee, and contributions to employee benefit plans arising from services rendered within the 180-day period preceding the Petition Date, but only for such plans to the extent of the number of employees covered by such plans multiplied by $4,650, less the aggregate amount paid to such employees for accrued employee compensation. Under the Plan, the holder of an Allowed Other Priority Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Other Priority Claim, in the sole discretion of the Company, receive (i) Cash in an amount equal to such Allowed Class 1 Other Priority Claim, or (ii) such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing. The Company estimates that the amount of Allowed Other Priority Claims will be zero.

                  (b)      Class 2a:  AmSouth Secured Claim

         Class 2a AmSouth Secured Claim consists of the AmSouth Secured Claim. Under the Plan, the holder of the Allowed AmSouth Secured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 2a AmSouth Secured Claim, in the sole discretion of the Debtors or Reorganized PhyCor, (i) receive Cash in an amount equal to such Allowed Class 2a AmSouth Secured Claim, (ii) upon abandonment by Reorganized PhyCor, receive the collateral securing such holder's Allowed Class 2a AmSouth Secured Claim, plus any interest, in Cash, required to be paid under section 506(b) of the Bankruptcy Code, (iii) have its Allowed Class 2a AmSouth Secured Claim Reinstated, or (iv) receive such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing.

                  (c)      Class 2b:  Other Secured Claims

         Class 2b Other Secured Claims consists of all Secured Claims against a Debtor, other than the AmSouth Secured Claim. The Company specifically reserves all rights to challenge the validity, nature, and perfection of, and to avoid pursuant to the provisions of the Bankruptcy Code and other applicable law, any purported liens and security interests.

         Under the Plan, each holder of an Allowed Other Secured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 2b Other Secured Claim, in the sole discretion of the Debtors or Reorganized PhyCor, (i) receive Cash in an amount equal to such Allowed Class 2b Other Secured Claim, (ii) upon abandonment by Reorganized PhyCor, receive the collateral securing such holder's Allowed Class 2b Other Secured Claim, plus any interest, in Cash, required to be paid under section 506(b) of the Bankruptcy Code, (iii) have its Allowed Class 2b Other Secured Claim Reinstated, or (iv) receive such other treatment as the Debtors or Reorganized PhyCor and such holder will have agreed upon in writing.

         The Company estimates that it will have no Allowed Class 2b Other Secured Claims.

         3.       Impaired Classes Of Claims And Interests

                  (a)      Class 3:  Convenience Claims

         Convenience Claims consist of each and every Claim that would otherwise be classified as a Class 4 General Unsecured Claim that is (a) $50,000 or less or (b) more than $50,000 if the holder has properly elected, on a timely cast Ballot, to accept, in full satisfaction, discharge, and release of such claim, the distribution provided in the Plan for Class 3 Convenience Claims. Under the Plan, each holder of an Allowed Convenience Claim will, in full satisfaction, settlement, and release of and in exchange for such Allowed Convenience Claim, receive Cash equal to 12.2% of the amount of such Allowed Convenience Claim.

         As noted above, by checking the appropriate box on a timely cast Ballot, the holder of an Allowed Class 4 General Unsecured Claim in an amount greater than $50,000 may elect to reduce the amount of such holder's Allowed Class 4 General Unsecured Claim to $50,000 and to receive treatment as an Allowed Class 3 Convenience Claim in the amount of $50,000, as described above. Such an election will constitute a waiver of the right to collect, and a release of, the amount of the Allowed Class 4 Unsecured Claim in excess of $50,000, and the holder of such Allowed Class 3 Convenience Claim will be deemed to have released the Debtors, their Estates, Reorganized PhyCor, and their property from any and all liability for such excess amount.

         To accurately record the Class 4 claimants holding in excess of $50,000 (including unpaid interest accrued through January 31, 2002) of PhyCor's 4.5% Convertible Subordinated Debentures who properly elect to reduce their claims to $50,000 and therefore receive distributions as Class 3 claimants, such claimants must (i) vote on the Plan using the Class 4 Ballot and (ii) deliver the 4.5% Convertible Subordinated Debenture certificates(s) to SunTrust Bank, the Indenture Trustee, by 5:00 p.m. on the Voting Deadline. AS OF JANUARY 31, 2002, THE ACCRUED INTEREST FOR EACH $1,000 PRINCIPAL AMOUNT OF 4.5% CONVERTIBLE SUBORDINATED DEBENTURES IS $67.19. IF THE PRINCIPAL PORTION OF YOUR 4.5% CONVERTIBLE SUBORDINATED DEBENTURE CLAIM IS $47,000 OR MORE, THEN PRINCIPAL PLUS ACCRUED INTEREST WILL EXCEED $50,000 AND YOU WILL NEED TO ELECT TO REDUCE YOUR TOTAL CLAIM TO $50,000 IF YOU WANT TO RECEIVE A DISTRIBUTION IN CASH. The holder of an Allowed Class 4 General Unsecured Claim who properly elects to reduce the amount of its Allowed Claim will be deemed to be the holder of an Allowed Class 3 Convenience Claim for classification, voting, and all other purposes under the Plan. PhyCor estimates that approximately 1,000 of its Creditors, including approximately 650 holders of 4.5% Convertible Subordinated Debentures, hold claims of $50,000 or less. Accordingly, PhyCor estimates that the total distribution of Cash to Allowed Class 3 Convenience Claim holders will be approximately $1.4 million. Although it is impossible to predict how many other Creditors will elect to reduce their claims to $50,000 so as to become Class 3 Convenience Claim holders, if all other Creditors were to make the election the estimated Cash distribution to Class 3 Convenience Claim holders would increase to a total distribution of approximately $2 million.

                  (b)      Class 4:  General Unsecured Claims

         General Unsecured Claims consist of all Claims that are not Administrative Claims, Priority Tax Claims, Other Priority Claims, the AmSouth Secured Claim, Other Secured Claims, Convenience Claims, or Shareholder Litigation Claims. Class 4 Claims include Claims in an amount exceeding $50,000 based on PhyCor's 4.5% Convertible Subordinated Debentures (including both principal and accrued interest through January 31, 2002). The amount outstanding under the 4.5% Convertible Subordinated Debentures as of January 31, 2002 was $209.7 million, including accrued interest. Under the Plan, each holder of an Allowed Class 4 General Unsecured Claim will, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class 4 General Unsecured Claim, receive its pro rata share of 5.8 million shares of the New Common Stock of Reorganized PhyCor. The Company estimates that Allowed Class 4 General Unsecured Claims will aggregate approximately $369,623,000.

                  (c)      Class 5:  Preferred Stock Interests

         The Preferred Stock Interests consist of all Interests directly or indirectly arising from or under or relating in any way to the Preferred Stock. Each holder of a Class 5 Preferred Stock Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests, which Interests will be cancelled on the Consummation Date. PhyCor believes that there are no holders of Class 5 Preferred Stock Interests.

                  (d)      Class 6:  Common Stock Interests

         The Common Stock Interests consist of all Interests directly or indirectly arising from or under or relating in any way to the Common Stock. Each holder of a Class 6 Common Stock Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests, which Interests will be cancelled on the Consummation Date.

                  (e)      Class 7:  Shareholder Litigation Claims

         Class 7 consists of shareholder litigation claims based on the purported securities class actions originally filed in state and federal courts in Tennessee and New York in 1998 and 1999 against PhyCor and certain of PhyCor's current and former officers and directors. See "Events Leading To The Filing Of The Chapter 11 Cases - Shareholder Litigation Claims." Holders of Class 7 Shareholder Litigation Claims will not receive or retain any property of PhyCor or interest in property of PhyCor on account of such Claims, which Claims will be discharged on the Consummation Date.

                  (f)      Class 8:  Warrants Interests

         The Warrants Interests consist of all Interests directly or indirectly arising from or under or relating in any way to the Warrants. Each holder of a Class 8 Warrants Interest will not be entitled to, and will not receive or retain, any property or interest in property on account of such Interests, which will be cancelled on the Consummation Date.

C.       OTHER PROVISIONS OF THE PLAN

         1.       Substantive Consolidation

                  (a)      Consolidation Of The Chapter 11 Cases

         The Plan contemplates and is predicated upon entry of an order substantively consolidating the Debtors' Estates and Chapter 11 Cases for the purposes of all actions associated with Confirmation and consummation of the Plan. As a result of such consolidation, (i) all Intercompany Claims by, between, and among the Debtors will be eliminated, (ii) all assets and liabilities of the Subsidiaries will be merged or treated as if they were merged with the assets and liabilities of PhyCor, (iii) any obligation of a Debtor and all guaranties thereof by one or more of the other Debtors will be deemed to be one obligation of PhyCor, (iv) the Subsidiary Interests will be cancelled, and
(v) each Claim filed or to be filed against any Debtor will be deemed filed only against PhyCor and will be deemed a single Claim against and a single obligation of PhyCor. On the Confirmation Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guaranties of collection, payment, or performance made by the Debtors as to the obligations of another Debtor will be released and of no further force and effect.

         As noted above, as a result of substantive consolidation, all Intercompany Claims by, between, and among the Debtors will be eliminated. Although Creditors of most of the Debtor Subsidiaries will benefit from substantive consolidation, PhyCor's Creditors will suffer a slight dilution in the distribution made to them as a result of consolidation. The Debtors believe, however, that in the absence of consolidation, certain of the Debtor Subsidiaries could assert avoidance actions against PhyCor, and that if such avoidance actions were successful, the recovery from PhyCor by such Subsidiaries and the cost to PhyCor of litigating any defenses to such actions would offset the amount of this dilution. In addition, the Debtors believe that substantive consolidation of their estates will result in administrative cost savings to their estates. On balance, the Debtors believe that any harm that their creditors may suffer from substantive consolidation is minimal.

         In addition, the Debtors believe that substantive consolidation of their Estates is appropriate in light of the substantial identity and extensive interrelationship and interdependence between and among PhyCor and the Debtor Subsidiaries as evidenced by the fact that, among other things, (i) the boards of directors of the Debtor Subsidiaries are comprised, with rare exceptions, of the same slate of senior PhyCor officers who served in the same capacity for all of the Debtor Subsidiaries, (ii) PhyCor maintained umbrella insurance policies for itself and the Debtor Subsidiaries, (iii) corporate policy for all of the Debtors was always formulated by PhyCor's officers and board of directors and implemented by the Debtor Subsidiaries according to express directives from PhyCor, (iv) the supervision of financial operations of the Debtor Subsidiaries was traditionally conducted by PhyCor officers and employees, located at PhyCor's corporate headquarters offices, to whom a local employee in charge of financial matters would report, (v) all of the Debtor Subsidiaries' federal income tax returns were prepared on a consolidated basis and financial information disseminated to the public by the Debtors was almost always prepared and presented on a consolidated basis, (vi) Debtor Subsidiaries were not authorized to borrow money in their own right, nor did any Debtor Subsidiary independently maintain its own credit facilities (all borrowings for the benefit of and capital allocations to the Debtor Subsidiaries were effected by PhyCor through its wholly-owned subsidiary, PhyCor of Nashville, Inc.), (vii) with no outside source of capital available to them, the Debtor Subsidiaries relied on PhyCor's unified financial operations and centralized cash management system, which is monitored by PhyCor's controller, to conduct their business operations,
(xi) PhyCor guaranteed the performance obligations of the Debtor Subsidiaries under their management services agreements with the physician groups as well as equipment leases and various other contractual arrangements entered into by the Debtor Subsidiaries, and (xii) PhyCor's obligations under the Citicorp Facility were guaranteed by most of the Debtor Subsidiaries.

         On the Consummation Date, all of the Debtor Subsidiaries other than The Member Corporation, Inc. and SynerPhy of Rome, Inc. (f/k/a PhyCor of Rome, Inc.) will be merged with and consolidated into PhyCor pursuant to the terms of a plan and agreement of merger attached to the Plan as Exhibit E.

                  (b)      Substantive Consolidation Order

         As noted above, the Debtors on the Petition Date moved for substantive consolidation of their cases (the "Consolidation Motion"). The Bankruptcy Court has scheduled a hearing on the Consolidation Motion for July 18, 2002 at 3:00 p.m. Eastern Time, immediately before the Confirmation Hearing.

         2.       Continued Corporate Existence; Change Of Name

         The Company will continue to exist as Reorganized PhyCor after the Consummation Date in accordance with the laws of the State of Tennessee and pursuant to the amended and restated charter and by-laws in effect prior to the Consummation Date, except to the extent amended under the Plan. Effective upon the Consummation Date, the Company will change its name to Aveta Health, Inc. The amended and restated charter and by-laws of PhyCor will be amended to, among other things: (i) authorize 25 million shares of New Common Stock, $0.01 par value per share, (ii) pursuant to section 1123(a)(6) of the Bankruptcy Code, prohibit the issuance of non-voting equity securities, and (iii) change the Company's name to Aveta Health, Inc. The Amended and Restated Charter and By-laws will be included in the Plan Supplement.

         3. Class 4: Delivery Of 4.5% Convertible Subordinated Debentures By Claimants Who Elect To Reduce Their Claims To $50,000

         To accurately record the Class 4 claimants holding in excess of $50,000 (including unpaid interest accrued through January 31, 2002) of PhyCor's 4.5% Convertible Subordinated Debentures who properly elect to reduce their claims to $50,000 and therefore receive distributions as Class 3 claimants, such claimants must (i) vote on the Plan using the Class 4 Ballot and (ii) deliver the 4.5% Convertible Subordinated Debenture certificate(s) to SunTrust Bank, the Indenture Trustee, by 5:00 p.m. on the Voting Deadline. AS OF JANUARY 31, 2002, THE ACCRUED INTEREST FOR EACH $1,000 PRINCIPAL AMOUNT OF 4.5% CONVERTIBLE SUBORDINATED DEBENTURES IS $67.19. IF THE PRINCIPAL PORTION OF YOUR 4.5% CONVERTIBLE SUBORDINATED DEBENTURE CLAIM IS $47,000 OR MORE, THEN PRINCIPAL PLUS ACCRUED INTEREST WILL EXCEED $50,000 AND YOU WILL NEED TO ELECT TO REDUCE YOUR TOTAL CLAIM TO $50,000 IF YOU WANT TO RECEIVE A DISTRIBUTION IN CASH.

         Beneficial holders who properly elect to reduce their claims as set forth in the preceding paragraph should contact their broker, dealer, commercial bank, trust company, or other nominee (collectively, the "Custodian") through which they hold their 4.5% Convertible Subordinated Debentures and request that their 4.5% Convertible Subordinated Debenture certificates be delivered to the Indenture Trustee on their behalf. Brokers, dealers, commercial banks, trust companies, or other nominees may deliver such certificates to the Indenture Trustee through DTC. DTC has authorized DTC participants that hold the 4.5% Convertible Subordinated Debentures on behalf of beneficial owners to deliver the 4.5% Convertible Subordinated Debentures as if they were holders. To effect a delivery, DTC participants should transmit their delivery to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible. Accordingly, DTC participants may electronically deliver 4.5% Convertible Subordinated Debentures by causing DTC to transfer 4.5% Convertible Subordinated Debentures to the Indenture Trustee in accordance with DTC's ATOP procedures for such a transfer.

         To deliver 4.5% Convertible Subordinated Debenture certificate(s), a Custodian must effect or cause to be effected a book-entry confirmation of all 4.5% Convertible Subordinated Debentures to be delivered to the Indenture Trustee's account at DTC on or before the Distribution Date.

         The Indenture Trustee will establish promptly an account with respect to the 4.5% Convertible Subordinated Debentures at DTC. Any financial institution that is a DTC participant may make a book-entry delivery of 4.5% Convertible Subordinated Debentures by causing DTC to transfer 4.5% Convertible Subordinated Debentures to the Indenture Trustee's account. DELIVERY OF A CLASS 4 BALLOT TO THE INFORMATION AGENT WILL NOT CONSTITUTE VALID DELIVERY OF THE 4.5% CONVERTIBLE SUBORDINATED DEBENTURES TO THE INDENTURE TRUSTEE.

         CLASS 4 BALLOTS SHOULD BE SENT TO THE INFORMATION AGENT AND NOT TO THE COMPANY OR THE INDENTURE TRUSTEE AND THE 4.5% CONVERTIBLE SUBORDINATED DEBENTURE CERTIFICATE(S) SHOULD BE DELIVERED TO SUNTRUST BANK, THE INDENTURE TRUSTEE, AND NOT TO THE COMPANY OR THE INFORMATION AGENT.

         4.       Cancellation Of Existing Securities And Agreements

         On the Consummation Date, except as otherwise provided for in the Plan,
(i) the Existing Securities (including Preferred Stock), to the extent not already cancelled, will be cancelled and (ii) the obligations of PhyCor under the

Existing Securities and under PhyCor's amended and restated charter or any agreements, indentures, or certificates of designations governing the Existing Securities will be discharged; except that each indenture or other agreement that governs the rights of the holder of a Claim based on the Existing Securities and that is administered by an indenture trustee, an agent, or a servicer will continue in effect solely for the purposes of (a) allowing such indenture trustee, agent, or servicer to make the distributions to be made on account of such Claims under the Plan as provided in Article III of the Plan and
(b) permitting such indenture trustee, agent, or servicer to maintain any rights it may have for fees, costs, and expenses under such indenture or other agreement. The Indenture Trustee will make the distributions required under the Plan to the holders in Class 3 and Class 4.

         Any actions taken by an indenture trustee, agent, or servicer that are not for the purposes authorized in the Plan will not be binding upon the Debtors. Nonetheless, the Debtors may terminate any indenture or other governing agreement and the authority of any indenture trustee, agent, or servicer to act thereunder at any time, with or without cause, by giving five days' written notice of termination to the indenture trustee, agent, or servicer. If distributions under the Plan have not been completed at the time of termination of the indenture or other governing agreement, the Debtors will designate a Disbursing Agent to act in place of the indenture trustee, agent, or servicer.

         5.       Vesting Of Assets

         The property of the Debtors' Estates that is not specifically disposed of pursuant to the Plan will vest in PhyCor on the Confirmation Date. Thereafter, PhyCor will be permitted to operate its business and use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Confirmation Date, all property of PhyCor will be free and clear of all Claims and interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, PhyCor may, without application to or approval by the Bankruptcy Court, pay professional fees and expenses that the Debtors or any of them may incur after the Confirmation Date.

         6.       Effectuating Documents; Further Transactions

         The chairman of the board of directors, president, chief financial officer, or any other appropriate officer of Reorganized PhyCor will be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of Reorganized PhyCor will be authorized to certify or attest to any of the foregoing actions.

         7.       Exemption From Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from the Debtors to Reorganized PhyCor or any other Person or entity pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, or other similar tax or governmental assessment and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         8.       Payment Of Statutory Fees

         All fees payable by the Debtors pursuant to section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on or before the Consummation Date. Any such fees arising after the Consummation Date but prior to the closing of the Chapter 11 Cases will be paid by Reorganized PhyCor.

         9.       Severability Of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         10.      Revocation, Withdrawal, Or Non-Consummation

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation or Consummation as to any or all of the Debtors does not occur, then with respect to such Debtors, (i) the Plan will be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for Consummation of the Plan, will (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors, or (c) constitute an admission of any sort by the Debtors or any other Person.

         11.      Plan Supplement

         Any and all exhibits, lists, or schedules not filed with the Plan will be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court seven days prior to the date set for the hearing on Confirmation. Upon its filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours or may be viewed on the Bankruptcy Court's website at www.nysb.uscourts.gov. A password is needed to gain access to case files. Details on how to obtain a password are available on the Bankruptcy Court's website. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Company in accordance with Article XV.G of the Plan.

         12.      Indemnification Obligations

         Any claims of any of the Debtors' current or former directors or officers for indemnification based upon any obligations or rights of any of the Debtors to defend, indemnify, or limit the liability of its current and former directors or officers pursuant to any Debtors' charter, by-laws, applicable state law, or specific agreement in respect of any claims, demands, suits, causes of action, or proceedings against such directors or officers based upon any act or omission related to such current or former directors' or officers' services with, for, or on behalf of any of the Debtors prior to the Consummation Date, and any reimbursement obligations arising in respect of the foregoing (collectively, the "Indemnity Claims") shall be treated as follows, regardless of whether such directors or officers filed proofs of claim by the applicable Bar Date, if any: (i) the Indemnity Claims shall be discharged on the date that is six years after the Consummation Date and (ii) during the period between the Consummation Date and the sixth anniversary thereof, Reorganized PhyCor shall pay the Indemnity Claims in the same manner and on the same legal bases as PhyCor would have done prior to the Petition Date under applicable non-bankruptcy law, provided, however, that (a) for the first three years of such six-year period, the holders of the Indemnity Claims shall look first to and recover from the extended reporting period (tail) coverage under the directors and officers liability insurance purchased in accordance with Article X.B.1.d of the Plan and secondly, if such insurance coverage has been exhausted, then from Reorganized PhyCor,whose aggregate liability on account of all such Indemnity Claims hereunder shall not exceed $2,500,000; and (b) for the second three years of such six-year period, the holders of the Indemnity Claims shall look only to and recover from the extended reporting period (tail) coverage under the directors and officers liability insurance purchased in accordance with Article X.B.1.d of the Plan and Reorganized PhyCor shall have no further liability for the payment of Indemnity Claims. Notwithstanding the foregoing, Reorganized PhyCor shall be liable for and shall pay any insurance deductible payable in respect of any Indemnity Claim made under the provisions of clauses
(ii)(a) and (ii)(b) above.

         13.      Term Of Injunctions Or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under sections 105 or 362 of the Bankruptcy Code or otherwise, and outstanding on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), will remain in full force and effect until the Consummation Date.

         14.      Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of New York will govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of Tennessee will govern corporate governance matters with respect to the Company, in either case without giving effect to the principles of conflicts of law thereof.

         15.      Distributions Under The Plan

                  (a)      General

         Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Consummation Date will be made on the Distribution Date. The New Securities to be issued under the Plan will be deemed issued as of the Distribution Date regardless of the date on which they are actually distributed. Distributions on account of Claims that first become Allowed Claims after the Consummation Date will be made pursuant to Articles III, VII, and IX of the Plan.

         Except as otherwise provided in the Plan or the Confirmation Order, all Cash necessary for Reorganized PhyCor to make payments pursuant to the Plan will be obtained from the Debtors' existing Cash balances and the liquidation of the Debtors' remaining non-Cash assets, if any. Reorganized PhyCor, or such third-party Disbursing Agent(s) as it may employ, in its sole discretion, will initially make all distributions of Cash and New Common Stock required to be distributed under the applicable provisions of the Plan, except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer. The latter such distributions will be deposited with the appropriate indenture trustee, agent, or servicer, who will deliver such distributions to the holders of Claims in accordance with the provisions of this Plan and the terms of the relevant indenture or other governing agreement. Each Disbursing Agent will serve without bond, and each third-party Disbursing Agent will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from Reorganized PhyCor on terms acceptable to Reorganized PhyCor.

         Cash payments made pursuant to the Plan will be in U.S. dollars and will be made, at the option and in the sole discretion of Reorganized PhyCor, by checks drawn on or wire transfer from, a domestic bank selected by Reorganized PhyCor.

                  (b) Delivery Of 4.5% Convertible Subordinated Debentures By Claimants Who Elect To Reduce Their Claims To $50,000

         To accurately record the Class 4 claimants holding in excess of $50,000 (including unpaid interest accrued through January 31, 2002) of PhyCor's 4.5% Convertible Subordinated Debentures who properly elect to reduce their claims to $50,000 and therefore receive distributions as Class 3 claimants, such claimants must (i) vote on the Plan using the Class 4 Ballot and (ii) deliver the 4.5% Convertible Subordinated Debenture certificate(s) to SunTrust Bank, the Indenture Trustee, by 5:00 p.m. on the Voting Deadline. See "Summary Of The Plan
- Classification And Treatment Of Claims And Interests - Impaired Classes Of Claims And Interests - Class 3: Convenience Claims". AS OF JANUARY 31, 2002, THE ACCRUED INTEREST FOR EACH $1,000 PRINCIPAL AMOUNT OF 4.5% CONVERTIBLE SUBORDINATED DEBENTURES IS $67.19. IF THE PRINCIPAL PORTION OF YOUR 4.5% CONVERTIBLE SUBORDINATED DEBENTURE CLAIM IS $47,000 OR MORE, THEN PRINCIPAL PLUS ACCRUED INTEREST WILL EXCEED $50,000 AND YOU WILL NEED TO ELECT TO REDUCE YOUR TOTAL CLAIM TO $50,000 IF YOU WANT TO RECEIVE A DISTRIBUTION IN CASH.

                  (c)      Record Date For Distributions

         The record date for distributions to holders of Allowed General Unsecured Claims will be the seventh Business Day following entry of the Confirmation Order (the "Distribution Record Date"). At the close of business on the Distribution Record Date, the transfer ledgers for the 4.5% Convertible Subordinated Debentures and Zero Coupon Notes will be closed and there will be no further changes in the record holders of the 4.5% Convertible Subordinated Debentures and Zero Coupon Notes. Reorganized PhyCor, the Indenture Trustee, and the Disbursing Agent, if any, will have no obligation to recognize any transfer of such 4.5% Convertible Subordinated Debentures and Zero Coupon Notes occurring after the Distribution Record Date, and will be entitled instead to recognize and deal for all purposes with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

                  (d)      Calculation Of Distribution Amounts Of New Common
                           Stock

         No fractional shares of New Common Stock will be issued or distributed under the Plan or by Reorganized PhyCor or any Disbursing Agent, indenture trustee, agent, or servicer. Each Person entitled to receive New Common Stock will receive the total number of whole shares of New Common Stock to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock, the Disbursing Agent will allocate separately one whole share or option to such Person and other Persons similarly entitled, in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares or options have been allocated. Upon the allocation of a whole share or option to a Person in respect of the fractional portion of its entitlement, such fractional portion will be cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares or options which remain to be allocated, the Disbursing Agent will allocate the remaining whole shares or options to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares or options authorized under the Plan, all remaining fractional portions of the entitlements will be cancelled and will be of no further force and effect. The Disbursing Agent, or any appropriate indenture trustee, agent, or servicer will not make any distribution of less than five shares of New Common Stock with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer, as the case may be.

                  (e) Delivery Of Distributions And Undeliverable Or Unclaimed Distributions

                           (i)      Delivery Of Distributions In General

         Distributions to holders of Allowed Claims will be made by the Disbursing Agent, or the appropriate indenture trustee, agent, or servicer (i) at the addresses set forth on the proofs of Claim filed by such holders (or at the last known addresses of such holders if no proof of Claim is filed or if the Debtors have been notified of a change of address), (ii) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related proof of Claim, (iii) at the addresses reflected in the Schedules if no proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, (iv) in the case of the holder of a Claim which is governed by an indenture or other agreement and is administered by an indenture trustee, agent, or servicer, at the addresses contained in the official records of such indenture trustee, agent, or servicer, or (v) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors.

                           (ii)     Undeliverable And Unclaimed Distributions

         Holding Of Undeliverable And Unclaimed Distributions. If any holder's distribution is returned as undeliverable, no further distributions to such holder will be made unless and until the Disbursing Agent or the appropriate indenture trustee, agent, or servicer is notified of such holder's then-current address, at which time all missed distributions will be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the indenture trustee, agent, or servicer will be returned to Reorganized PhyCor until such distributions are claimed.

         Failure To Claim Undeliverable Distributions. All claims for undeliverable distributions must be made on or before the second anniversary of the Consummation Date, after which date (i) all Cash in respect of such undeliverable distributions, including interest accrued thereon, will revert to Reorganized PhyCor and (ii) all New Common Stock in respect of such undeliverable distributions will be cancelled notwithstanding any contrary federal or state escheat laws.

                  (f)      Fractional Dollars; De Minimis Distributions

         Notwithstanding any other provision of the Plan, no payments of fractions of dollars will be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. The Disbursing Agent, or any indenture trustee, agent, or servicer, as the case may be, will not make any payment of less than $25.00 with respect to any Claim unless a request therefor is made in writing to such Disbursing Agent, indenture trustee, agent, or servicer.

         16. Resolution And Treatment Of Disputed, Contingent, And Unliquidated Claims

                  (a)      Objection Deadline; Prosecution Of Objections

         The Company or Reorganized PhyCor, as the case may be, will be allowed up to 120 days after the Consummation Date (unless extended by an order of the Bankruptcy Court) to file objections to Claims, other than Claims deemed Allowed pursuant to express provisions of the Plan, with the Bankruptcy Court and serve such objections upon the holders of each of the Claims to which objections are made. Notwithstanding the foregoing, nothing contained in the Plan will limit the Reorganized Company's right to object to Claims, if any, filed or amended more than 120 days after the Consummation Date.

         The objection procedure described above will apply to any and all Claims that are listed in the Schedules as disputed, contingent, and/or unliquidated only if the holder of any such Claim filed a proof of Claim on account of such Claim. The Debtors reserve their right to seek an order expunging and disallowing any Claim that is listed in the Schedules as disputed, contingent, and/or unliquidated, and for which no proof of Claim was timely filed.

         Except as otherwise provided in the Plan, nothing will affect the Debtors' or Reorganized PhyCor's rights and defenses, both legal and equitable, with respect to any Claims, other than Claims deemed Allowed pursuant to express provisions of the Plan, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs against Claims or recoupments.

                  (b)      No Distributions Pending Allowance

         No payments or distributions will be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order and the Disputed Claim, or some portion thereof, has become an Allowed Claim. Disputed Claims are Claims, or portions of Claims, that are neither Allowed Claims nor Disallowed Claims, as the case may be, and include, but are not limited to, Claims that have not been Scheduled by the Debtors; Claims that have been Scheduled at zero or as contingent, unliquidated, or disputed; Claims that are the subject of a proof of Claim that differs in nature, amount, or priority from the Debtors' Schedules; and Claims that have not yet been allowed or disallowed by a Final Order.

                  (c)      Disputed Claims Reserve

         Reorganized PhyCor or the Disbursing Agent will, on the Distribution Date, or as soon thereafter as practicable, establish and fund (from the Cash and New Common Stock or other property to be distributed under the Plan) the Disputed Claims Reserve. In general, the purpose of the Disputed Claims Reserve is to ensure that sufficient Cash and New Common Stock or other property is set aside to distribute to holders of Disputed Claims the amounts to which they are entitled under the Plan if, as, and when their Disputed Claims become Allowed Claims. The amount of Cash, New Common Stock, or other property to be withheld by the Disbursing Agent on account of each Disputed Claim will be determined in accordance with the provisions of Article IX of the Plan.

         Neither the Disbursing Agent nor any other party will be entitled to vote any shares of the New Common Stock held in the Disputed Claims Reserve. In the event that any matter requires approval by the shareholders of Reorganized PhyCor prior to the distribution or cancellation of all shares of New Common Stock from the Disputed Claims Reserve, the shares of New Common Stock held by the Disbursing Agent will be deemed, for voting purposes only, not to have been issued.

                  (d)      Distributions After Allowance

         Reorganized PhyCor or the Disbursing Agent, as the case may be, will make payments and distributions from the Disputed Claims Reserve to each holder of a Disputed Claim that has become an Allowed Claim in accordance with the provisions of the Plan governing the class of Claims to which such holder belongs. On the date which is 30 days after the date that the order or judgment of the Bankruptcy Court allowing all or part of such Claim becomes a Final Order, the Disbursing Agent will distribute to the holder of such Claim any Cash, New Common Stock, or other property in the Disputed Claims Reserve that would have been distributed on the Distribution Date had such Allowed Claim been allowed on the Distribution Date. After a Final Order has been entered, or other final resolution has been reached, with respect to each Disputed Claim, (i) any New Common Stock or other property held in the Disputed Claims Reserve will be distributed pro rata to holders of Allowed Claims entitled thereto under the terms of the Plan and (ii) any Cash or other property remaining in the Disputed Claims Reserve will become property of Reorganized PhyCor. All distributions made under Article IX of the Plan on account of an Allowed Claim will be made together with any dividends, payments, or other distributions made on account of, as well as any obligations arising from, the distributed property, as if such Allowed Claim had been an Allowed Claim on the Distribution Date. In no event, however, will the Disbursing Agent be required to make distributions under Article IX of the Plan more frequently than once every 180 days or to make any individual payments in an amount less than $25.00.

         17.      Surrender Of Cancelled Debt Instruments Or Securities

         On or before the Distribution Date, or as soon thereafter as practicable, each holder of an instrument evidencing a Claim on account of an Existing Security (a "Certificate"), except in the case of certain Class 4 claimants who have previously delivered debt instruments to the Indenture Trustee, will surrender such Certificate to the Disbursing Agent or, with respect to indebtedness that is governed by an indenture or other agreement, the respective indenture trustee, agent, or servicer, as the case may be, and such Certificate will be cancelled. In the case of a Class 4 claimant who holds at least $17,500,000 in principal amount of 4.5% Convertible Subordinated Debentures, the Certificate will be accompanied by an Affirmation in the form attached as Exhibit F to the Plan. The Affirmation will be included with the letter of transmittal regarding the surrender of Certificates that will be forwarded to each Class 4 claimant by the Information Agent as soon as practicable after Confirmation.

         No distribution of property under the Plan will be made to or on behalf of any such holder unless and until such Certificate and Affirmation are received by the Disbursing Agent or the appropriate indenture trustee, agent, or servicer or the unavailability of such Certificate is reasonably established to the satisfaction of the Disbursing Agent or the appropriate indenture trustee, agent, or servicer. Any such holder who fails to surrender or cause to be surrendered the appropriate Certificate or fails to execute and deliver an affidavit of loss and indemnity reasonably satisfactory to the Disbursing Agent or the appropriate indenture trustee, agent, or servicer, prior to the second
(2nd) anniversary of the Confirmation Date, will be deemed to have forfeited all rights and Claims or Interests in respect of such Certificate and will not participate in any distribution hereunder, and all property in respect of such forfeited distribution, including accrued interest, will revert to Reorganized PhyCor notwithstanding any contrary federal or state escheat laws.

         18.      Treatment Of Executory Contracts And Unexpired Leases

         Under section 365 of the Bankruptcy Code, the Debtors have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If the Debtors reject an executory contract or unexpired lease that was entered into before the Petition Date, the contract will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement may assert a General Unsecured Claim for damages incurred as a result of the rejection. In the case of rejection of employment agreements and real property leases, damages are subject to certain limitations imposed by section 502 of the Bankruptcy Code.

                  (a)      Rejected Contracts And Leases; Related Payments

         Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement or document entered into in connection with the Plan, each of the executory contracts and unexpired leases to which any Debtor is a party, to the extent such contracts or leases are executory contracts or unexpired leases, will be deemed to have been rejected by the applicable Debtor on the Confirmation Date, unless such contract or lease (i) previously (a) will have been assumed or rejected by the Debtors or (b) will have expired or terminated pursuant to its own terms, or (ii) is listed on the schedule of assumed contracts and leases to the Plan. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections described above as of the Confirmation Date.

         Any monetary amounts by which each executory contract and unexpired lease to be assumed under the Plan may be in default will be satisfied, under section 365(b)(1) of the Bankruptcy Code, by cure payments to be made on the Distribution Date. If there is a dispute regarding (i) the nature or amount of any cure payments, (ii) the ability of the Debtors or any assignee of the Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption or assignment, the Debtors or Reorganized PhyCor will make such cure payments following the entry of a Final Order resolving the dispute and approving the assumption and, as the case may be, assignment.

         HRT, lessors of property formerly leased by two Debtor Subsidiaries, has filed claims against the Debtors totaling $94,722,808. Lewis-Gale Clinic, LLC ("Lewis-Gale"), a physician group whose lease with HRT was guaranteed by PhyCor, also filed claims against the Company totaling $26,637,428. The Debtors disputed the HRT Claims and the Lewis-Gale Claims on the grounds, among others, that they are contingent, unliquidated, and do not accurately state the amounts of the Debtors' obligations, if any, to HRT and Lewis-Gale. As a result of discussions among the Debtors, HRT, and Lewis-Gale, the parties have agreed that on the Consummation Date, HRT and Lewis-Gale will be deemed to have undisputed, allowed, prepetition, unsecured, non-priority claims in the Chapter 11 Cases in the amounts of $25,501,050 (approximately) and $4,998,950 (approximately), respectively. The allowance of the HRT and Lewis-Gale Claims in these amounts is part of the transfer and sale of these claims to a third party. By virtue of its purchase of the HRT and Lewis-Gale Claims, the buyer will accede to any and all rights otherwise accorded HRT and Lewis-Gale under the Plan, including the right to a distribution on account of the HRT and Lewis-Gale Claims. The settlement and transfer of the HRT and Lewis-Gale Claims has the consent of the Creditors' Committee.

                  (b)      Rejected Contracts And Leases; Bar To Rejection
                           Damages

         Pursuant to section 365 (d)(2) of the Bankruptcy Code, the Company reserves the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which it is a party.

         If the rejection, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim will be forever barred and unenforceable against the applicable Debtor or Reorganized PhyCor, as the case may be, or the properties of either of them, unless a proof of Claim is filed with the Clerk of the Bankruptcy Court and served upon Reorganized PhyCor and counsel for the Reorganized PhyCor within 30 days after service of the earlier of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected.

                  (c)      Compensation And Benefit Programs

         Except and to the extent previously assumed by an order of the Bankruptcy Court, on or before the Confirmation Date, and except as set forth below, all employee compensation and Benefit Plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, will be deemed to be, and will be treated as if they were, executory contracts that are assumed under Article VIII.C of the Plan, but only to the extent that rights under such programs are held by the Debtors or Persons who are employees of the Debtors as of the Confirmation Date, and the Debtors' obligations under such programs to Persons who are employees of the Debtors on the Confirmation Date will survive confirmation of this Plan, except for (i) executory contracts or Benefit Plans specifically rejected pursuant to the Plan (to the extent such rejection does not violate sections 1114 and 1129(a)(13) of the Bankruptcy Code) and (ii) such executory contracts or Benefit Plans as have previously been rejected, are the subject of a motion to reject, or have been specifically waived by the beneficiaries of any Benefit Plans or contracts.

         PhyCor of Northern Michigan, Inc. is the only Debtor whose employees accrued benefits under a defined benefit pension plan ("Retirement Plan"). A defined benefit pension plan is one that provides an employee, upon retirement, a fixed, periodic payment as determined by the terms of the plan. The Pension Benefit Guaranty Corporation ("PBGC") is the United States government agency that administers the mandatory termination insurance program for defined benefit pension plans under Title IV of the Employee Retirement Income Security Act ("ERISA"). The PBGC guarantees the payment of certain pension benefits upon termination of a defined benefit pension plan. The Retirement Plan is covered by Title IV of ERISA. The Retirement Plan is currently being terminated by the plan sponsor. As a result of the termination of the Retirement Plan, PhyCor of Northern Michigan, Inc. and all members of its controlled group, as defined by sections 414(b) and (c) of the Internal Revenue Code of 1986, as amended, could be jointly and severally liable for the unfunded benefit liabilities of the Retirement Plan. Since PhyCor of Northern Michigan, Inc. is a wholly-owned subsidiary of PhyCor, Inc., PhyCor, Inc. is a member of PhyCor of Northern Michigan, Inc.'s controlled group.

         19.      Retention Of Exclusive Jurisdiction By The Bankruptcy Court

         Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Cases and the Plan, as more fully set forth in Article XII of the Plan.

         20.      Bar Dates

                  (a)      Administrative Claims

         The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Claims (except for Professional Fee Claims and the expenses of the members of any Creditors' Committee), which date will be 30 days after the Confirmation Date. Holders of asserted Administrative Claims, except for Professional Fee Claims, United States Trustee fees, or the expenses of the members of the Creditors' Committee, not paid prior to the Confirmation Date must submit proofs of Claim on or before such Administrative Claims Bar Date or forever be barred from doing so. The notice of Confirmation to be delivered pursuant to Fed. R. Bankr. P. 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date. The Debtors, or Reorganized PhyCor, as the case may be, will have 30 days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Claims before a hearing for determination of allowance of such Administrative Claims.

                  (b)      Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fee Claims pursuant to sections 327, 328, 330, 331, 503(b), or 1103 of the Bankruptcy Code for services rendered to the Debtors or the Creditors' Committee prior to the Confirmation Date, including requests under section 503(b)(4) of the Bankruptcy Code by any Professional or other entity for making a substantial contribution in the Chapter 11 Cases, must be filed and served on Reorganized PhyCor and its counsel no later than 60 days after the Confirmation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized PhyCor, its counsel, and the requesting Professional or other entity no later than 15 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

                  (c)      Other Claims

         By order entered February 7, 2002, the Bankruptcy Court entered an order (the "Bar Date Order") setting March 5, 2002 (the "Bar Date") as the last date for the filing of proofs of Claim against the Debtors on account of any Claim, other than Claims deemed Allowed under the Plan, against the Debtors, which arose prior to the Petition Date. On March 11, 2002, the Debtors filed amendments to certain of their Schedules, thereby establishing a supplemental Bar Date of April 17, 2002 for only the creditors affected by such amendments. Notice of the supplemental Bar Date of April 17, 2002 was given to the creditors affected by the amendments. Pursuant to the Bar Date Order and Fed. R. Bankr. P. 3003(c)(2), any entity or person who is required to file a timely proof of Claim in the form and manner specified by the Bar Date Order and that failed to do so on or before the Bar Date (or, in the case of a claim based upon the Debtors' rejection of an unexpired lease or executory contract, before the Rejection Damages Bar Date, as defined in the Bar Date Order), will not be entitled to vote on the Plan and will not receive or retain, or be entitled to receive or retain, any property or any payment or distribution of property from the Debtors, or their successor, or assigns with respect to such Claim.

         21.      Miscellaneous

                  (a)      Interest On Claims

         Unless otherwise specifically provided for in the Plan or Confirmation Order, or required by applicable bankruptcy law, postpetition interest will not accrue or be paid on any Claims, and no holder of a Claim will be entitled to interest accruing on or after the Petition Date on any Claim.

                  (b)      Preservation Of Rights Of Action; Settlement Of
                           Claims

         Preservation Of Rights Of Action. Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Debtors and their Estates will retain the Litigation Claims. Reorganized PhyCor, as the successor in interest to the Debtors, may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of the Litigation Claims. The failure of the Debtors to list a claim, right of action, suit, or proceeding on Exhibit D to the Plan will not constitute a waiver or release by the Debtors or their Estates of such claim, right of action, suit, or proceeding.

         Settlement Of Litigation Claims. At any time after the Confirmation Date and before the Consummation Date, notwithstanding anything in this Plan to the contrary, the Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Fed. R. Bankr. P. 9019.

         Class Action Settlement. PhyCor, Joseph C. Hutts, Derril W. Reeves, Richard D. Wright, John K. Crawford, and Thompson S. Dent (the "Settling Defendants") and the plaintiffs in the various actions comprising the Shareholder Litigation Claims (the "Litigation") other than Parul Patel (the "Class Plaintiffs") have agreed in principle to settle their respective claims as they pertain to the Settling Defendants as follows: (i) the Settling Defendants (through their insurer) will deposit the sum of $3.4 million into an interest bearing escrow account for distribution in accordance with the order of the District Court and (ii) the Class Plaintiffs will dismiss with prejudice all claims pending in the Litigation against the Settling Defendants. The settlement is subject to the occurrence of certain conditions, the approval of all of its material terms by the District Court and the expiration of the time for appeal from such approval. A notice of settlement, including a copy of a memorandum of understanding outlining the terms of the settlement, was filed with the District Court on March 12, 2002. Fully executed settlement documents were filed with the District Court on April 12, 2002 and any opt-outs or objections to the settlement must be filed with the District Court on or before July 8, 2002. The final hearing on the settlement is scheduled for July 20, 2002 at 1:00 p.m. Reorganized PhyCor will take whatever steps are necessary on its part to complete the settlement of the Litigation. Subject to approval by the District Court, KPMG has also settled the claims against it in the Litigation.

         With respect to the state court derivative action filed by Parul Patel, Mr. Patel has not agreed to settle his claim. Under the terms of the Plan, Mr. Patel's interest as a holder of a Class 6 Common Stock Claim will be cancelled and his interest as a holder of a Class 7 Shareholder Litigation Claim will be discharged. Finally, under the terms of the Plan, PhyCor is releasing any claims against its current and former officers and directors that it may have in respect of the Patel action. Accordingly, upon Confirmation, Mr. Patel will lack standing to assert any similar claims against either PhyCor or its officers and directors.

                  (c)      Withholding And Reporting Requirements

         In connection with the Plan and all distributions thereunder, the Disbursing Agent will comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder will be subject to any such withholding and reporting requirements.

D.       CONFIRMATION OF THE PLAN

         Described below are certain important considerations under the Bankruptcy Code in connection with confirmation of the Plan.

         1.       Confirmation Hearing

         Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the "Confirmation Hearing"). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

         The Debtors will provide notice of the Confirmation Hearing to all known Creditors and Interest holders or their representatives (the "Confirmation Notice"). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof. Objections to confirmation must be filed and served in the manner and within the time set forth in the Confirmation Notice and must (i) be in writing, (ii) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules, (iii) set forth the name of the objector, and the nature and amount of any Claim or Interest asserted by the objector against or in the Debtors, their Estates, or their property, and (iv) state with particularity the legal and factual bases for the objection. OBJECTIONS TO CONFIRMATION THAT ARE NOT TIMELY FILED AND SERVED MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND MAY BE OVERRULED.

         2.       Requirements For Confirmation Of The Plan

         The Bankruptcy Court will determine at the Confirmation Hearing whether the following requirements for confirmation, set forth in section 1129(a) of the Bankruptcy Code, have been satisfied:

                  (a) The Plan complies with the applicable provisions of the Bankruptcy Code.

                  (b) The Debtors have complied with the applicable provisions of the Bankruptcy Code.

                  (c) The Plan has been proposed in good faith and not by any means forbidden by law.

                  (d) Any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before Confirmation of the Plan is reasonable, or if such payment is to be fixed after Confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

                  (e) The Debtors have disclosed (i) the identity and affiliations of (a) any individual proposed to serve, after Confirmation of the Plan, as a director, officer, or voting trustee of Reorganized PhyCor, (b) any affiliate of the Debtors participating in a joint plan with the Debtors, or (c) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of Creditors and Interest holders and with public policy), and (d) the identity of any insider that will be employed or retained by Reorganized PhyCor and the nature of any compensation for such insider.

                  (f) With respect to each Class of Claims or Interests, each Impaired Creditor and Impaired Interest holder either has accepted the Plan or will receive or retain under the Plan, on account of the Claims or Interests held by such entity, property of a value, as of the Consummation Date, that is not less than the amount that such entity would receive or retain if the Debtors were to be liquidated on such date under Chapter 7 of the Bankruptcy Code. See "Feasibility Of The Plan And The Best Interests Of Creditors Test."

                  (g) The Plan provides that Administrative Claims and Priority Claims other than Priority Tax Claims will be paid in full on the Consummation Date and that Priority Tax Claims will receive on account of such Claims deferred cash payments, over a period not exceeding six years after the date of assessment of such Claims, of a value, as of the Consummation Date, equal to the Allowed Amount of such Claims, except to the extent that the holder of any such Claim has agreed to a different treatment.

                  (h) If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

                  (i) Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to them under the Plan, unless such liquidation or reorganization is proposed in the Plan. See "Feasibility Of The Plan And The Best Interests Of Creditors Test."

                  (j) The Plan provides for the continuation after the Consummation Date of all retiree benefits, if any, at the level established pursuant to section 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to Confirmation of the Plan, for the duration of the period PhyCor has obligated itself to provide such benefits.

         The Debtors believe that, upon receipt of the requisite acceptances, the Plan will satisfy all the statutory requirements of Chapter 11 of the Bankruptcy Code, that they have complied or will have complied with all of the requirements of Chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

         3.       Confirmation Without Acceptance Of All Impaired Classes -
                  "Cramdown"

         The Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(a) of the Bankruptcy Code, and have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

         Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted it. Thus, if the requisite acceptances are received, the Bankruptcy Court may confirm the Plan notwithstanding the rejection, deemed or otherwise, of an Impaired Class of Claims or Interests if the Plan "does not discriminate unfairly" and is "fair and equitable" as to each Impaired Class that has rejected, or is deemed to have rejected, the Plan.

         A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank.

         A plan is fair and equitable as to a class of unsecured claims that rejects the plan if, among other things, the plan provides that (i) each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the plan, equal to the allowed amount of the claim or (ii) no holder of a claim or interest that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim or interest.

         A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides that (i) each holder of an interest included in the rejecting class receive or retain on account of that interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest or (ii) no holder of an interest that is junior to the interest of the rejecting class will receive or retain under the plan any property on account of such junior interest.

         As described above, holders of Interests and Claims in Classes 5, 6, 7, and 8 will not receive or retain property under the Plan on account of their Interests and Claims in such Classes. Accordingly, under section 1126(g) of the Bankruptcy Code, Classes 5, 6, 7, and 8 are presumed to have rejected the Plan. The Debtors intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 5, 6, 7, and 8 and reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other classes of Claims or Interests.

         The Debtors believe that the Plan may be confirmed pursuant to the above-described "cramdown" provisions, over the dissent of certain Classes of Claims and Interests, in view of the treatment proposed for such Classes. The Debtors believe that the treatment under the Plan of the holders of Interests and Claims in Classes 5, 6, 7, and 8 will satisfy the "fair and equitable" test because, although no distribution will be made in respect of Interests and Claims in such Classes and, as a result, such Classes will be deemed to have rejected the Plan, no Class junior to these non-accepting Classes will receive or retain any property under the Plan. In addition, the Debtors do not believe that the Plan unfairly discriminates against any dissenting Classes.

         4.       Conditions To Confirmation And Consummation

                  (a)      Conditions To Confirmation

         The following are conditions precedent to confirmation of the Plan:

                  (i) The Bankruptcy Court has entered an order approving the Disclosure Statement with respect to the Plan as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

                  (ii) The Substantive Consolidation Order, which may be the Confirmation Order, will be in form and substance reasonably acceptable to the Debtors and the Creditors' Committee, and has been entered by the Bankruptcy Court prior to or contemporaneously with the Confirmation Order.

                  (b)      Conditions To Consummation

         The following are conditions precedent to the occurrence of the Consummation Date, each of which may be satisfied or waived in accordance with
Article X.C of the Plan:

                  (i) The Confirmation Date must have occurred and the Confirmation Order, in form and substance reasonably acceptable to the Debtors, Warburg, Pincus, the Noteholders' Committee, and the Creditors' Committee, confirming the Plan, as the same may have been modified, must have been entered and must, among other things, provide that:

                           (A) the Debtors and Reorganized PhyCor are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the instruments, releases, and other agreements or documents created in connection with the Plan;

                           (B) the provisions of the Confirmation Order are nonseverable and mutually dependent;

                           (C) all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Cases or under the Plan will remain in full force and effect for the benefit of Reorganized PhyCor or its assignee(s) thereof, notwith standing any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits, or requires termination of such contract or lease;

                           (D) the Debtors and Reorganized PhyCor must have purchased directors and officers liability insurance effective upon the Consummation Date in the amount of $5 million to be effective for a period of six years from and after the Consummation Date;

                           (E) the transfers of property by the Debtors (i) to Reorganized PhyCor (a) are or will be legal, valid, and effective transfers of property, (b) vest or will vest Reorganized PhyCor with good title to such property free and clear of all liens, charges, Claims, encumbrances, or interests, except as expressly provided in the Plan or Confirma tion Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (d) do not and will not subject Reorganized PhyCor to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee, or stamp or recording tax liability and (ii) to holders of Claims under the Plan are for good consideration and value;

                           (F) except as expressly provided in the Plan, the Debtors are discharged effective upon the Confirmation Date from any "debt" (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors' liability in respect thereof is extinguished completely, whether or not reduced to judgment, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or that arose from any agreement of the Debtors that has either been assumed or rejected in the Chapter 11 Cases or pursuant to the Plan, or obligation of the Debtor incurred before the Confirmation Date, or from any conduct of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

                           (G)      the Plan does not provide for the
                                    liquidation of all or substantially all of the property of the Debtor and its Confirmation is not likely to be followed by the liquidation of the Reorganized Debtor or the need for further financial reorganiza tion;

                           (H) all Existing Securities and Interests will be cancelled effective upon the Consumma tion Date;

                           (I) the New Common Stock issued under the Plan in exchange for Claims is exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Common Stock are "underwriters," as that term is defined in section 1145 of the Bankruptcy Code; and

                           (J) the waivers, exculpations, and injunctions described in Article XIII of the Plan are approved.

                  (ii) Reorganized PhyCor must have access to Cash, in the form of dividends, intercompany advances, or otherwise from its subsidiaries, in an amount acceptable to Reorganized PhyCor, to provide it with working capital to meet ordinary and peak requirements.

                  (iii) All authorizations, consents, and regulatory approvals required, if any, in connection with the consummation of the Plan must have been obtained.

                  (iv) The following documents and agreements, in form satisfactory to the Debtors and the Noteholders' Committee, must have been executed and delivered, and all conditions precedent thereto must have been satisfied:

                           (A) Reorganized PhyCor's Amended and Restated Charter and By-laws; and

                           (B)      Management Incentive Plan.

                  (v) All other actions, documents and agreements necessary to implement the Plan must have been effected or executed.

                  (vi)     The Confirmation Order must have become a Final
                           Order.

                  (c)      Waiver Of Conditions

         Each of the conditions set forth in D.4.(a) and D.4.(b) above, other than those set forth in D.4.(a)(i), D.4.(b)(i), and D.4.(b)(ii), may be waived in whole or in part by the Debtors or Reorganized PhyCor without any notice to parties in interest or the Bankruptcy Court and without a hearing.

                  (d)      Modifications And Amendments

         The Debtors may alter, amend, or modify the Plan or any Exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to "substantial consummation" of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of holders of Claims or Interests under the Plan; except that prior notice of such proceedings will be served in accordance with the Federal Rules of Bankruptcy Procedure or order of the Bankruptcy Court.

E.       EFFECTS OF CONSUMMATION

         1.       Binding Effect

         From and after the Confirmation Date, the Plan will be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, and their respective successors and assigns, including, but not limited to, Reorganized PhyCor, and all other parties-in-interest in the Chapter 11 Cases.

         2.       Discharge Of The Debtors

         All consideration distributed and treatment of Claims under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims against and Interests in the Debtors of any nature whatsoever or against any of the Debtors' assets or properties. Except as otherwise expressly provided in the Plan, entry of the Confirmation Order will act as a discharge of all Claims against, liens on, and Interests in each of the Debtors, their assets, and its properties, arising at any time before the entry of the Confirmation Order, regardless of whether a proof of Claim or proof of Interest therefor was filed, whether the Claim or Interest is Allowed, or whether the holder thereof votes to accept the Plan or is entitled to receive a distribution thereunder, subject to the occurrence of the Consummation Date. Upon entry of the Confirmation Order, and subject to the occurrence of the Distribution Date, any holder of such discharged Claim or Interest will be precluded from asserting against the Debtors or any of their assets or properties any other or further Claim or Interest based upon any document, instrument, act, omission, transaction, or other activity of any kind or nature that occurred before the date of entry of the Confirmation Order. The Confirmation Order will be a judicial determination of discharge of all liabilities of the Debtors, subject to the occurrence of the Distribution Date.

         3.       Injunction

         In accordance with section 524 of the Bankruptcy Code, the discharge provided by the Plan and section 1141 of the Bankruptcy Code will act as an injunction against the commencement or continuation of any action, employment of process, or act to collect, offset, or recover the Claims and Interests discharged hereby. Except as otherwise expressly provided in the Plan or the Confirmation Order, all entities who have held, hold, or may hold Claims against, or Interests in, the Debtors will be permanently enjoined, on and after the Consummation Date, subject to the occurrence of the Distribution Date, from
(i) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim or Interest, (ii) the enforcement, attachment, collection, or recovery by any manner or means of any judgment, award, decree, or order against the Debtors on account of any such Claim or Interest, (iii) creating, perfecting, or enforcing any encumbrance of any kind against the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest, and (iv) asserting any right of setoff, subrogation, or recoupment of any kind against any obligation due from the Debtors or against the property or interests in property of the Debtors on account of any such Claim or Interest. The foregoing injunction will extend to successors of the Debtors (including, without limitation, Reorganized PhyCor) and their respective properties and interests in property.

         4.       Debtor Releases

         Effective as of the Confirmation Date, but subject to the occurrence of the Distribution Date, the Debtors will release and be permanently enjoined from any prosecution or attempted prosecution of any and all causes of action which any of them has, may have, or may claim to have against (i) any current or former director, officer, or employee of the Debtors, including any claims that were or could have been asserted in the action entitled Parul Patel et al. v. Hutts, Civil Action No. 99-2353-I, Chancery Court for Davidson County, Tennessee, (ii) any member of the Noteholders' Committee and the Notholders' Committee's attorneys, (iii) any member of the Creditors' Committee and the Creditors' Committee's attorneys, and (iv) Warburg, Pincus and/or its general and/or limited partners, in any way relating to the Debtors, the Chapter 11 Cases, or the Plan; except that the foregoing will not operate as a waiver of or release from any causes of action arising out of (x) the rights of the Debtors or Reorganized PhyCor to enforce the Plan and the contracts, instruments, releases, and other agreements or documents delivered thereunder, (y) any express written contractual obligation owing by any such director, officer, or employee of the Debtors, or (z) the willful misconduct, gross negligence, or breach of fiduciary duty of any of the foregoing released parties in connection with, related to, or arising out of the Chapter 11 Cases, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan. The releases provided herein are justified based upon the substantial contribution of the released parties to the Debtors' reorganization, including the formulation and development of the Plan. These releases were a critical prerequisite to the creation of a feasible plan that maximizes recoveries for creditors and achieves a consensus among the Debtors' principal constituents.

         5.       Other Releases

         Effective as of the Confirmation Date, but subject to the occurrence of the Distribution Date, and except as otherwise provided herein or in the Confirmation Order, each of the Debtors', Reorganized PhyCor's, Noteholders' Committee's, Creditors' Committee's, Indenture Trustee's, and Warburg, Pincus' respective current and former members, officers, directors, agents, subsidiaries, affiliates, general and limited partners, financial advisors, independent accountants, attorneys, employees, and representatives and their respective property will be released from any and all claims, obligations, rights, causes of action, and liabilities which the Debtors, Reorganized PhyCor, or any holder of a Claim against or Interest in the Debtors may be entitled to assert, whether for tort, contract, violations of federal or state securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, based in whole or in part upon any act or omission, transaction, or other occurrence taking place on or before the Confirmation Date in any way relating to the Chapter 11 Cases or the Plan. Nothing in the Plan will release any Person from any claims, obligations, rights, causes of action, or liabilities based upon any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the solicitation of acceptances of the Plan, the pursuit of Confirmation of the Plan, the Consummation of the Plan, the administration of the Plan, or the property to be distributed under the Plan arising out of such Person's gross negligence, willful misconduct, or breach of fiduciary duty. The releases provided herein are justified based upon the substantial contribution of the released parties to the Debtors' reorganization, including the formulation and development of the Plan. These releases were a critical prerequisite to the creation of a feasible plan that maximizes recoveries for creditors and achieves a consensus among the Debtors' principal constituents.

         6.       Creditors' Committee

         On the date which is 30 days after the Consummation Date, the Creditors' Committee will be dissolved and its members will be deemed released of all their duties, responsibilities, and obligations in connection with the Chapter 11 Cases or the Plan and its implementation, and the retention or employment of the Creditors' Committee's attorneys, accountants, and other agents will terminate. All expenses of Creditors' Committee members and the fees and expenses of their professionals through the Confirmation Date will be paid in accordance with the terms and conditions of the Professional Fee Order.

            VIII. TREATMENT OF EMPLOYEES DURING THE CHAPTER 11 CASES

         The Debtors intend that salaries, wages, accrued paid vacation, health related benefits, and similar employee benefits will be unaffected by the Chapter 11 Cases. Employee benefit claims that accrue prepetition will be unimpaired under the terms of the Plan. To ensure the continuity of the Debtors' workforce and to further accommodate the unimpaired treatment of employee benefits, the Debtors obtained the approval of the Bankruptcy Court to honor payroll checks outstanding as of the Petition Date, to permit employees to use their accrued vacation time, and to continue paying medical and other benefits under benefit plans. Employee claims and benefits not paid or honored, as the case may be, prior to consummation of the Plan will be paid or honored in full upon consummation of the Plan or as soon thereafter as such payment or other obligation becomes due or performable.

               IX. FINANCING DURING AND AFTER THE CHAPTER 11 CASES

A.       DIVIDENDS AND INTERCOMPANY ADVANCES

         In the ordinary course of its business, PhyCor funds its obligations through its own operations and dividends and advances from its Subsidiaries. During and after the Chapter 11 Cases, PhyCor will continue to fund its postpetition and post-consummation obligations from these sources.

                       X. CERTAIN FACTORS TO BE CONSIDERED

         Holders of Impaired Claims who are entitled to vote on the Plan should carefully consider the following factors before deciding whether to vote to accept or to reject the Plan.

A.       MAINTENANCE OF OPERATIONS AND POSTPETITION FINANCING

         Although the Debtors believe they will have sufficient funds to meet their obligations under the Plan, failure by the Debtors to have sufficient funds to meet these obligations would pose serious risks to PhyCor's viability, and could preclude consummation of the Plan or any other recapitalization or reorganization.

B.       CERTAIN BANKRUPTCY CONSIDERATIONS

         1.       Effect On Non-Filing Subsidiaries Or Affiliates

         The filing of the Chapter 11 Cases by the Debtors and the publicity attendant thereto might also adversely affect the businesses of the non-filing subsidiaries. Because the financial viability and businesses of the Debtors is significantly dependent upon the businesses of its non-filing subsidiaries, any downturn in the businesses of the non-filing subsidiaries as a result of the Chapter 11 Cases would also affect PhyCor's prospects. Although the Debtors do not believe that the Chapter 11 Cases have adversely affected the businesses of the non-filing subsidiaries in a material way, if the Chapter 11 Cases become protracted, the possibility of adverse effects on such subsidiaries may increase.

         2.       Failure To Confirm The Plan

         Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see "Feasibility Of The Plan And The Best Interests Of Creditors Test - Feasibility Of The Plan"), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Company were liquidated under Chapter 7 of the Bankruptcy Code (see "Feasibility Of The Plan And The Best Interests Of Creditors Tests - Best Interests Test"). Although the Debtors believe that the Plan will meet these tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

         3.       Failure To Consummate The Plan

         Consummation of the Plan is conditioned upon, among other things, entry of the Confirmation Order and an order (which may be the Confirmation Order) approving the rejection of all executory contracts and unexpired leases (other than those specifically assumed by the Company) by PhyCor, and the negotiation and execution of certain definitive agreements. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated.

C.       CERTAIN TAX CONSIDERATIONS

         THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS, AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN THE SECTION OF THIS DISCLOSURE STATEMENT ENTITLED "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN "FOR A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES AND RISKS FOR HOLDERS OF CLAIMS AND THE COMPANY RESULTING FROM THE TRANSACTIONS OCCURRING IN CONNECTION WITH THE PLAN.

D.       INHERENT UNCERTAINTY OF FINANCIAL PROJECTIONS

         The Financial Projections set forth in Exhibit B attached hereto cover Reorganized PhyCor's operations through the period ending December 31, 2004. These Projections are based on numerous assumptions that are an integral part of the Projections, including Confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of Reorganized PhyCor and its Subsidiaries, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of Reorganized PhyCor and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of Reorganized PhyCor's operations. These variations may be material and may adversely affect the ability of Reorganized PhyCor to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan and other post-Consummation Date indebtedness. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

E.       DIVIDENDS

         The Company does not anticipate that any dividends will be paid with respect to the New Common Stock in the near term. The Financial Projections contemplate no payment of dividends through at least the end of the projection period ending December 31, 2004.

F.       COMPETITION

         See "Business Plan For Reorganized PhyCor - Risk Factors Related To PhyCor's Business Plan - Competition."

             XI. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

         As of the Distribution Date, Reorganized PhyCor will issue the New Common Stock and Management Incentive Options, referred to collectively in the Plan as the "New Securities."

         The following discussion summarizes the material provisions of the New Common Stock and Management Incentive Options including references, where applicable, to Reorganized PhyCor's Amended and Restated Charter and By-laws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Management Incentive Plan and Reorganized PhyCor Amended and Restated Charter and By-laws, which will be included in the Plan Supplement.

A.       DESCRIPTION OF SECURITIES TO BE ISSUED

         1.       New Common Stock

         The principal terms of the New Common Stock to be issued by Reorganized PhyCor under the Plan will be as follows:

Authorization                     25 million shares

Initial Issuance                  6 million shares
                                  (96.5% of the New Common Stock will be
                                  issued to holders of Allowed Class 4 General
                                  Unsecured Claims and the remaining 3.5% will be issued to the President and Chief
                                  Executive Officer of Reorganized PhyCor
                                  under the Management Incentive Plan.)

Par Value                         $0.01 per share

Voting Rights                     One vote per share

Preemptive Rights                 None

Dividends                         Payable at the discretion of the board of
                                  directors of Reorganized PhyCor

         2.       Management Incentive Options

         Management Incentive Options to purchase shares equivalent to 1.5% of New Common Stock on a fully diluted basis as of the Consummation Date will be issued to the President and Chief Executive Officer of Reorganized PhyCor on the Consummation Date pursuant to the Management Incentive Plan. One-half of the total options will have an exercise price equal to the Base Exercise Price (as defined below) and one-half will have an exercise price equal to 200% of the Base Exercise Price. If the New Common Stock is publicly traded, the Base Exercise Price will be equal to the fair market value (as defined in the Management Incentive Plan) of the New Common Stock on the grant of the options. In no case will the Base Exercise Price be equal to or less than 33% of the initial price of the New Common Stock as determined by the board of directors of the Company, based on a valuation analysis prepared by Jefferies in connection with the Plan. If the New Common Stock is not publicly traded at the time of grant, the Base Exercise Price will be determined by the Compensation Committee at the time of the grant of the Management Incentive Options.

         One-third of the Management Incentive Options will vest on the first anniversary of the date of the option grant, one-third on the second anniversary, and the remaining one-third on the third anniversary of the option grant date. All Management Incentive Options will become immediately exercisable in the event of a change of control of Reorganized PhyCor.

         The Management Incentive Options will be non-qualified stock options and will expire on the earlier of (i) ten years after grant, (ii) three months after termination of employment for any reason other than death, disability, retirement, or cause, (iii) one year after termination of employment by reason of death, disability, or retirement, or (iv) termination of employment for cause. Management Incentive Options that are not yet vested on the date of termination of employment will be forfeited.

B.       RESALE OF SECURITIES OF REORGANIZED PHYCOR

         1.       Registration Of New Common Stock

         Under section 1145(a) of the Bankruptcy Code, the issuance of the New Common Stock to be distributed under the Plan in exchange for Claims against the Debtors and the subsequent resale of such securities by entities that are not "underwriters" (as defined in section 1145(b) of the Bankruptcy Code) are not subject to the registration requirements of section 5 of the Securities Act of 1933. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER, THE DEBTORS MAKE NO REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

         Section 1145(b)(1) of the Bankruptcy Code provides:

                  (b) (1) Except as provided in paragraph (2) of this subsection and except with respect to ordinary trading transactions of an entity that is not an issuer, an entity is an underwriter under section 2(11) of the Securities Act of 1933, if such entity -

                           (A) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such a claim or interest;

                           (B) offers to sell securities offered or sold under the plan for the holders of such securities;

                           (C) offers to buy securities offered or sold under the plan from the holders of such securities, if such offer to buy is -

                                    (i)      with a view to distribution of such
                                             securities; and

                                    (ii)     under an agreement made in
                                             connection with the plan, with the
                                             consummation of the plan, or with
                                             the offer or sale of securities
                                             under the plan; or

                  (D) is an issuer, as used in such section 2(11), with respect to such securities.

         (2) An entity is not an underwriter under section 2(11) of the Securities Act of 1933 or under paragraph (1) of this subsection with respect to an agreement that provides only for
                  -

                  (A) (i) the matching or combining of fractional interests in securities offered or sold under the plan into whole interests, or

                           (ii) the purchase or sale of such fractional interests from or to entities receiving such fractional interests under the plan; or

                  (B) the purchase or sale for such entities of such fractional or whole interests as are necessary to adjust for any remaining fractional interests after such matching.

         (3) An entity other than an entity of the kind specified in paragraph (1) of this subsection is not an underwriter under section 2(11) of the Securities Act of 1933 with respect to any securities offered or sold to such entity in the manner specified in subsection (a)(1) of this section.

         Because Reorganized PhyCor hopes not to be subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), PhyCor has no current intention to register under the Securities Act of 1933 the New Common Stock to be (i) distributed to holders of certain Claims on account of and in exchange for such Claims or (ii) reserved for future purchase pursuant to Management Incentive Options. If Reorganized PhyCor is subject to the reporting requirements of the Exchange Act, Reorganized PhyCor will file a Registration Statement on Form S-8 covering the stock grants, the shares issuable upon exercise of the options, and the resale of such shares. If Reorganized PhyCor is not a Securities and Exchange Commission reporting company, it will only issue securities under the Management Incentive Plan pursuant to federal and state registration exemptions that are available, and will comply with applicable federal and state securities requirements. In such event, the stock issued under the Management Incentive Plan and the shares issuable upon the exercise of Management Incentive Options will be unregistered under the Securities Act of 1933 and the securities laws of any state. Such securities must be held indefinitely unless the disposition thereof is registered under the Securities Act of 1933 and under applicable state securities laws or exemptions from such registration requirements, whether pursuant to Rule 144 of the securities Act of 1933 or otherwise, are available.

         2.       Lack Of Established Market For New Securities

         There may be certain restrictions on the ability of holders of New Securities to sell, transfer, or otherwise freely dispose of such New Securities received under the Plan if the holders are "issuers" or "dealers" under sections 2(11) and 2(12), respectively, of the Securities Act of 1933, or "underwriters," as defined in section 1145(b) of the Bankruptcy Code. Moreover, the New Securities will be issued pursuant to the Plan to holders of Claims, some of whom may prefer to liquidate their investment rather than hold such securities on a long-term basis. Accordingly, the market for the New Securities, if any, may be volatile, at least for an initial period after the Distribution Date, and indeed may be depressed for a period of time immediately following the Consummation Date until the market has had time to absorb these sales and to observe the post-Consummation Date performance of Reorganized PhyCor. Other factors, such as the statutory restrictions on transferability and the likelihood that Reorganized PhyCor will not declare dividends for the foreseeable future, may further depress the market for the New Securities. In addition, although the Plan and the Projections were prepared based upon an assumed reorganization value range as described below in "Feasibility Of The Plan And The Best Interests Of Creditors Test - Valuation Of Reorganized PhyCor," such valuation was not an estimate of the price at which the New Securities may trade in the market, and the Company has not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market price, if any, that will prevail following the Distribution Date. See "Feasibility of the Plan and the Best Interests of Creditors Test - Valuation Of the Reorganized Company."

     XII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         The following discussion summarizes certain anticipated federal income tax consequences of the transactions proposed in the Plan to PhyCor and to the holders of Claims and Interests who hold such Claims and Interests as capital assets and who are United States persons. The summary is provided for informational purposes only and is based on the Internal Revenue Code of 1986, as amended (the "Tax Code"), the treasury regulations promulgated thereunder (the "Regulations"), judicial authority, and current administrative rulings and practice, all as in effect as of the date hereof and all of which are subject to change, which changes may be retroactively applied in a manner that could adversely affect PhyCor, its creditors, and equity security holders.

         The summary does not address all aspects of federal income taxation that may be relevant to a particular holder of a Claim or Interest in light of its particular facts and circumstances or to certain types of holders of Claims or Interests subject to special treatment under the Tax Code (for example, foreigners, financial institutions, broker-dealers, insurance companies, and tax-exempt organizations) and also does not discuss any aspects of state, local, or foreign taxation.

         Events subsequent to the date of this Disclosure Statement, such as additional tax legislation, court decisions, or administrative changes, could affect the federal income tax consequences of the Plan and the transactions contemplated thereunder. No ruling will be sought from the Internal Revenue Service (the "Service") with respect to any of the tax aspects of the Plan and no opinion of counsel has heretofore been obtained by PhyCor with respect thereto. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

A.       FEDERAL INCOME TAX CONSEQUENCES TO PHYCOR

         1.       Cancellation Of Indebtedness Income

         A taxpayer generally must include in gross income the amount of any discharged indebtedness realized during the taxable year, except to the extent that payment of such indebtedness would have given rise to a deduction. Such amounts, however, are not included in income when the discharge of indebtedness is accomplished pursuant to a plan approved by the court in a case under the Bankruptcy Code. Instead, the amount of discharged indebtedness that would otherwise have been required to be included in income will be applied to reduce certain tax attributes of the taxpayer generally in the following order: net operating losses ("NOLs") and NOL carryovers, general business credit carryovers, capital loss carryovers, the taxpayer's basis in its property, and foreign tax credit carryovers. Section 108(b)(5) of the Tax Code permits a corporation that is the subject of a bankruptcy case to elect to apply the required attribute reduction to reduce first the basis of its depreciable property to the extent of such basis, with any excess applied next to reduce its NOLs and NOL carryovers and then certain other tax attributes. PhyCor has not yet determined whether it will make such election.

         Under the Plan, satisfaction of the Claims against PhyCor would give rise to discharge of indebtedness income to Reorganized PhyCor in an amount equal to the difference between (i) the sum of the adjusted issue prices (as defined for federal income tax purposes) of those Claims that constitute debt instruments for federal income tax purposes and (ii) the sum of (a) the amount of cash, if any, paid by Reorganized PhyCor in partial satisfaction of such Claims and (b) the fair market value of stock and other consideration issued in satisfaction of such Claims. To the extent, however, that the discharged Claims would have given rise to a deduction had they been paid in full by Reorganized PhyCor (and a deduction for such amounts had not already been claimed), such amounts of discharge of indebtedness income would not be realized by Reorganized PhyCor.

         The Debtors estimate that, as of May 31, 2002, the amount of their liabilities that are impaired under the Plan is approximately $381 million, which includes approximately $12 million of estimated contingent liabilities that the Company believes should not be treated as liabilities for federal income tax purposes. In addition, the Debtors estimate that the aggregate amount of consideration to be issued in satisfaction of such indebtedness is approximately $48 million (as determined for federal income tax purposes based on the projected recoveries under the Plan determined by the financial advisors to the Debtors (see "EXECUTIVE SUMMARY--Summary of Anticipated Distributions Under The Plan") resulting in discharge of indebtedness of approximately $321 million. The appropriate valuation of the consideration to be paid, however, is subject to both legal and factual uncertainty and thus the amount of discharge of indebtedness could differ substantially from the amounts set forth above.

         Because the discharge will be accomplished pursuant to a plan approved by a court in a case under the Bankruptcy Code, Reorganized PhyCor will not be required to recognize income, if any, in respect of such discharge. Instead, the amount of such discharge will reduce tax attributes existing after the determination of Reorganized PhyCor's taxable income for the taxable year in which the discharge occurs.

         2. Deductions Of Accrued Interest And Original Issue Discount By Reorganized PhyCor

         To the extent that a portion of the consideration issued to Creditors pursuant to the Plan is attributable to accrued and unpaid interest on their Claims, Reorganized PhyCor would be entitled to interest deductions in the amount of such accrued interest, to the extent PhyCor has not already deducted such amounts.

         3.       Limitations On NOLs And Other Tax Attributes

         Based on its tax returns as filed, PhyCor had approximately $625 million of federal NOLs at December 31, 2000, approximately $702 million(1) of federal NOLs as of December 31, 2001, prior to taking into account reductions for discharge of indebtedness discussed above (see "Cancellation of Indebtedness Income") and any additional reductions required pursuant to the Title 11 Exception discussed below. After taking into account such reductions, the net amount of NOLs would be approximately $363 million based on PhyCor's federal income tax returns as filed and estimates as of December 31, 2001. It should be noted, however, the PhyCor's federal income tax returns have not been audited by the Service. Thus, there can be no assurance that an audit of one or more of those returns including tax returns filed for 1998 and later taxable years would not result in the reduction in the amount or complete elimination of the remaining NOLs available for future use. Moreover, the Tax Code and the Regulations contain several limitations on the utilization of NOLs, including sections 269, 382, and 384 of the Tax Code and certain provisions of the consolidated return Regulations. ACCORDINGLY, THERE ARE SUBSTANTIAL RISKS THAT REORGANIZED PHYCOR'S ABILITY TO UTILIZE THE NOLs MAY BE REDUCED OR ELIMINATED. THESE LIMITATIONS ARE DISCUSSED BELOW.

                  (a)      Section 382

                  (i)      In General

         Section 382 of the Tax Code provides in general that when a corporation with certain tax attributes such as NOLs undergoes an "ownership change" (as defined in section 382(g) of the Tax Code), the corporation's ability to utilize such NOLs and other tax attributes to offset income earned following such change may be subject to limitations unless the so-called "Title 11 Exception" under section 382(1)(5) of the Tax Code (discussed below) is available. Generally, an ownership change occurs when the percentage of stock (determined on the basis of value) owned by one or more holders of at least five per cent of such stock increases by more than 50 percentage points (in relationship to the corporation's total stock considered to be outstanding for this purpose) from the lowest percentage of stock that was owned by such five per cent shareholders at any time during the applicable "testing period." The testing period is ordinarily the shorter of (i) the three-year period preceding the date of testing or (ii) the period of time since the most recent ownership change of the corporation. In general, for purposes of determining stock ownership under section 382, stock owned by an entity is deemed owned proportionately by its owners and, with certain exceptions, all persons holding less than five per cent of the value of the corporation's stock are treated as a single five per cent shareholder.

         Subject to the application of the Title 11 Exception, a corporation that undergoes an "ownership change" may use pre-change NOLs in any taxable year following an ownership change only to the extent of its "section 382 limitation" for such taxable year. (Similar limitations apply with respect to built-in losses, and, under section 383, tax credits.) The section 382 limitation for a taxable year equals, in general and subject to adjustments, the product of (i) the "long-term tax-exempt bond rate" (5.01% for ownership changes occurring during the month of May, 2002) as determined at the time of the ownership change and (ii) the equity value of the corporation immediately before the ownership change. In general, in the case of a corporation that undergoes an ownership change in a bankruptcy case (to which the Title 11 Exception is not applied), the value of the corporation, for purposes of calculating the section 382 limitation, is increased to reflect the surrender or cancellation of creditors' claims for stock. If the limitation under section 382 of the Tax Code applies with respect to an ownership change, and the corporation does not continue its historic business (as defined in the Tax Code) during the two-year period following the date of such ownership change, the NOLs are eliminated in their entirety. NOLs not utilized in a given year because of the section 382 limitation remain available for use in future years until their normal expiration dates, but subject to the section 382 limitation in such later years. To the extent that a corporation's section 382 limitation in a given year exceeds its taxable income for such year, such excess will increase the section 382 limitation in future taxable years.

         PhyCor has taken the position in filing its tax returns to date that it has not undergone an ownership change prior to the Consummation Date of the Plan. If the Service were successfully to assert that PhyCor has previously undergone an ownership change, the resulting section 382 limitation could severely limit or eliminate the deductibility of all or a substantial portion of PhyCor's existing NOLs.


-----------------

(1) PhyCor estimates NOL expirations approximately as follows: $15 million, $150 million, $460 million, and $77 million (estimated) expire in the years 2018, 2019, 2020, and 2021, respectively.

                  (ii)     Application To The Plan

         Pursuant to the Plan, all existing stock of PhyCor will be canceled, and shares of New Common Stock representing 96.5% of the outstanding shares of New Common Stock will be issued to holders of Allowed Class 4 General Unsecured Claims in respect of such Claims. As a result of such exchange, an ownership change, within the meaning of section 382 of the Tax Code, will occur. Unless the Title 11 Exception applies to the ownership change that results from the Plan, the operation of section 382 will significantly reduce or eliminate the amount of NOLs that may be utilized by the PhyCor in any taxable period after the Effective Date.

         Section 382(1)(5) of the Tax Code (the "Title 11 Exception") provides that the section 382 limitation does not apply if (i) a corporation that is otherwise subject to section 382 of the Tax Code is under the jurisdiction of a court in a case under the Bankruptcy Code and (ii) the shareholders and "qualified creditors" of the corporation (determined immediately before the ownership change) together own, after such ownership change, and as a result of being shareholders or qualified creditors immediately before such change, stock having 50% or more of the value and voting power of the reorganized corporation or its reorganized parent corporation, and (iii) the corporation so elects. For this purpose "qualified creditors" include (i) persons who hold indebtedness at least 18 months before the Petition Date and (ii) holders of indebtedness that arose in the ordinary course of business of the corporation and who have at all times held the beneficial interest in such indebtedness.

         If the Title 11 Exception applies, the use of the corporation's NOLs is not subject to the section 382 limitation, but the NOLs are reduced by the amount of interest relating to any indebtedness that is converted into stock and for which the corporation claimed a deduction during the three-year period preceding the taxable year of the ownership change, plus the portion of the year of the ownership change prior to the Consummation Date of the Plan. PhyCor estimates the amount of this reduction to be approximately $18 million, although it is possible that the Service will disagree with PhyCor's calculation. Under the Title 11 Exception, if there were a second ownership change during the two-year period following the ownership changes that results from the Plan, the Title 11 Exception would not apply with respect to the first ownership change and the NOLs and other tax attributes of the corporation would be subject to a section 382 limitation of $0 for all taxable years ending after the date of the second ownership change (thereby, in effect, eliminating entirely the corporation's ability to utilize such tax attributes).

         PhyCor believes that qualified creditors will own 50% or more of the stock of Reorganized PhyCor and it intends to file its tax returns consistent with such belief.

         If the Service were successfully to assert that PhyCor did not qualify for the Title 11 Exception, PhyCor's NOLs remaining after immediately after the Consummation Date of the Plan will be subject to a Section 382 limitation equal to the long-term tax exempt rate applicable at such date multiplied by the equity value of Reorganized PhyCor on such date (after taking into account the surrender of cancellation of Claims for New Common Stock). Thus, a long-term tax exempt rate of 5.01% for ownership changes occurring during the month of May, 2002 and an anticipated equity value of approximately $48 million after the discharge of Claims for New Common Stock, PhyCor's annual Section 382 limitation will be approximately $2 million.

                  (b)      Other Limitations

         In addition to section 382, certain other sections of the Tax Code and Regulations could apply to limit PhyCor's utilization of its tax attributes, including its NOLs, following its reorganization under the Plan. PhyCor's tax attributes could be further limited under certain sections of the Tax Code and the Regulations to the extent that it engages in future mergers or acquisition transactions that are found not to have non-tax business purposes or are found to have tax avoidance as their principal purpose. In addition, if Reorganized PhyCor engages in a merger transaction with another entity in which it is not the surviving entity and which transaction does not constitute a reorganization or other transaction described in section 381 of the Tax Code, the NOLs will be eliminated.

         Section 269 of the Tax Code provides generally that where (i) a person or persons acquire, directly or indirectly, control of a corporation, or (ii) any corporation acquires, directly or indirectly, property of another corporation not controlled by the acquiring corporation or its shareholder prior to the acquisition, the basis of which property in the hands of the acquiring corporation is determined in whole or in part by reference to the basis of the property in the hands of the transferor corporation, for the principal purpose of the avoidance or evasion of federal income tax by securing the benefit of a deduction, credit, or other allowance which such person or other corporation would not otherwise enjoy, the Service may disallow such deduction, credit, or other allowance. If the Service determined that the acquisition by holders of Allowed Class 4 General Unsecured Claims of the New Common Stock under the Plan, or any future acquisition of or by PhyCor had, as its principal purpose the avoidance or evasion of federal income tax, the Service could disallow PhyCor's utilization of certain tax attributes, including its NOL carryforwards.

         4.       Alternative Minimum Tax

         In general, for purposes of computing Reorganized PhyCor's regular tax liability, all of the taxable income recognized in a taxable year generally may be offset by the carryover of NOLs (to the extent permitted under the Tax Code). Although all of Reorganized PhyCor's regular tax liability for a given year may be reduced to zero by virtue of its NOLs, in any given year, Reorganized PhyCor may be subject to the alternative minimum tax ("AMT"). The AMT imposes a tax equal to the amount by which 20% of a corporation's alternative minimum taxable income ("AMTI") exceeds the corporation's regular tax liability. AMTI is calculated pursuant to specific rules in the Tax Code which eliminate or limit the availability of certain tax deductions and which include as income certain amounts not generally included in computing regular tax liability. Of particular importance to Reorganized PhyCor is that in calculating AMTI, only 90% of a corporation's AMTI may be offset by NOL carryovers (as computed for these purposes). Thus, in any year for which Reorganized PhyCor may be subject to the AMT, any AMTI recognized would be taxable at an effective rate of 2% (i.e., 10% of the 20% AMT tax rate). This rule does not apply, however, to NOLs originating in or carried to 2001 or 2002.

         For NOLs generated in taxable years ending in 2001 or 2002, however, the 90% limit on the amount of AMTI which may be offset by NOL carryovers is eliminated. Thus, in any year for which Reorganized PhyCor offsets AMTI with NOLs generated in 2001 or 2002, or offsets AMTI in the 2001 or 2002 taxable years with NOLs generated in prior or future years, there will be no AMT due to the extent of those particular NOLs. To the extent that NOLs generated in other years are also utilized in the same year that this exception applies, any AMTI recognized on those amounts would still be taxable at an effective rate of 2%.

B.       FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS OF CLAIMS AND INTERESTS

         1. Class 1 Other Priority Claims, Class 2a AmSouth Secured Claim, Class 2b Other Secured Claims, And Class 3 Convenience Claims

         On the exchange of its Claim for cash, each holder of an Allowed Class 1 Other Priority Claim, Class 2a AmSouth Secured Claim, Class 2b Citicorp Secured Claim, Class 2c Other Secured Claim, or Class 3 Convenience Claim will recognize gain or loss measured by the difference between the amount realized on the exchange and its tax basis in the Claim. The amount realized will be equal to the aggregate fair market value of the cash and/or property received to the extent not allocable to interest (see "Treatment of Accrued Interest," below). The character and taxation of any recognized gain or loss will depend on the status of the Creditor, the nature of the Claim in its hands, and its holding period.

         2.       Class 4 General Unsecured Claims

         Pursuant to the Plan, each holder of an Allowed Class 4 General Unsecured Claim (a "Class 4 Holder") will receive New Common Stock in exchange for such Claim. The federal income tax consequences of the Plan to a Class 4 Holder depend, in part, on whether such claim constitutes a "security" for federal income tax purposes (a "Tax Security"). The determination of whether a particular debt instrument constitutes a Tax Security depends on an overall evaluation of the facts and circumstances surrounding the origin and nature of the debt and its maturity date. Generally, bonds or debentures with an original term of at least ten years have been considered to be Tax Securities. In contrast, instruments with terms of five years or less rarely qualify as Tax Securities. PhyCor believes that, although the matter is not entirely free from doubt, the 4.5% Convertible Subordinated Debentures and the Zero Coupon Notes are likely to be treated as Tax Securities, and that all other Class 4 General Unsecured Claims will not qualify at Tax Securities.

                  (a) Treatment Of Class 4 General Unsecured Claims That Constitute Tax Securities

         If a Class 4 General Unsecured Claim constitutes a Tax Security, the exchange of such Tax Security for New Common Stock will constitute a recapitalization under section 368(a)(1)(E) of the Tax Code. Accordingly, a holder of such a Tax Security will not recognize gain or loss on the exchange except to the extent, if any, the New Common Stock received is attributable to interest accrued on the Tax Security after the beginning of such holder's holding period (see "Treatment of Accrued Interest" below). Such a holder's adjusted tax basis in the New Common Stock received will generally equal its basis in the Tax Securities. In general, such a holder's holding period for the New Common Stock received will include its holding period for the Tax Securities exchanged therefor, except to the extent the New Common Stock was issued in respect of accrued interest on the Tax Securities.

         In addition, the Treasury Department is expected to promulgate Regulations that will provide that any accrued "market discount" not treated as ordinary income upon a tax-free exchange of market discount bonds would carry over to the nonrecognition property received in the exchange. If such Regulations are promulgated and applicable to the Plan, any Class 4 Holder of a Tax Security which has accrued market discount would carry over such accrued market discount to the New Common Stock received pursuant to the Plan, such that any gain recognized by the holder upon a subsequent disposition of such New Common Stock also would be treated as ordinary income to the extent of any accrued market discount not previously included in income. In general, a Claim will have accrued "market discount" if such Claim was acquired after its original issuance at a discount to its adjusted issue price.

                  (b)      Treatment Of Other Class 4 General Unsecured Claims

         If a Class 4 General Unsecured Claim does not constitute a Tax Security, each holder of a such a Claim will recognize gain or loss measured by the difference between the amount realized on the exchange and its tax basis in the Claim. The amount realized will be equal to the aggregate fair market value of the New Common Stock received to the extent not allocable to interest (see "Treatment of Accrued Interest" below). The character and taxation of any recognized gain or loss will depend on the status of the Class 4 Holder, the nature of the Claim in its hands, and its holding period.

         3. Class 5 Preferred Stock Interests, Class 6 Common Stock Interests, Class 7 Shareholder Litigation Claims, And Class 8 Warrants Interests

         Pursuant to the Plan, holders of Class 5 Preferred Stock Interests, Class 6 Common Stock Interests, Class 7 Shareholder Litigation Claims, and Class 8 Warrants Interests will not be entitled to receive any property of PhyCor or interest in property of PhyCor on account of such Interests and Claims, and such Interests will be cancelled, and such Claims will be discharged, on the Consummation Date. A holder of an Interest or Shareholder Litigation Claim will generally incur a capital loss in an amount equal to such holder's adjusted tax basis in such Interest or Claim.

         4.       Treatment Of Accrued Interest

         A Creditor will be treated as receiving interest with respect to a Claim to the extent that the cash or New Common Stock received is "attributable to" unpaid interest since the beginning of the Creditor's holding period. A Creditor will recognize interest income to the extent that the amount received attributable to its unpaid interest exceeds the amount, if any, that such Creditor had previously included in income with respect to such interest, and will recognize a loss to the extent that the amount of interest previously included in income exceeds the amount treated as attributable to interest.

         Neither the Tax Code nor the Regulations specify how a Creditor who receives consideration with respect to a Claim that is less than the amount of the Claim should allocate such consideration between principal and interest. The Report of the House Ways and Means Committee on the Bankruptcy tax Act of 1980 indicates that if an allocation is reflected in the plan or reorganization, both the debtor and the creditor must utilize the allocation. The Plan provides that the entire amount of cash paid to holders of Claims in Classes 1, 2a, 2b, and 3 in satisfaction of their Claims and the entire amount of New Common Stock issued to holders of Claims in Class 4 will be allocated to the principal first and then to the interest portion. The Service could, however, take the view that the consideration must be allocated proportionately between the portion of a Claim representing principal and the portion of the Claim representing interest or, possibly, first to the portion of the Claim representing interest. Creditors should consult their tax advisors as to the proper allocation.

         THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES UNCERTAIN. IN ADDITION, THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR CREDITOR OR EQUITY

HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF THE PLAN.

     XIII. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A.       FEASIBILITY OF THE PLAN

         As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that a bankruptcy court determine that the plan is "feasible" (i.e., that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor) as set forth in section 1129(a)(7) of the Bankruptcy Code. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, the Company's management has, through the development of the Financial Projections attached hereto as Exhibit B analyzed the ability of the Company to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Financial Projections attached hereto as Exhibit B were also prepared to assist each holder of a claim entitled to vote under the Plan in determining whether to accept or reject the Plan.

         The Financial Projections indicate that Reorganized PhyCor should have sufficient cash flow to (i) make the payments required under the Plan on the Distribution Date, (ii) repay and service debt obligations, and (iii) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with section 1129(a)(11) of the Bankruptcy Code.

         The Financial Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the Financial Projections set forth therein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, attached hereto as Exhibit C and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, attached hereto as Exhibit D. The Financial Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Financial Projections are based on assumptions as of May 31, 2002 related, in part, to the economic, competitive, and general business conditions prevailing at the time. While as of the date of this Disclosure Statement such economic, competitive and general business conditions have not materially changed, any future changes in these conditions may materially impact the ability of Reorganized PhyCor to achieve the Financial Projections.

         THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARDS COMPLYING WITH THE GUIDELINES FOR PROSPECTIVE FINANCIAL STATEMENTS PUBLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. NEITHER THE COMPANY'S INDEPENDENT AUDITORS, NOR ANY OTHER INDEPENDENT ACCOUNTANTS, HAVE COMPILED OR EXAMINED THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION TO DETERMINE THE REASONABLENESS THEREOF AND, ACCORDINGLY, HAS NOT EXPRESSED AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT THERETO.

         THE COMPANY DOES NOT AS A MATTER OF COURSE MAKE PUBLIC PROJECTIONS AS TO FUTURE REVENUES, EARNINGS, OR OTHER RESULTS. HOWEVER, THE MANAGEMENT OF THE COMPANY HAS PREPARED THE FINANCIAL PROJECTIONS SET FORTH BELOW TO COMPLY WITH THE REQUIREMENTS OF THE BANKRUPTCY CODE. THE ACCOMPANYING PROSPECTIVE FINANCIAL INFORMATION WAS NOT PREPARED WITH A VIEW TOWARD PUBLIC DISCLOSURE OR WITH A VIEW TOWARD COMPLYING WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS WITH RESPECT TO PROSPECTIVE FINANCIAL INFORMATION, BUT, IN THE VIEW OF THE COMPANY'S MANAGEMENT, WAS PREPARED ON A REASONABLE BASIS, REFLECTS THE BEST CURRENTLY AVAILABLE ESTIMATES AND JUDGMENTS, AND PRESENTS, TO THE BEST OF MANAGEMENT'S KNOWLEDGE AND BELIEF, THE EXPECTED COURSE OF ACTION AND THE EXPECTED FUTURE FINANCIAL PERFORMANCE OF THE COMPANY. HOWEVER, THIS INFORMATION IS NOT FACT AND SHOULD NOT BE RELIED UPON AS BEING NECESSARILY INDICATIVE OF FUTURE RESULTS, AND READERS OF THIS DISCLOSURE STATEMENT ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON

THE FINANCIAL PROJECTIONS. ACCORDINGLY, THE COMPANY DOES NOT INTEND, AND DISCLAIMS ANY OBLIGATION, TO (A) FURNISH UPDATED PROJECTIONS TO HOLDERS OF CLAIMS OR EQUITY INTERESTS PRIOR TO THE CONSUMMATION DATE OR TO NEW HOLDERS OF NEW COMMON STOCK OR ANY OTHER PARTY AFTER THE CONSUMMATION DATE, (B) INCLUDE SUCH UPDATED INFORMATION IN ANY DOCUMENTS THAT MAY BE REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR (C) OTHERWISE MAKE SUCH UPDATED INFORMATION PUBLICLY AVAILABLE.

         THE PROJECTIONS PROVIDED IN THIS MEMORANDUM HAVE BEEN PREPARED EXCLUSIVELY BY THE COMPANY'S MANAGEMENT. THESE PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. NO REPRESENTA TIONS CAN BE MADE AS TO THE ACCURACY OF THESE FINANCIAL PROJECTIONS OR TO REORGA NIZED PHYCOR'S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTY OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR.

         FINALLY, THE FOLLOWING PROJECTIONS INCLUDE ASSUMPTIONS AS TO THE ENTERPRISE VALUE OF THE REORGANIZED COMPANY, THE FAIR VALUE OF ITS ASSETS AND ITS ACTUAL LIABILITIES AS OF MAY 31, 2002. REORGANIZED PHYCOR WILL BE REQUIRED TO MAKE SUCH ESTIMATIONS AS OF THE CONSUMMATION DATE. SUCH DETERMINATION WILL BE BASED UPON THE FAIR VALUES AS OF THAT DATE, WHICH COULD BE MATERIALLY GREATER OR LOWER THAN THE VALUES ASSUMED IN THE FOREGOING ESTIMATES.

B.       BEST INTERESTS TEST

         Pursuant to section 1129(a)(7) of the Bankruptcy Code (also called the "best interests" test), the Bankruptcy Code requires that each holder of an impaired claim or common stock interest either (i) accept a plan or (ii) receive or retain under the plan property of a value, as of the effective date, that is not less than the value such holder would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code on the effective date. The first step in meeting this test is to determine the dollar amount that would be generated from the hypothetical liquidation of the debtor's assets in the context of a liquidation in a Chapter 7 case.

         To calculate the probable distribution to members of each impaired class of holders of claims and equity interests if a debtor were liquidated under Chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the debtor's assets if its Chapter 11 case were converted to a Chapter 7 case under the Bankruptcy Code. This "liquidation value" would consist primarily of the proceeds from a forced sale of the debtor's assets by a Chapter 7 trustee.

         The amount of liquidation value available to holders of unsecured claims against and interests in the debtor would be reduced by, first, secured claims (to the extent of the value of their collateral), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 case and the Chapter 11 case. Costs of a liquidation of the debtor under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee, as well as of attorneys and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in the Chapter 11 case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the Chapter 7 case, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay unsecured claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of unsecured claims.

         In a Chapter 7 liquidation, no junior class of claims may be paid unless all classes of claims senior to such junior class are paid in full.
Section 510(a) of the Bankruptcy Code provides that subordination agreements are enforceable in a bankruptcy case to the same extent that such subordination is enforceable under applicable non-bankruptcy law. Therefore, no class of claims that is contractually subordinated to another class would receive any payment on account of its claims, unless and until such senior class were paid in full.

         Once the Bankruptcy Court determines the recoveries in liquidation of the debtor's secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the distributions to be received by the unsecured creditors under the plan, then the plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the liquidation analysis the Company prepared with the assistance of Jefferies, its financial advisors, which is attached hereto as Exhibit E (the "Liquidation Analysis"), the Debtors believe that each Class of Impaired Claims and Interests will receive more under the Plan than it would receive if the Debtors were liquidated.

C.       LIQUIDATION ANALYSIS

         As noted above, the Debtors believe that under the Plan each holder of Impaired Claims and Interests will receive distributions with a value not less than the value such holder would receive in a liquidation of the Debtors under Chapter 7 of the Bankruptcy Code. The Debtors' belief is based primarily upon extensive consideration of the effects that a Chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors including, but not limited to, (i) the increased costs and expenses of a liquidation under Chapter 7 arising from fees payable to a Chapter 7 trustee and advisors to the trustee, (ii) any erosion in value of assets in a Chapter 7 case in the context of the rapid liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, (iii) any adverse effects on the Debtors' businesses as a result of the likely departure of key employees, (iv) any reduction of value associated with a Chapter 7 trustee's operation of the Debtors' businesses, and (v) any substantial delay in distributions to the Debtors' Creditors that may ensue in a Chapter 7 liquidation. The Debtors believe that the holders of Common Stock would receive no distribution of any liquidation proceeds. The Debtors' belief is also based upon the Liquidation Analysis. The Liquidation Analysis does not reflect the likely delay in distributions to creditors in a liquidation scenario, which, if considered, would only further reduce the present value of any liquidation proceeds.

         The Debtors believe that any liquidation analysis is speculative because such an analysis is necessarily premised upon assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors. Thus, there can be no assurance as to values that would actually be realized in a Chapter 7 liquidation, nor can there be any assurance that the Bankruptcy Court would accept the Debtor's conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

         For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims that will ultimately become Allowed Claims. This estimate is based solely upon the Debtors' review of their books and records and the Debtors' estimates as to additional Claims that may be filed in the Chapter 11 Cases or that would arise in the event of a conversion of the case from Chapter 11 to Chapter 7. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Debtors' have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The annexed Liquidation Analysis is provided solely to disclose to holders the effects of a hypothetical Chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.

         To the extent that Confirmation of the Plan requires the establishment of amounts for the Chapter 7 liquidation value of the Debtors, funds available to pay Claims, and the reorganization value of the Debtors, the Bankruptcy Court will determine those amounts at the Confirmation Hearing.

D.       VALUATION OF REORGANIZED PHYCOR

         In connection with confirmation of the Plan, the Bankruptcy Court may be asked to determine the reorganization value of Reorganized PhyCor on the Consummation Date. The reorganization value of an equity often is used for the purpose of evaluating the consideration that creditors and holders of equity interests will receive under a plan of reorganization.

         PhyCor requested that Jefferies, its financial advisor in connection with the Chapter 11 Cases, provide PhyCor's board of directors with an estimate of PhyCor's equity value after giving effect to the proposed restructuring as set forth in the Plan (the "Restructuring"). For the purposes of Jefferies' reorganization valuation analysis which is attached hereto as Exhibit F (the "Reorganization Valuation Analysis"), equity value was defined as the total value of PhyCor as a going concern, including any non-operating and financial assets. The Reorganization Valuation Analysis assumes that the Debtors are substantively consolidated. Jefferies' Reorganization Valuation Analysis and estimate of PhyCor's equity value were provided solely for the information of PhyCor's board of directors in connection with its consideration of the Restructuring. Jefferies has advised the Company that, as of May 31, 2002, financial analyses indicate that the estimated total equity value of PhyCor, after giving effect to the proposed restructuring is between $43.9 million and $53.1 million. Therefore, assuming six million shares of New Common Stock will be issued on the Distribution Date, the mid-point value of New Common Stock is estimated to be between $7.10 and $8.60 per share, before the impact, if any, on the value of the stock from the issuance of the Management Incentive Options.

         In connection with performing its Reorganization Valuation Analysis, Jefferies reviewed the Plan and certain related documents, as well as certain publicly available business and financial information relating to PhyCor. Jefferies also reviewed certain other information relating to PhyCor, including the Financial Projections, prepared and provided to Jefferies by PhyCor's management and included in this Disclosure Statement, and met with the management of PhyCor to discuss the business and prospects of PhyCor. The Financial Projections are substantially the same as those reviewed by Jefferies in performing its Reorganization Valuation Analysis.

         The preparation of a valuation analysis is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, many of which are beyond the control of PhyCor and Jefferies. The estimate of a range of equity values for PhyCor indicated by Jefferies' analysis is not necessarily indicative of the prices at which the common stock or other securities of the Company may be bought or sold after giving effect to the Restructuring or predictive of future financial or operating results for PhyCor, which may be significantly more or less favorable than those indicated by Jefferies' analysis. Jefferies has not independently evaluated the reasonableness of the Financial Projections. Because projections, by definition, are forward-looking, certain of the financial results projected by the management of PhyCor may differ from the recent historical results of operations for PhyCor. To the extent that the estimate of a range of equity values for PhyCor indicated by Jefferies' analysis is dependent upon PhyCor achieving PhyCor management's forecasts, such estimates are inherently subject to substantial uncertainty.

         In preparing its report to the board of directors of PhyCor, Jefferies performed a variety of financial and comparative analyses. Jefferies did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Jefferies believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses.

THE ESTIMATED EQUITY VALUE IS HIGHLY DEPENDENT UPON ACHIEVING THE FUTURE FINANCIAL RESULTS SET FORTH IN THE PROJECTIONS AS WELL AS THE REALIZATION OF CERTAIN OTHER ASSUMPTIONS WHICH ARE NOT GUARANTEED.

THE VALUATIONS SET FORTH HEREIN REPRESENT ESTIMATED REORGANIZATION VALUES AND DO NOT NECESSARILY REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE EQUITY VALUE ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST-REORGANIZATION MARKET VALUE. SUCH MARKET VALUE, IF ANY, MAY BE AFFECTED BY SUCH THINGS AS THE CLOSELY HELD NATURE OF THE STOCK AFTER THE CONSUMMATION DATE, THE LACK OF IMMEDIATELY AVAILABLE AUDITED FINANCIAL STATEMENTS AND THE FACT THAT THE NEW COMMON STOCK INITIALLY IS NOT EXPECTED TO TRADE ON A MAJOR EXCHANGE. DUE TO THESE REASONS AND OTHERS, THE MARKET VALUE MAY BE MATERIALLY DIFFERENT FROM THE REORGANIZATION EQUITY VALUE SET FORTH IN THE VALUATION ANALYSIS.


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

                      XIV. ALTERNATIVES TO CONFIRMATION AND
                            CONSUMMATION OF THE PLAN

         The Debtors believe the Plan affords holders of Claims the potential for the greatest realization on the Debtors' assets and, therefore, is in the best interests of such holders. If, however, the requisite acceptances are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include (i) formulation of an alternative plan of reorganization or (ii) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

A.       ALTERNATIVE PLAN

         If the requisite acceptances are not received or if the Plan is not confirmed, the Debtors, or, if the Debtors' exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party-in-interest, could attempt to formulate and propose a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtors' businesses or an orderly liquidation of assets.

         With respect to an alternative plan, the Debtors have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Debtors believe that the Plan, which is the result of extensive negotiations between the Company, the Noteholders' Committee, Warburg, Pincus, and the Creditors' Committee and their professional representatives, enables the holders of Claims against the Debtors to realize the greatest possible value under the circumstances and, that as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

B.       LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11

         If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Debtors' assets for distribution in accordance with the priorities by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against the Debtors.

         The Debtors believe that in liquidation under Chapter 7, before Creditors receive any distribution, additional administrative expenses arising from the appointment of a trustee and attorneys, accountants, and other professionals to assist such trustee would cause a substantial diminution in the value of the Debtors' Estates. The assets available for distribution to Creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors' assets.

         The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors' assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially.

         The Debtors believe that, although preferable to a Chapter 7 liquidation, any alternative liquidation under Chapter 11 is a much less attractive alternative to Creditors than the Plan. THE COMPANY BELIEVES THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

         The Liquidation Analysis, prepared by the Debtors with the assistance of Jefferies, is premised upon a liquidation in a Chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.


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

         The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors' assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors' opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

                       XV. SOLICITATION; VOTING PROCEDURES

         On or about June 6, 2002, the Bankruptcy Court entered an order establishing solicitation, voting, and tabulation procedures (the "Solicitation and Voting Procedures Order") which, among other things, established procedures for voting on the Plan. On June 10, 2002, the Bankruptcy Court entered an order approving this Disclosure Statement. A copy of the notice of the Confirmation Hearing is enclosed with this Disclosure Statement. The notice of the Confirmation Hearing sets forth in detail, among other things, procedures governing voting deadlines and objection deadlines. The notice of Confirmation Hearing and the instructions attached to the Ballot should be read in connection with this section of this Disclosure Statement.

         If you have any questions about the procedure for voting your Claim or about the packet of materials you received or wish to obtain an additional copy of the Plan, this Disclosure Statement, or any exhibits to such documents, at your own expense, unless otherwise specifically required by Fed. R. Bankr. P. 3017(d), please contact the Information Agent:

                  MacKenzie Partners, Inc.
                  105 Madison Avenue, 14th Floor
                  New York, New York 10016-7418
                  Telephone: (212) 929-5500
                             (800) 322-2885

         You may also obtain additional copies of the Plan and Disclosure Statement by logging on to the Bankruptcy Court's website at http://www.nysb.uscourts.gov. A password is needed to gain access to case files. Details on how to obtain a password are available on the Bankruptcy Court's website.

         If you have any questions about the amount of your Claim, please contact the Claims Agent:

                  Poorman-Douglas Corporation
                  10300 SW Allen Boulevard
                  Beaverton, Oregon 97005
                  Telephone: (877) 869-6372

         The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Fed. R. Bankr. P. 3020(b)(2), it may do so without receiving evidence if no objection is timely filed.

         In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (i) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims and equity Interests unless approval will be sought under section 1129(b) of the Bankruptcy Code in spite of the dissent of one or more such classes, which will be the case under the Plan, (ii) the Plan is "feasible," which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (iii) the Plan is in the "best interests" of all holders of Claims and equity Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to


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

the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against and equity Interests in the Debtors. These statutory conditions to Confirmation are discussed above.

A.       FIDUCIARIES AND OTHER REPRESENTATIVES

         If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Debtors, must submit proper evidence satisfactory to the Debtors of authority to so act. Authorized signatories should submit separate Ballots for each beneficial owner for whom they are voting.

         UNLESS THE MASTER BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE INFORMATION AGENT ON OR PRIOR TO THE VOTING DEADLINE TOGETHER WITH ANY OTHER DOCUMENTS REQUIRED BY SUCH BALLOT, THE DEBTORS MAY, IN THEIR SOLE DISCRETION, REJECT SUCH BALLOT AS INVALID AND, THEREFORE, DECLINE TO COUNT IT AS AN ACCEPTANCE OR REJECTION OF THE PLAN. IN NO CASE SHOULD A BALLOT OR ANY OF THE SECURITIES BE DELIVERED TO THE DEBTORS OR ANY OF THEIR ADVISORS.

B.       PARTIES IN INTEREST ENTITLED TO VOTE

         Under section 1124 of the Bankruptcy Code, a class of claims or equity interests is deemed to be impaired under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or equity interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or equity interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or equity interest as it existed before the default.

         In general, a holder of a claim or equity interest may vote to accept or to reject a plan if (i) the claim or equity interest is allowed, which means generally that no party in interest has objected to such claim or equity interest, and (ii) the claim or equity interest is impaired by the Plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder's vote.

         The holder of a claim against the debtor that is impaired under the plan is entitled to vote to accept or reject the plan if (i) the plan provides a distribution in respect of such claim and (ii) (a) the claim has been scheduled by the debtors (and such claim is not scheduled at zero or as disputed, contingent, or unliquidated) or (b) it has filed a proof of claim on or before the bar date applicable to such holder pursuant to sections 502(a) and 1126(a) of the Bankruptcy Code and Fed. R. Bankr. P. 3003 and 3018. Any claim as to which an objection has been timely filed and has not been withdrawn or dismissed is not entitled to vote unless the Bankruptcy Court, pursuant to Fed. R. Bankr.
P. 3018(a), upon application of the holder of the claim with respect to which there has been objection, temporarily allows the claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan.

         A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Solicitation and Voting Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

C.       CLASSES IMPAIRED UNDER THE PLAN

         Class 3 Convenience Claims and Class 4 General Unsecured Claims are Impaired under the Plan and entitled to vote on the Plan. Class 1 Other Priority Claims, Class 2a AmSouth Secured Claim, Class 2b Citicorp Secured Claim, and Class 2c Other Secured Claims are not Impaired under the Plan, are deemed under section 1126(f) to have accepted the Plan, and their votes to accept or to reject the Plan will not be solicited. Class 5 Preferred Stock Interests, Class 6 Common Stock Interests, Class 7 Shareholder Litigation Claims, and Class 8 Warrants Interests will receive no distributions and will retain no property under the Plan arising from or under, or relating to, the ownership of Preferred Stock, Common Stock, interests in Shareholder Litigation Claims, or Warrants Interests, as the case may be, are deemed under section 1126(g) of the Bankruptcy Code to have rejected the Plan, and their votes to accept or reject the Plan will not be solicited.


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

    XVI. FINANCIAL ADVISORS; INFORMATION AND CLAIMS AGENTS; FEES AND EXPENSES

A.       JEFFERIES & COMPANY, INC.

         Pursuant to an engagement letter dated February 2, 2001, PhyCor engaged Jefferies as its financial advisor to assist the Debtors in their analysis and consideration of one or more possible transactions, including (i) any offer by the Company or any of its subsidiaries with respect to the Company's 4.5% Convertible Subordinated Debentures and Zero Coupon Notes (the "Existing Securities"), (ii) a solicitation of votes, approvals, or consents regarding the Existing Securities (including with respect to a prenegotiated plan of reorganization pursuant to Chapter 11), (iii) an offer of new securities in exchange for the Existing Securities, (iv) any offer to acquire Existing Securities for cash, (v) any negotiation of, modifications to, or suspensions of, the obligations to pay interest on the Existing Securities, or any amendments thereof, and (vi) any negotiation of the financial aspects of any restructuring.

         Jefferies also agreed to provide financial advisory services, including
(i) becoming familiar with and analyzing the business, operations, properties, financial condition, and prospects of the Company, (ii) advising the Company on the state of the "restructuring market," (iii) assisting and advising the Company in developing a general strategy for accomplishing a restructuring, including evaluating the securities, if any, that may be issued to creditors under any restructuring plan, and (iv) rendering such other financial advisory services as might be agreed upon by the Company and Jefferies.

         The Debtors obtained Bankruptcy Court approval to retain Jefferies as their financial advisor in these Chapter 11 Cases on the terms set forth in the Engagement Letter (see above). As compensation, the Debtors will pay Jefferies
(i) a monthly fee of $85,000, (ii) a Restructuring Fee of $250,000, and (iii) disbursements and out-of-pocket expenses.

B.       KPMG LLP

         The Debtors obtained Bankruptcy Court approval to retain KPMG LLP as their accountants, auditors, and tax and financial consultants to (i) review financial and other information regarding the Debtors' operations and financial position, (ii) assist the Debtors in connection with financial reporting matters resulting from the Chapter 11 Cases and any reports required by the Court, (iii) consult with the Debtors' management and counsel in connection with other business matters relating to the activities of the Debtors, (iv) provide expert testimony as required, (v) work with accountants and other financial consultants for any committees and other creditor groups, and (vi) provide such other accounting, auditing, tax, and financial consulting services as required by the Debtors and their legal counsel. KPMG LLP will be compensated on an hourly basis, plus their disbursements.

C.       NOTEHOLDERS' COMMITTEE AND WARBURG, PINCUS

         Pursuant to section 1129(a)(4) of the Bankruptcy Code, the Debtors have agreed to pay reasonable out-of-pocket expenses of the Noteholders' Committee, including the reasonable fees and expenses of its legal advisors. The Noteholders' Committee was represented by Milbank, Tweed, Hadley & McCloy, L.L.P., its legal advisor. Pursuant to section 1129(a)(4) of the Bankruptcy Code, the Debtors have also agreed to pay the reasonable fees and expenses of Warburg, Pincus, including the reasonable fees and expenses of its counsel, Willkie Farr & Gallagher which, on behalf of Warburg, Pincus, has received a retainer of $50,000 from the Company.

D.       MACKENZIE PARTNERS, INC.

         The Debtors obtained Bankruptcy Court approval to retain MacKenzie Partners, Inc. ("MacKenzie") to serve as the Information Agent in connection with the solicitation of votes to accept or reject the Plan. In particular, MacKenzie will undertake the actions and procedures provided for in 28 U.S.C. ss.156(c) and the guidelines promulgated thereunder by the Clerk's Office of the United States Bankruptcy Court for the Southern District of New York, including,
(i) notifying all potential creditors of the filing of the bankruptcy petitions by the Debtors and of the setting of the first meeting of creditors, (ii) notifying all potential claimants of the amount of their respective claims, as established by the Debtors' records, in accordance with the Schedules, (iii) furnishing a notice of the last date for the filing of proofs of claim and a form for filing a proof of claim to each creditor notified of the filing of these cases, and (iv) providing subsequent distribution services as required.


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

         The Company will pay the Information Agent reasonable and customary compensation for its services in connection with the solicitation, plus reimbursement for its reasonable out-of-pocket disbursements. Brokers, dealers, commercial banks, trust companies, and other nominees will be reimbursed by the Company for customary mailing and handling expenses incurred by them in forwarding materials to their customers, but, with the exception of the Indenture Trustee, will not otherwise be compensated for their services. The Company also will pay any other fees and expenses attributable to the solicitation.

E.       POORMAN-DOUGLAS CORPORATION

         The Debtors obtained Bankruptcy Court approval to retain Poorman-Douglas Corporation to serve as Claims Agent to (i) maintain all proofs of claim filed in these cases, (ii) maintain all official claims registered by docketing all proofs of claims on a claims register, the date the proof of claim was filed with the Court, the claim number assigned to the proof of claim, and the amount and classification asserted by such claimant, (iii) maintain original proofs of claim in correct claim number order, (iv) transmit to the Clerk of the Court an official copy of the claims register and provide the Clerk of the Court with any information regarding the claims register upon request, (v) maintain an up to date mailing list for all entities that have filed a proof of claim, which shall be available upon request of a party-in-interest or the office of the Clerk of the Court, (vi) be open to the public for examination of the original proofs of claim without charge during regular business hours, (vii) record all transfers of claims and provide notice of the transfer, (viii) make all original documents in its possession available to the Clerk of the Court on an expedited immediate basis, and (ix) promptly comply with such further conditions and requirements as the Clerk of the Court may hereafter prescribe.

         The Company will pay the Claims Agent reasonable and customary compensation for its services in connection with the claims process, plus reimbursement for its reasonable out-of-pocket disbursements.


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

                          RECOMMENDATION AND CONCLUSION

         For all of the reasons set forth in this Disclosure Statement, the Debtors believe that Confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Debtors urge all eligible holders of Impaired Claims to vote to ACCEPT the Plan, and to complete and return their ballots so that they will be RECEIVED by the Information Agent on or before 5:00 p.m. Eastern Time on July 15, 2002.

Dated: New York, New York
       June 6, 2002

                                       PHYCOR, INC., et al.,
                                       Debtors and Debtors-in-Possession



                                       By: /s/ Tarpley B. Jones
                                          -------------------------------------
                                       Name: Tarpley B. Jones
                                       Title: President and Chief Executive
                                              Officer

                                       SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                       Attorneys for PhyCor, Inc., et al.



                                       By: /s/ Kayalyn A. Marafioti
                                          -------------------------------------
                                          Kayalyn A. Marafioti (KM 9362)
                                          (A Member Of The Firm)
                                          Thomas J. Matz (TM 5986)
                                          Mark M. Brown (MB 1716)
                                       Four Times Square
                                       New York, New York 10036-6522
                                       (212) 735-3000


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